Exhibit 10.1

AMENDED AND RESTATED REVOLVING CREDIT, Term Loan

AND

SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

(AS A REVOLVING LENDER AND AS AGENT)

STEEL CITY CAPITAL FUNDING,
A DIVISION OF PNC BANK, NATIONAL ASSOCIATION
(AS A TERM LOAN LENDER)

WITH

UNIVERSAL LOGISTICS HOLDINGS, INC., UNIVERSAL TRUCKLOAD, INC., UNIVERSAL DEDICATED, INC.
Mason Dixon Intermodal, Inc., LOGISTICS INSIGHT CORP.,
UNIVERSAL LOGISTICS SOLUTIONS INTERNATIONAL, INC.,
UNIVERSAL SPECIALIZED, INC., CAVALRY LOGISTICS, LLC,
UNIVERSAL MANAGEMENT SERVICES, INC., fore transportation inc., fore transport, inc., 4 cargo llc, Southern Counties Express, Inc., AND AQUARIUS FINANCIAL, INC.

(BORROWERS)

AND

THE GUARANTORS PARTY HERETO

August 10, 2018

i

v

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2	Borrowing Base Certificate
Exhibit 1.2(a)	Compliance Certificate
Exhibit 1.3	Form of Pledge Agreement
Exhibit 2.1(a)	Revolving Credit Note
Exhibit 2.3	Term Note
Exhibit 2.4(a)	Swing Loan Note
Exhibit 2.24	Lender Joinder Agreement
Exhibit 5.5(b)	Financial Projections
Exhibit 8.1(d)	Financial Condition Certificate
Exhibit 16.3	Commitment Transfer Supplement
Exhibit 16.4	Form of Dover Agreement

Schedules

Schedule 1.1	Disclosed Action
Schedule 1.2	Permitted Disclosed Accounts
Schedule 1.3	Permitted Encumbrances
Schedule 1.4	Specified Indebtedness
Schedule 4.4	Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property
Schedule 4.8(j)	Deposit and Investment Accounts
Schedule 5.1	Consents
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)(i)	Litigation
Schedule 5.8(b)(ii)	Indebtedness
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.23	Equity Interests
Schedule 5.24	Commercial Tort Claims
Schedule 5.25	Letter of Credit Rights
Schedule 5.26	Material Contracts
Schedule 7.3	Guarantees
Schedule 8.1(l)	Lien Waiver Agreements

AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of August 10, 2018 among Universal Logistics Holdings, Inc., a corporation organized under the laws of the State of Michigan (“Holdings”), Universal Truckload, Inc., a corporation organized under the laws of the State of Delaware (“UTI”), Universal Dedicated, Inc., a corporation organized under the laws of the State of Michigan (“UDI”), Mason Dixon Intermodal, Inc. (dba Universal Intermodal Services, Inc.), a corporation organized under the laws of the State of Michigan (“Mason Dixon”), Logistics Insight Corp., a corporation organized under the laws of the State of Michigan (“Logistics”), Universal Logistics Solutions International, Inc., a corporation organized under the laws of the State of Illinois (“Solutions”), Universal Specialized, Inc., a corporation organized under the laws of the State of Michigan (“Specialized”), Cavalry Logistics, LLC, a limited liability company organized under the laws of the State of Tennessee (“Cavalry”), Universal Management Services, Inc., a corporation organized under the laws of the State of Michigan (“Management Services”), Fore Transportation Inc., a corporation organized under the laws of the State of Illinois (“Fore Transportation”), Fore Transport, Inc., a corporation organized under the laws of the State of Illinois (“Fore Transport”), 4 Cargo LLC, a limited liability company organized under the laws of the State of Illinois (“4 Cargo”), Southern Counties Express, Inc., a corporation organized under the laws of the State of California (“Southern Counties Inc.”), Aquarius Financial, Inc., a limited liability company organized under the laws of the State of California (“Aquarius” and, together with Holdings, UTI, UDI, Mason Dixon, Logistics, Solutions, Specialized, Calvary, Management Services, Fore Transportation, Fore Transport, 4 Cargo, Southern Counties Inc., and each Person joined hereto as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), each Person party hereto as a guarantor from time to time (collectively, the “Guarantors”, and each a “Guarantor”), PNC BANK, NATIONAL ASSOCIATION (“PNC”) as a Revolving Lender (as hereinafter defined), STEEL CITY CAPITAL FUNDING, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION (“SCCF”), as a Term Loan Lender (as hereinafter defined), the other financial institutions which are now or which hereafter become a party hereto as Revolving Lenders or Term Loan Lenders (collectively with all Revolving Lenders and Term Loan Lenders party hereto as of the date hereof, the “Lenders” and each, individually, a “Lender”) and PNC, as agent for the Lenders (PNC, in such capacity, the “Agent”).

WHEREAS, certain Borrowers, the Agent and the Lenders party there to are parties to that certain Revolving Credit and Security Agreement dated as of December 23, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”).  This Agreement amends and restates the Original Credit Agreement but does not extinguish the obligations evidenced thereby or constitute a novation of or affect the status of any Liens granted by Borrowers to Agent and Lenders under the Original Credit Agreement or any other documents, instruments or agreements executed in connection therewith.

NOW THEREFORE, in consideration of the mutual covenants and undertakings herein contained, Borrowers, Guarantors, Lenders and Agent hereby agree as follows:

I.   DEFINITIONS.

1.1   Accounting Terms.  As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined shall have the respective meanings given to them under GAAP; provided, however that, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended December 31, 2017.  If there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant contained in this Agreement or the definition of any term defined under GAAP used in such calculations, Agent, Lenders and Borrowers shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, provided, that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and Borrowers shall provide additional financial statements or supplements thereto, attachments to Compliance Certificates and/or calculations regarding financial covenants as Agent may reasonably require in order to provide the appropriate financial information required hereunder with respect to Borrowers both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP.

1.2   General Terms.  For purposes of this Agreement the following terms shall have the following meanings:

“4 Cargo” shall have the meaning set forth in the preamble to this Agreement.

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Acquisition Agreement” shall mean the Stock Purchase Agreement including all exhibits and schedules thereto dated on or about August 10, 2018 between Sellers and Mason Dixon, as buyer.

“Advance Rates” shall mean the percentages set forth in Section 2.1(a)(i)-(iii) hereof and the Pledged Securities Advance Rate.

“Advances” shall mean and include the Revolving Advances, Letters of Credit, the Swing Loans and the Term Loan.

“Affected Lender” shall have the meaning set forth in Section 3.11 hereof.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Agreement” shall mean this Amended and Restated Revolving Credit, Term Loan and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Overnight Bank Funding Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of the Daily LIBOR Rate in effect on such day plus one percent (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful.  Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Alternate Source” shall have the meaning set forth in the definition of Overnight Bank Funding Rate.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Applicable Accounts Advance Percentage” shall mean the applicable percentage set forth in the table below for the periods specified therein:

Applicable Time Period	Applicable Accounts Advance Percentage
Closing Date through and including September 30, 2018 September 30, 2018	89%
October 1, 2018 through and including December 31, 2018	88%
January 1, 2019 through and including March 31, 2019	87%
April 1, 2019 through and including June 30, 2019	86%
July 1, 2019 and thereafter	85%

The Borrowers may elect to have the Applicable Accounts Advance Percentage permanently reduced to eighty five percent (85%) at any time by providing written notice of such election to the Agent, which election shall be effective on the first day of the following month and once made, shall be irrevocable.

“Applicable Law” shall mean all Laws applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” shall mean (a) an amount equal to four and one half of one percent (4.5%) for Advances under the Term Loan consisting of Domestic Rate Loans, (b) an amount equal to five and one half of one percent (5.5%) for Advances under the Term Loan consisting of LIBOR Rate Loans, and (c) for each of the Revolving Advances and the Swing Loans, the applicable percent per annum set forth in the pricing table below corresponding to the Average Excess Availability for the fiscal quarter then ended, as adjusted on a quarterly basis effective on the date of the receipt by the Agent of the quarterly financial statements of Holdings and its Subsidiaries and related Compliance Certificate for such fiscal quarter required under Section 9.8 to be delivered (each such day on which delivery of such financial statements shall have been received by the Agent, an “Adjustment Date”).

Level	Quarterly Average Excess Availability	Applicable Margin for LIBOR Rate Loans	Applicable Margin for Domestic Rate Loans
I	≥ 50% of the Maximum Revolving Advance Amount	During the Increased Availability Period: 1.50% At all other times: 1.25%	During the Increased Availability Period: .50% At all other times: .25%
II	<50% and ≥ 25.0% of the Maximum Revolving Advance Amount	During the Increased Availability Period: 1.75% At all other times: 1.50%	During the Increased Availability Period: .75% At all other times: .50%
III	< 25.0% of the Maximum Revolving Advance Amount	During the Increased Availability Period: 2.00% At all other times: 1.75%	During the Increased Availability Period: 1.00% At all other times: .75%

If Borrowers shall fail to deliver the financial statements, certificates and/or other information required under Section 9.8 by the dates required pursuant to such sections, each Applicable Margin set forth in the above pricing table shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above until the date of delivery of such financial statements, certificates and/or other information, at which time the rate will be adjusted based upon Average Excess Availability reflected in such statements.  Notwithstanding anything to the contrary contained herein, no downward adjustment in any Applicable Margin shall be made on any Adjustment Date on which any Event of Default shall have occurred and be continuing.  Notwithstanding anything to the contrary contained herein, immediately and automatically upon the occurrence of any Event of Default, each Applicable Margin set forth in the above pricing table shall increase to and equal the highest Applicable Margin specified in the pricing table set forth above and shall continue at such highest

Applicable Margin until the date (if any) on which such Event of Default shall be waived or cured in accordance with the provisions of this Agreement, at which time the rate will be adjusted based upon the Average Excess Availability reflected on the most recently delivered Compliance Certificate delivered by Borrowers to Agent pursuant to Section 9.8.  Any increase in interest rates and/or other fees payable by Borrowers under this Agreement and the Other Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates and/or other fees resulting from the occurrence of any Event of Default (including, if applicable, any Event of Default arising from a breach of Sections 9.8 hereof) and/or the effectiveness of the Default Rate provisions of Section 3.1 hereof or the default fee rate provisions of Section 3.2 hereof.

If Agent determines in good faith that (a) the Average Excess Availability as previously calculated as of any applicable date for any applicable period was inaccurate, and (b) a proper calculation of the Average Excess Availability for any such period would have resulted in different pricing for such period, then (i) if the proper calculation of the Average Excess Availability would have resulted in a higher interest rate and/or fees (as applicable) for such period, automatically and immediately without the necessity of any demand or notice by Agent or any other affirmative act of any party, the interest accrued on the applicable outstanding Advances and/or the amount of the fees accruing for such period under the provisions of this Agreement and the Other Documents shall be deemed to be retroactively increased by, and after notice by Agent, Borrowers shall be obligated to promptly pay to Agent for the ratable benefit of the Revolving Lenders an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Average Excess Availability would have resulted in a lower interest rate and/or fees (as applicable) for such period, then the interest accrued on the applicable outstanding Advances and the amount of the fees accruing for such period under the provisions of this Agreement and the Other Documents shall be deemed to remain unchanged, and Agent and the Revolving Lenders shall have no obligation to repay interest or fees to the Borrowers; provided, that, if as a result of any restatement or other event or other determination by Agent in good faith a proper calculation of the Average Excess Availability would have resulted in a higher interest rate and/or fees (as applicable) for one or more periods and a lower interest rate and/or fees (as applicable) for one or more other periods, then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amounts of interest and fees actually paid for such periods.

“Application Date” shall have the meaning set forth in Section 2.8(b) hereof.

“Approvals” shall have the meaning set forth in Section 5.7(b) hereof.

“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, the Credit Management Module of PNC’s PINACLE® System, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

“Aquarius” shall have the meaning set forth in the preamble to this Agreement.

“Average Excess Availability” shall mean as of any date of determination, an amount equal to the average Excess Availability of Borrowers for the most recently ended applicable fiscal period at such time; calculated by dividing the sum of Excess Availability for each of the days in such period by the number of days in such period.

“Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.  This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

“Beneficial Owner” shall mean, for each Loan Party, each of the following:  (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Loan Party’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Loan Party.

“Benefited Lender” shall have the meaning set forth in Section 2.6(e) hereof.

“BLT” Brenda Lewo Transportation & Logistics, LLC.

“Blocked Account Bank” shall have the meaning set forth in Section 4.8(h) hereof.

“Blocked Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowers on a Consolidated Basis” shall mean the consolidation in accordance with GAAP of the accounts or other items of Borrowers and their respective Subsidiaries.

“Borrowers’ Account” shall have the meaning set forth in Section 2.10 hereof.

“Borrowing Agent” shall mean Universal Management Services, Inc.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2 hereto duly executed by the President, Chief Financial Officer or Controller of the Borrowing Agent and delivered to the Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.

“Brokered Receivables” shall mean Receivables in which any or all of the services Borrowers, or any of them, are to perform or have performed have been contracted by one or more of the Borrowers (including by lease agreement) with a third party to perform.  Such third parties, may include, but are not limited to, motor carriers, independent contractor carriers, owner-operators, and private carriers (as defined in 49 C.F.R.§ 376.2), whether or not such parties are determined to be employees under 49 C.F.R. § 390.5 and whether or not such parties use their own or one or more of the Borrowers’ United States Department of Transportation numbers to perform such services for Borrowers, or any of them.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by Law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any LIBOR Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

“Calvary” shall have the meaning set forth in the preamble to this Agreement.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with GAAP, would be classified as capital expenditures.  Capital Expenditures shall include the total principal portion of Capitalized Lease Obligations.

“Capitalized Lease Obligation” shall mean any Indebtedness of any Loan Party represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Management Liabilities” shall have the meaning provided in the definition of “Cash Management Products and Services.”

“Cash Management Products and Services” shall mean agreements or other arrangements under which Agent or any Lender or any Affiliate of Agent or a Lender provides any of the following products or services to any Loan Party:  (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services.  The indebtedness, obligations and liabilities of any Loan Party to the provider of any Cash Management Products and Services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider) (the “Cash Management Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of each of the Other Documents.  The Liens securing the Cash Management Products and Services shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5.

“CEA” shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“CFTC” shall mean the Commodity Futures Trading Commission.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Certificate of Beneficial Ownership” shall mean, for each Loan Party, a certificate in form and substance acceptable to Agent (as amended or modified by Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Loan Party.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean: (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Holdings or any other Loan Party to a Person other than the Moroun Family Shareholders or MSF Entities, or (b) the occurrence of any event (whether in one or more transactions) which results in Moroun Family Shareholders or the MFS Entities failing to own more than fifty one percent (51%) of the Equity Interests (on a fully diluted basis) of Holdings, (c) other than as permitted by Section 7.1, the occurrence of any event (whether in one or more transactions) which results in Holdings failing to own, directly or indirectly, one hundred (100%) percent of the Equity Interests (on a fully diluted basis) of any Loan Party.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its Affiliates.

“Cherokee” shall mean Cherokee Insurance Company, a Michigan insurance company, and its successors and assigns.

“Cherokee Holdings Subordination Agreement” shall mean that certain subordination agreement, dated as of the Closing Date, among Cherokee, Holdings and the Agent, as amended, modified, supplemented or restated from time to time.

“Cherokee Indemnity Agreement” shall mean that certain General Indemnity Agreement, dated on or about August 10, 2018, between Cherokee as Indemnitee and UTI as Indemnitor, as amended, supplemented or restated from time to time.

“Cherokee Surety Bond” shall mean that certain surety bond issued by Cherokee in connection with the stay of enforcement of the judgment rendered in respect of the Disclosed Action, as such surety bond may be supplemented, increased, revised, replaced, renewed, modified or amended.

“CIP Regulations” shall have the meaning set forth in Section 14.12 hereof.

“Closing Date” shall mean August 10, 2018 or such other date as may be agreed to in writing by the parties hereto.

“Closing Date Excess Availability” shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount minus the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the sum of (i) the outstanding amount of Advances on the Closing Date (after payment of all fees and expenses) plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days or more past their due date.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean and include all right, title and interest of each Loan Party in all of the following property and assets of such Loan Party, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(a)   all Receivables and all supporting obligations relating thereto;

(b)   all equipment and fixtures;

(c)   all general intangibles (including all payment intangibles and all software) and all supporting obligations related thereto;

(d)   all Inventory;

(e)   all Subsidiary Stock, financial assets and investment property, including all Pledged Securities;

(f)   all Real Property;

(g)   all Leasehold Interests;

(h)   all contract rights, rights of payment which have been earned under a contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds, tort claim proceeds and all supporting obligations;

(i)   all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through (h) of this definition; and

(j)   all proceeds and products of the property described in clauses (a) through (i) of this definition, in whatever form.  It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any Loan Party for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against Loan Parties, would be sufficient to create a perfected Lien in any property or assets that such Loan Party may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code).

Notwithstanding the forgoing, Collateral shall not include any Excluded Property.

“Com Data” shall mean ComData, Inc. or an alternate payment processing vendor offering comparable services.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit 1.2(a) hereto to be signed by the Chief Financial Officer or Controller of Borrowing Agent.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents or the Acquisition Agreement (other than consents from Customers), including any Consents required under all applicable federal, state or other Applicable Law.

“Contract Rate” shall have the meaning set forth in Section 3.1 hereof.

“Controlled Group” shall mean, at any time, each Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

“Covered Entity” shall mean (a) each Loan Party, each Loan Party’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Party Agent Investments” shall mean loans, advances and other investments by a Borrower in or to a Credit Party Agent.

“Credit Party Agents” shall mean commissioned agents or agencies and business entities formed by commissioned agents or agencies which provide goods or services to a Borrower in connection with the transportation of goods.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of services with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to perform any services.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage.

“Debt Payments” shall mean for any period (without duplication): (a) scheduled interest payments on any Advances hereunder, plus (b) all scheduled principal payments and all mandatory prepayments, to the extent funded with the proceeds of Funded Debt, in each case on any Indebtedness (including the Term Loan and, to the extent accompanied by a permanent reduction to the Maximum Revolving Advance Amount, Revolving Advances) during such period, plus (c) payments for all fees, commissions and charges set forth herein or in the Fee Letter during such period (other than any one-time fees paid or payable on the Closing Date), plus (d) scheduled payments on Capitalized Lease Obligations during such period, plus (e) payments made during such period, to the extent not made in the Ordinary Course of Business, to Affiliates that are not Loan Parties, to the extent such payments are not expensed and deducted in the calculation of net income of Borrowers on a Consolidated Basis.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage or Term Loan Commitment Percentage, as applicable, of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to Agent, Issuer, Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrowers or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent or Borrowing Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent’s receipt of such certification in form and substance reasonably satisfactory to the Agent; (d) has become the subject of an Insolvency Event; or (e) has failed at any time to comply with the provisions of Section 2.6(e) with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.

“Depository Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Designated Lender” shall have the meaning set forth in Section 16.2(d) hereof.

“Disclosed Action” shall mean that certain litigation described on Schedule 1.1.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests which are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of all Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not Disqualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash (other than, in the case of limited liability companies, limited partnerships and other entities that are pass-through entities for tax purposes, for taxes attributable to the operations of the business) prior to the time that the Obligations are paid in full in cash (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (ii) Letters of Credit so long as Agent has received the cash collateral with respect to the Letters of Credit to the extent required pursuant to this Agreement), or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Borrower” shall mean a Borrower incorporated or organized under the laws of the United States of America, or any state or other political subdivision thereof or which is considered to be a “disregarded entity” for United States federal income tax purposes and which is not a “controlled foreign corporation” as defined under Section 957 of the Internal Revenue Code, in each case provided such Borrower is owned by Holdings or a Domestic Subsidiary of Holdings, and “Domestic Borrower” shall mean any or all of them.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Doubtful Accounts Adjustment” shall mean an amount equal to the provision for doubtful accounts for such period less the sum of write-downs for bad debts for such period.  For example, if the provision for doubtful accounts for such period is $3,000,000 and the sum of write-downs for bad debt for such period is $2,000,000, then the Doubtful Accounts Adjustment is $1,000,000.  The Doubtful Accounts Adjustment shall be consistently applied and approved by the Agent in its reasonable discretion.

“Dover Agreement” shall mean that certain Receivables Purchase Agreement dated as of April 12, 2018 by and between Cavalry Logistics, LLC (in its capacity as creditor), the Investor (as defined therein) and JPMorgan Chase Bank, N.A. in its capacity as Investor Agent with respect to certain receivables of Dover Corporation Inc. and/or its subsidiaries and affiliates (in their respective capacity as account debtor) substantially in the form attached hereto as Exhibit 16.4.

“Dover Entity” shall mean Dover Corporation, Inc. and each of its Subsidiaries and Affiliates, including without limitation, Norris Rods Inc., UPCO, Inc., Vehicle Service Group, LLC, Hill PHOENIX, Inc. and PDQ Manufacturing, Inc.

“Drawing Date” shall have the meaning set forth in Section 2.14(b) hereof.

“EBITDA” shall mean for any period with respect to any Person, the sum of (a) net income (or loss) for such period (excluding extraordinary gains and losses), plus (b) all interest expense for such period, plus (c) all charges against income for such period for federal, state and local taxes, plus (d) depreciation expenses for such period, plus (e) amortization expenses for such period, plus (f) non-cash charges for such period (minus the sum of cash payments made during such period with respect to non-cash charges which have previously been added back in the calculations of EBITDA, and, to the extent included in the  calculation of net income, non-cash gains during such period ), plus (g) non cash losses on sales of assets in an amount not to exceed $500,000 in any twelve month period, minus (h) non cash gains on sales of assets, plus (i) in the case of the Borrowers, if so elected by them, by notification to the Agent in the Compliance Certificate for such period, the Doubtful Accounts Adjustment, plus (j) stock based compensation, plus (k) fees, expenses and costs (including fees of advisors, legal counsels, agents and representatives) incurred in connection with the closing and consummation of this Agreement and the Acquisition Agreement, plus (l) fees, expenses and costs (including fees of advisors, legal counsels, agents and representatives) incurred in connection with any amendment to, or consent or waiver under, the Loan Documents (whether or not consummated), plus (m) all fees, costs and expenses (including fees of advisors, legal counsels, agents and representatives) related to the Disclosed Action, in each case to the extent accrued and not paid in cash plus (n)  fees, expenses and costs (including fees of advisors, legal counsels, agents and representatives) incurred in connection with any (i) failed acquisition (to the extent not duplicative of amounts added back in prior periods) and (ii) Permitted Acquisition (to the extent not duplicative of amounts added back in prior periods), not to exceed in any fiscal year, with respect to all such fees, expenses, and costs described in this clause (n), the aggregate sum of $750,000, plus (o) insurance premiums paid in cash during such period.

“Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eligible Affiliate Receivables” shall mean Receivables which satisfy the definition of Eligible Receivables, except for clause (a) thereof provided such Receivables arise from the rendition of services to P.A.M. Transportation, Inc. and its Subsidiaries or an MFS Entity.

“Eligible BLT Receivables” shall mean Eligible Receivables owing from BLT under the terms of that certain Services Agreement dated as of September 12, 2016 by and between BLT and Logistics Insight Corp. arising from the rendition of services to General Motors Company, or such other customer of BLT as Agent may approve in writing.

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligibility Date” shall mean, with respect to each Borrower and Guarantor and each Swap, the date on which this Agreement or any Other Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Other Document is then in effect with respect to such Borrower or Guarantor, and otherwise it shall be the Effective Date of this Agreement and/or such Other Document(s) to which such Borrower or Guarantor is a party).

“Eligible Domestic Billed Receivables” shall mean Eligible Receivables which are owned and billed and collected by a Domestic Borrower.

“Eligible Foreign Receivables” shall mean each Receivable which satisfies the definition of Eligible Receivables, except for clause (f) thereof provided such Receivable arises from a sale or provision of services to a Customer which is located in Canada or Mexico provided that no Receivable arising from a sale to a Customer located in Canada who remits payment to an account maintained in Canada shall be deemed an Eligible Foreign Receivable until such time as the applicable Borrowers have either delivered a deposit account control agreement in form and substance satisfactory to Agent with respect to each of such Borrower’s deposit accounts maintained in Canada, or caused such accounts to be maintained with the Agent in Canada.

“Eligible Pledged Securities” shall mean Pledged Securities constituting cash and certificates of deposit, bonds with a rating by S&P of BBB- or better or by Moody’s of Baa3 or better, mutual funds, and equity securities.

“Eligible Receivables” shall mean and include, each Receivable of a Borrower arising in the Ordinary Course of Business and which Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate.  A Receivable shall not be deemed eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent.  In addition, no Receivable shall be an Eligible Receivable if:

(a)   it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b)   it is due or unpaid more than ninety (90) days after the original invoice date (or, in the case of a Receivable for which payments are on greater than net thirty (30) day terms,

more than one hundred twenty (120) days after the original invoice date) or sixty (60) days after the original due date;

(c)   fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder.  Such percentage may be increased or decreased from time to time by Agent by exercise of its Permitted Discretion;

(d)   any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(e)   an Insolvency Event shall have occurred with respect to such Customer;

(f)   the sale is to a Customer outside the continental United States of America unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent as determined by exercise of its Permitted Discretion;

(g)   the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h)   Agent determines, by exercise of its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(i)   the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(j)   the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

(k)   the Receivables of the Customer exceed a credit limit determined by Agent, by exercise of its Permitted Discretion, to the extent such Receivable exceeds such limit;

(l)   the Receivable is subject to any offset, deduction, defense, dispute, credits or counterclaim (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense or counterclaim) the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason;

(m)   the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(n)   any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(o)   such Receivable is not payable to a Borrower;

(p)   such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner; or

(q)   at any time after a Borrower has entered into the Dover Agreement, such Receivable is owing from a Dover Entity.

“Eligible Unbilled Receivables” shall mean a Receivable which satisfies the definition of Eligible Receivables, except for clause (b) thereof because it is unbilled provided no more than 30 days have elapsed since the service date.

“Environmental Complaint” shall have the meaning set forth in Section 9.3(b) hereof.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation Laws, relating to the protection of the environment, human health and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state, international and local governmental agencies and authorities with respect thereto.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the “issuer”) or under the Applicable Laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its

Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated thereunder.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Excess Availability” shall mean at any time of determination, (a) the lesser of (i) the Maximum Revolving Advance Amount minus the Maximum Undrawn amount of all outstanding Letters of Credit, or (ii) the Formula Amount, minus (b) the sum of (i) outstanding Revolving Advances, plus (ii) unpaid fees and expenses  outstanding hereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” shall mean (i) payroll accounts, employee benefit accounts, trust accounts, escrow accounts, and other similar types of fiduciary accounts and (ii) accounts with respect to which the aggregate amount on deposit, collectively for all such accounts described in this clause (ii), does not exceed $50,000 at any time.

“Excluded Hedge Liability or Liabilities” shall mean, with respect to each Borrower and Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower’s and/or Guarantor’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap.  Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower or Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Borrower or Guarantor executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Property” shall mean (a) any non-material lease, license, contract or agreement to which any Loan Party is a party, including, without limitation, but irrespective of materiality, (i) any equipment financing or leasing agreement to which LGSI Equipment of Indiana, LLC, an Indiana limited liability company, is a party and (ii) any mortgage financing or loan agreement to which UTSI Finance, Inc. a Michigan corporation, or APA Holdings, LLC, an Illinois limited liability company, is a party, and any of such Loan Party’s rights or interests in property that constitutes collateral thereunder, if and to the extent that a security interest in such property is prohibited by or in violation of (x) any Applicable Law, or (y) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such Applicable Law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), provided, however, that the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement, and such property, not subject to the prohibitions specified in (x) or (y) above, provided, further that Excluded Property shall not include any proceeds of any such lease, license, contract or agreement or any goodwill of Loan Parties’ business associated therewith or attributable thereto, (b) the Loan Parties’ rights as lessee under equipment leases, (c) Excluded Accounts, (d) Equity Interests of Subsidiaries of a Loan Party (including, for the avoidance of doubt, each of the Westport Companies) to the extent such Subsidiary is subject to an agreement restricting the pledge of the Equity Interests issued by such Subsidiary, as reasonably determined by the Agent based on its prior review of any such Agreement, and (e) securities consisting of shares of Holdings’ treasury stock.

“Excluded Taxes” shall mean, with respect to Agent, any Lender, Participant, Swing Loan Lender, Issuer or any other recipient of any payment to be made by or on account of any Obligations, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office or applicable lending office is located or, in the case of any Lender, Participant, Swing Loan Lender or Issuer, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.10(e), except to the extent that such Foreign Lender or Participant (or its assignor or seller of a participation, if any) was entitled, at the time of designation of a new lending office (or assignment or sale of a participation), to receive additional amounts from Borrowers with respect to such withholding tax pursuant to Section 3.10(a), or (d) any Taxes imposed on any “withholding payment” payable to such recipient as a result of the failure of such recipient to satisfy the requirements set forth in the FATCA after December 31, 2012.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations thereunder or official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) calculated by the Federal Reserve Bank of New York (or any successor), based on such day’s federal funds transactions by depositary institutions, as determined in such matter as such Federal Reserve Bank (or any successor) shall set forth on its public website from time to time, and as published on the next succeeding Business Day by such Federal Reserve Bank as the “Federal Funds Effective Rate”; provided, if such Federal Reserve Bank (or its successor) does not publish such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Federal Funds Open Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by PNC (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by PNC at such time (which determination shall be conclusively presumed correct absent demonstrable error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day.  If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to Borrowers, effective on the date of any such change.

“Fee Letter” shall mean the fee letter dated as of August 10, 2018 among Borrowers and PNC.

“Fixed Charge Coverage Ratio” shall mean, with respect to any fiscal period, the ratio of (a) Global EBITDA, minus Unfunded Capital Expenditures made during such period, minus distributions (including tax distributions) and dividends made during such period, minus cash taxes paid during such period, to (b) all Debt Payments made by Holdings and its Subsidiaries during such period (including, for the avoidance of doubt, all Debt Payments made by Westport USA Holdings, LLC and its direct and indirect Subsidiaries).

“Fore Acquisition Documents” shall mean the Fore Purchase Agreement and any other related documents or agreements arising from or entered into pursuant to the terms of such Fore Purchase Agreement, in each case as amended as permitted hereunder from time to time.

“Fore Purchase Agreement” shall mean that certain Equity Purchase Agreement (including all schedules, exhibits and attachments to same) by and among UIS, UTSI Finance, Inc. and the Fore Sellers dated as of February 1, 2018, as amended, restated or otherwise modified from time to time to the extent permitted hereunder.

“Fore Sellers” shall mean Michael R Apa, Sr. Irrevocable Business Trust dated June 30, 2016, Michael R. Apa, Sr. Irrevocable Real Estate Trust dated June 30, 2016 and James A. Apa.

“Fore Transport” shall have the meaning set forth in the preamble to this Agreement.

“Fore Transportation” shall have the meaning set forth in the preamble to this Agreement.

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Borrower, Guarantor and/or any of their respective Subsidiaries.

“Foreign Currency Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Foreign Currency Hedge.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which Borrowers are resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary of any Person that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia.

“Formula Amount” shall have the meaning set forth in Section 2.1(a) hereof.

“Funded Debt” shall mean, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness, and specifically including Capitalized Lease Obligations, current maturities of long-term debt, revolving credit, short term debt, and also including, in the case of the Loan Parties, the Obligations and, without duplication, Indebtedness consisting of guaranties of Funded Debt of other Persons provided, however, that in the case of the Loan Parties, Funded Debt shall not include any contingent liability of such Loan Party arising from an indemnification or reimbursement obligation of such Loan Party related to (x) the Disclosed Action or (y) any bond or other security granted in connection therewith, so long as the right to receive payment from such Loan Party in respect of such obligation is subordinated to the prior payment in full of all Obligations, pursuant to a duly executed Subordination Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“GFI” shall mean Green Fleet, Inc., a corporation organized under the laws of the State of California.

“GFL” shall mean Green Fleet, LLC, a limited liability company organized under the laws of the State of California.

“Global EBITDA” shall mean the EBITDA of Holdings and its Subsidiaries, on a consolidated basis.

“Governmental Acts” shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Group EBITDA” shall mean EBITDA of the Loan Parties, on a consolidated basis.

“Guarantor” shall mean any Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and “Guarantors” means collectively all such Persons.

“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to Agent.

“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent.

“Hazardous Discharge” shall have the meaning set forth in Section 9.3(b) hereof.

“Hazardous Materials” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in or subject to regulation under Environmental Laws.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state Law, and any other applicable Federal and state Laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Liabilities” shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

“Holdings” shall have the meaning set forth in the preamble hereto.

“Holdings – UTI Intercompany Loan” shall mean that certain intercompany loan in the original principal amount of $7,000,000 made on or about the Closing Date by Holdings to UTI.

“Increased Availability Period” shall mean the period of time from the Closing Date until the date that the Applicable Accounts Advance Percentage is equal to or less than 85%.

“Increased Tax Burden” shall mean the additional federal, state or local taxes assumed to be payable by a shareholder or member of any Borrower as a result of such Borrower’s status as a member of a group filing tax returns on a combined or consolidated basis (“Tax Group”) or as a limited liability company, subchapter S corporation or any other entity that is disregarded for federal and state income, franchise, gross receipts, sales or other tax purposes (as applicable) but only so long as such Borrower remains a member of such a Tax Group or has elected to be treated as a pass though entity for such tax purposes and such election has not been rescinded or withdrawn, as evidenced and substantiated by the tax returns filed by such Borrower (as applicable), with such taxes being calculated for all members or shareholders, as applicable, at the highest marginal rate applicable to any member or shareholder, as applicable.

“Increasing Lender” shall have the meaning set forth in Section 2.24(a) hereof.

“Indebtedness” shall mean, as to any Person at any time (but without duplication), any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of:  (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement; (e) obligations under any Interest Rate Hedge, Foreign Currency Hedge, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due); (g) all Equity Interests of such Person subject to repurchase or redemption rights or obligations (excluding repurchases or redemptions at the sole option of such Person); (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (j) off-balance sheet liabilities and/or pension plan liabilities of such Person; (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business; and (l) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (k).

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), or regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business except as permitted under Section 7.1(a) hereof, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Intellectual Property” shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, copyright, copyright application, trade name, mask work, trade secrets, design right, assumed name or license or other right to use any of the foregoing under Applicable Law.

“Interest Period” shall mean the period provided for any LIBOR Rate Loan pursuant to Section 2.2(b) hereof.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Borrower, Guarantor and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Interest Rate Hedge.

“Inventory” shall mean and include as to each Loan Party all of such Loan Party’s inventory (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party’s goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.

“Issuer” shall mean (i) Agent in its capacity as the issuer of Letters of Credit under this Agreement and (ii) any other Lender which Agent in its discretion shall designate as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of Agent as issuer.

“Judgment Reserve” shall mean a cumulative reserve established under Section 2.1(a)(y)(xi) hereof, not to exceed $11,200,000 in the aggregate, imposed automatically on the first day of each successive calendar quarter, commencing with the calendar quarter ending on December 31, 2018, in the amount of $2,000,000 per calendar quarter, which Judgment Reserve may be eliminated in accordance with the terms of Section 2.1(c) hereof.

“Law(s)” shall mean any law(s) (including common law and equitable principles), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, code, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

“Leasehold Interests” shall mean all of each Loan Party’s right, title and interest in and to, and as lessee of, the premises identified as leased Real Property on Schedule 4.4 hereto.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.  For the purpose of provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to the Agent for the benefit of Lenders as security for the Obligations, “Lenders" shall include any Affiliate of a Lender to which such Obligation (specifically including any Hedge Liabilities and any Cash Management Liabilities) is owed.

“Lender-Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is provided by any Lender and for which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes.  The liabilities owing to the provider of any Lender-Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Foreign Currency Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.  The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.

“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes.  The liabilities owing to the provider of any Lender-Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Interest Rate Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.  The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.

“Letter of Credit Application” shall have the meaning set forth in Section 2.12(a) hereof.

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.14(d) hereof.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2 hereof

“Letter of Credit Sublimit” shall mean $3,000,000.

“Letters of Credit” shall have the meaning set forth in Section 2.11 hereof.

“LIBOR Alternate Source” shall have the meaning set forth in the definition of LIBOR Rate.

“LIBOR Rate” shall mean for any LIBOR Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (a “LIBOR Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or (x) if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent demonstrable error), (y) if the LIBOR Rate is unascertainable as set forth in Section 3.8.2(i), a comparable replacement rate determined in accordance with Section 3.8.2), by (b) a number equal to 1.00 minus the Reserve Percentage; provided, however, that if the LIBOR Rate determined as provided above would be less than zero, such Rate shall be deemed to be zero for purposes of this Agreement.

The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date.  Agent shall give reasonably prompt notice to the Borrowing Agent of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent demonstrable error.

“LIBOR Rate Loan” shall mean any Advance that bears interest based on the LIBOR Rate.

“LIBOR Termination Date” shall have the meaning set forth in Section 3.8.2(a) hereof.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction.

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Agent by a Person who is the owner of (x) the chief executive office of a Loan Party or (y) a location at which books and records relating to Collateral, or Collateral consisting of tangible personal property with a fair market value, as of any date of determination, in excess of [$1,000,000] in the aggregate, may be located from time to time, in form and substance reasonably satisfactory to Agent.

“Loan Parties” shall mean, collectively, the Borrowers and the Guarantors.

“Logistics” shall have the meaning set forth in the preamble to this Agreement.

“Management Services” shall have the meaning set forth in the preamble to this Agreement.

“Mason Dixon” shall have the meaning set forth in the preamble to this Agreement.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of Borrowers (taken as a whole), (b) the ability of the Borrowers (taken as a whole) to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Material Contract” shall mean any contract, agreement, instrument, permit, lease or license of any Borrower which is material to the business of the Borrowers (taken as a whole) or which the failure to comply with could reasonably be expected to result in a Material Adverse Effect.

“Maximum Swing Loan Advance Amount” shall mean $15,000,000; provided that, upon the effective date of each increase in the Maximum Revolving Advance Amount in accordance with Section 2.24, the Maximum Swing Loan Advance Amount shall increase by an amount equal to ten percent (10%) of the amount of such increase in the Maximum Revolving Advance Amount.

“Maximum Revolving Advance Amount” shall mean $150,000,000 plus any increases in accordance with Section 2.24.

“Maximum Undrawn Amount” shall mean, with respect to any outstanding Letter of Credit as of any date, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“MFS Entities” shall mean CenTra, Inc., its Subsidiaries and any other business entity which has at least a majority of its voting Equity Interests owned, directly or indirectly, through one or more intermediaries, by the Moroun Family Shareholders.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 16.3(d) hereof.

“Moody’s” shall mean Moody’s Investor Services, Inc. and its successors or any other nationally recognized statistical rating organization which is acceptable to the Agent.

“Moroun Family Shareholders” shall mean M.J. Moroun, M.T. Moroun, their respective estates and trusts for their respective benefit or for the benefit of their respective spouses and/or lineal descendants.

“Mortgage” shall mean any mortgage or deed of trust on any of the Real Property, as collateral security for the Obligations.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) or 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years, were required by any Loan Party or any member of the Controlled Group.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including any Loan Party or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means (i) with respect to any sale or other disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 7.2 on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or other disposition (other than Indebtedness under this Agreement), (B) reasonable fees and expenses related thereto incurred by such Person in connection therewith, including without limitation, all legal, investment banking, underwriting, brokerage and accounting and other professional fees, sales commissions and disbursements, (C) transfer taxes paid to any taxing authorities by such Person in connection therewith, (D) net income taxes to be paid in connection with such sale or other disposition (after taking into account any tax credits or deductions and any tax sharing arrangements), and (E) any reserve established in accordance with GAAP against (x) any liabilities under any indemnification obligations, earnout obligations or purchase price adjustments associated with such sale or other disposition or (y) any other liabilities retained or payable by such Person associated with such sale or other disposition, (ii) with respect to the issuance or incurrence of any Indebtedness by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person in connection therewith, after deducting therefrom only (A) reasonable fees and expenses related thereto incurred by such Person in connection therewith including without limitation, all customary underwriting commissions and legal, investment banking, underwriting, brokerage and accounting and other professional fees, sales commissions and disbursements incurred in connection with such incurrence or issuance and (B) transfer taxes paid by such Person in connection therewith; and (iii) with respect to any proceeds for casualty insurance or condemnation awards received by any Person, the amount of any insurance proceeds or condemnation awards received in connection with such event  after deducting therefrom only (A) reasonable fees and expenses and expenses thereof (including, without limitation, any legal or other professional fees)), (B) any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by Section 7.2 on the property which is the subject of such event or to other parties having superior rights to such proceeds, awards or payments and, without duplication of any amount reinvested pursuant to Section 2.20(c) any money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, and (C) any taxes payable by such Person on account of such insurance proceeds or condemnation award, actually paid, assessed or estimated by such Person (in good faith) to be payable within the next 12 months in cash in connection with such event.

“New Lender” shall have the meaning set forth in Section 2.24(a) hereof.

“Non-Defaulting Lender” shall mean, at any time, any Lender that is not a Defaulting Lender at such time.

“Non-Qualifying Party” shall mean any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Note” shall mean, collectively, the Term Note, the Revolving Credit Note and the Swing Loan Note.

“Obligations” shall mean and include any and all loans (including without limitation, all Advances and Swing Loans), advances, debts, liabilities, obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder), covenants and duties owing by any Borrower or Guarantor or any Subsidiary of any Borrower or any Guarantor under this Agreement or any Other Document (and any amendments, extensions, renewals or increases thereto), to Issuer, Swing Loan Lender, Lenders or Agent (or to any other direct or indirect subsidiary or affiliate of Issuer, Swing Loan Lender, any Lender or Agent) of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Loan Party and any indemnification obligations payable by any Loan Party arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise including all costs and expenses of Agent, Issuer, Swing Loan Lender and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Loan Party to Agent, Issuer, Swing Loan Lender or Lenders to perform acts or refrain from taking any action, (ii) all Hedge Liabilities and (iii) all Cash Management Liabilities.  Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

“Ordinary Course of Business” shall mean, with respect to any Loan Party, the ordinary course of such Loan Party’s respective types of businesses as of the Closing Date.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Original Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Other Documents” shall mean the Note, the Perfection Certificates, the Fee Letter, any Guaranty, any Guarantor Security Agreement, any Pledge Agreement, any Mortgages, any Lender-Provided Interest Rate Hedge any Lender-Provided Foreign Currency Hedge, any Cash Management Products and Services, and any and all other agreements, instruments and documents, including intercreditor agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document.

“Out-of-Formula Loans” shall have the meaning set forth in Section 16.2(e) hereof.

“Overnight Bank Funding Rate” shall mean, for any, day the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight Eurocurrency borrowings by  U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time,  and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank  (or by such other recognized electronic source (such as Bloomberg) selected by the Agent for the purpose of displaying such rate) (an “Alternate Source”); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further,  that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusively presumed correct absent demonstrable error).  If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero.  The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly, 50% or more of the Equity Interests issued by such Person having ordinary voting power to elect a majority of the directors of such Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participation Advance” shall have the meaning set forth in Section 2.14(d) hereof.

“Participation Commitment” shall mean the obligation hereunder of each Revolving Lender to buy a participation equal to its Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.22(b)(iii) hereof) in the Swing Loans made by Swing Loan Lender hereunder as provided for in Section 2.4(c) hereof and in the Letters of Credit issued hereunder as provided for in Section 2.14(a) hereof.

“Payment Conditions” shall mean with respect to any transaction contemplated in Section 7.1, 7.4, 7.5, 7.10 and 7.17 and the definitions of Permitted Acquisition and Permitted Dividends hereunder, satisfaction of the conditions set forth in either (a) or (b) below:

(a)   (i) No Default or Event of Default shall have occurred or be continuing or would occur as a result thereof and (ii) Borrowers demonstrate in form and substance reasonably acceptable to the Agent pro-forma Excess Availability of at least twenty-five percent (25%) of the Maximum Revolving Advance Amount immediately prior and upon giving effect to any such action; or

(b)   (i) No Default or Event of Default shall have occurred or be continuing or would occur as a result thereof and (ii) Borrowers demonstrate in form and substance reasonably acceptable to the Agent pro-forma Excess Availability, as measured both (A) as an average for the prior thirty (30) consecutive days and (B) at the time of payment after giving effect to any such action, of at least ten percent (10%) of the Maximum Revolving Advance Amount immediately prior and upon giving effect to any such action, and (iii) Borrowers demonstrate, in form and substance reasonably acceptable to Agent, pro-forma Fixed Charge Coverage Ratio of at least 1.15 to 1.00 upon giving effect to such transaction.

“Payment Office” shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412, 430 or 436 of the Code and either (i) is maintained or to which contributions are required by Loan Party or any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by a Loan Party or any entity which was at such time a member of the Controlled Group.

“Perfection Certificates” shall mean, collectively, the information questionnaires and the responses thereto provided by each Loan Party and delivered to Agent.

“Permitted Acquisitions” shall mean acquisitions of the assets or Equity Interests of another Person (the “target”), other than the acquisition of the assets of, or the Equity Interests issued by, the Target pursuant to the Acquisition Agreement, so long as: (a) such acquisition is (x) made only upon satisfaction of the Payment Conditions or (y) funded solely with the cash proceeds received by a Loan Party from the issuance of Equity Interests (other than Disqualified Equity Interests) issued on terms acceptable to Agent (or contributed as paid in capital with respect to existing Equity Interests) or by subordinated debt from Holdings on terms and subject to a subordination agreement acceptable to Agent in its sole discretion; (b) the total costs and liabilities (including without limitation, all assumed liabilities, all earn-out payments, deferred payments and the value of any other stock or assets transferred, assigned or encumbered with respect to such acquisitions) of any individual acquisition does not exceed $10,000,000 and of all such acquisitions do not exceed $20,000,000 in the aggregate throughout the Term, unless the costs and liabilities are funded solely with the cash proceeds received by a Loan Party from the issuance of Equity Interests (other than Disqualified Equity Interests) issued on terms acceptable to Agent (or contributed as paid in capital with respect to existing Equity Interests) or by subordinated debt from Holdings on terms and subject to a subordination agreement acceptable to Agent in its sole discretion, in which case such limitations shall not apply; (c) with respect to the acquisition of Equity Interests, such target shall (i) have a positive EBITDA and Tangible Net Worth, calculated in accordance with GAAP immediately prior to such acquisition, (ii) be added as a Loan Party to this Agreement and be jointly and severally liable for all Obligations, and (iii) grant to Agent a first priority lien in all assets of such target of the type described in the definition of Collateral; (d) the target or property is used or useful in the Loan Parties’ Ordinary Course of Business; (e) Agent shall have received a first-priority security interest in all acquired assets or Equity Interests, subject to documentation satisfactory to Agent; (f) the board of directors (or other comparable governing body) of the target shall have duly approved the transaction; (g) Borrowers shall have delivered to Agent (i) a pro forma balance sheet and pro forma financial statements and a Compliance Certificate demonstrating that, upon giving effect to such acquisition on a pro forma basis, Borrowers would be in compliance with the financial covenants set forth in Section 6.5 as of the most recent fiscal quarter end and (ii) financial statements of the acquired entity for the two most recent fiscal years then ended, in form and substance reasonably acceptable to Agent; (h) if such acquisition includes general partnership interests or any other Equity Interest that does not have a corporate (or similar) limitation on liability of the owners thereof, then such acquisition shall be effected by having such Equity Interests acquired by a corporate holding company directly or indirectly wholly-owned by a Borrower and newly formed for the sole purpose of effecting such acquisition; (i) no assets acquired in any such transaction(s) shall be included in the Formula Amount until Agent has received a field examination and/or appraisal of such assets, in form and substance acceptable to Agent; and (j) no Default or Event of Default shall have occurred or will occur after giving pro forma effect to such acquisition.  For the purposes of calculating Excess Availability in determining satisfaction of the Payment Conditions for purposes of this definition, any assets being acquired in the proposed acquisition shall be included in the Formula Amount on the date of closing so long as Agent has received an audit or appraisal of such assets as set forth in clause (i) above and so long as such assets satisfy the applicable eligibility criteria.

“Permitted Assignees” shall mean: (a) Agent, any Lender or any of their direct or indirect Affiliates; (b) a federal or state chartered bank, a United States branch of a foreign bank, an insurance company, or any finance company generally engaged in the business of making commercial loans; (c) any fund that is administered or managed by Agent or any Lender, an Affiliate of Agent or any Lender or a related entity; and (d) any Person to whom Agent or any Lender assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Agent’s or Lender’s rights in and to a material portion of such Agent’s or Lender’s portfolio of asset-based credit facilities.

“Permitted Disclosed Accounts” shall mean those accounts listed on Schedule 1.2 hereto.

“Permitted Discretion” shall mean a determination made by the Agent in good faith in the exercise of its reasonable business judgment based on how an asset based lender with similar rights providing a secured asset-based credit facility of the type set forth herein would act, in the circumstances then applicable to the Loan Parties at the time with the information then available to it.

“Permitted Dividends” shall mean (a) dividends made by any Loan Party (other than Holdings) so long as the Payment Conditions shall have been satisfied, (b) dividends made by Holdings (i) pursuant to its quarterly dividends policy, in an aggregate amount not to exceed, with respect to any fiscal quarter, $3,000,000, so long as the Payment Conditions contained in clause (b) of the definition thereof shall have been satisfied, and (ii) annually, after the end of each fiscal year, in an aggregate amount not to exceed (I) forty percent (40%) of the net income of Holdings and its Subsidiaries for such fiscal year, calculated on a consolidated basis in accordance with GAAP, consistently applied, minus (II) the aggregate amount of quarterly dividends paid by Holdings during such fiscal year pursuant to the preceding clause (i), so long as the Payment Conditions contained in clause (b) of the definition thereof shall have been satisfied, and (c) so long as: (x) a notice of termination with regard to this Agreement shall not be outstanding; (y) no Event of Default or Default shall have occurred or would occur after giving pro forma effect to such distribution, any Borrower shall be permitted to make distributions to its members or shareholders in an aggregate amount equal to the Increased Tax Burden of its members or shareholders.  Payments to members or shareholders shall be made so as to be available when the tax is due, including in respect of estimated tax payments.

“Permitted Encumbrances” shall mean: (a) Liens in favor of Agent for the benefit of Agent and Lenders, including without limitation, Liens securing Hedge Liabilities and Cash Management Products and Services; (b) Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar Laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (e) Liens arising by virtue of the rendition, entry or issuance against any Loan Party or any Subsidiary, or any property of any Loan Party or any Subsidiary, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under Section 10.6 hereof; (f) carriers’, repairmens’, mechanics’, workers’, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being Properly Contested; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (I) any such lien shall not encumber any other property of any Loan Party and (II) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount permitted in Section 7.6 hereof; (h) other Liens incidental to the conduct of any Loan Party’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and do not encumber the Collateral and which do not in the aggregate materially detract from the value of any Loan Party’s property or assets or which do not materially impair the use thereof in the operation of any Loan Party’s business; (h) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other charges or encumbrances, in each case, which do not interfere in any material respect with the Ordinary Course of Business of Loan Parties and their Subsidiaries; (i) subordination agreements with respect to and assignments of the Borrower’s interest as lessee in leases; (j) Liens granted to secure the contingent obligations of UTI arising under any reimbursement agreement between UTI and Cherokee relating to the Disclosed Action, to the extent the priority of such Liens is subordinated pursuant to the agreement described in clause (i) of the defined term Subordination Agreement, and (k) Liens disclosed on Schedule 1.3; provided that such Liens shall secure only those obligations which they secure on the Closing Date (and extensions, renewals and refinancing of such obligations permitted by Section 7.8 hereof) and shall not subsequently apply to any other property or assets of any Loan Party other than the property and assets to which they apply as of the Closing Date.

“Permitted Indebtedness” shall mean: (a) the Obligations; (b) Indebtedness incurred for Capital Expenditures permitted in Section 7.6 hereof; (c) any guarantees of Indebtedness permitted under Section 7.3 hereof; (d) any Indebtedness listed on Schedule 5.8(b)(ii) hereof; (e) Indebtedness incurred in connection with Permitted Acquisitions to the extent it is subordinated to the Obligations on terms and conditions satisfactory to Agent in its sole discretion; (f) Indebtedness assumed under the Acquisition Agreement, (g) Indebtedness consisting of Permitted Loans made by one or more Borrowers to any other Borrowers; (h) Interest Rate Hedges and Foreign Currency Hedges that are entered into by Loan Parties to hedge their risks with respect to outstanding Indebtedness of Borrowers and not for speculative or investment purposes; (i) Indebtedness consisting of the contingent obligations described in clause (j) of the defined term Permitted Encumbrances, to the extent such Indebtedness is subordinated in right of payment pursuant to the agreement described in clause (i) of the defined term Subordination Agreement, and (j) intercompany Indebtedness owing from one or more Borrower to any other one or more Borrowers in accordance with clause (c) of the definition of Permitted Loans.

“Permitted Investments” shall mean investments in: (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers’ acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; (e) Permitted Loans; (f) bonds with a rating by S&P of BBB- or better or by Moody’s of Baa3 or better, (g) mutual funds, but only to the extent constituting Pledged Securities, and (h) equity securities, but only to the extent constituting Pledged Securities.

“Permitted KeyBank Account” shall mean an account maintained with KeyBank which may be one of the accounts set forth on Schedule 4.8(j) or, subject to compliance with the requirements under Section 4.8(j) to deliver notice of such new account to Agent and a control agreement in favor of Agent, a new account, which account is funded solely with deposits made by a Borrower to such account from time to time and not by receipt of payments made to such account from any Customer.

“Permitted Loans” shall mean: (a) the extension of trade credit by a Loan Party to its Customer(s), in the Ordinary Course of Business in connection with a sale of inventory or rendition of services, in each case on open account terms; (b) loans to employees in the Ordinary Course of Business not to exceed as to all such loans the aggregate amount of $250,000 at any time outstanding; and (c) intercompany loans between and among Loan Parties, including the Holdings – UTI Intercompany Loan, so long as, at the request of Agent, each such intercompany loan is evidenced by a promissory note (including, if applicable, any master intercompany note executed by Loan Parties) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment in full of all Obligations (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (ii) Letters of Credit so long as Agent has received the cash collateral with respect to the Letters of Credit to the extent required pursuant to this Agreement)) acceptable to Agent in its sole discretion that has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Borrower(s) that are the payee(s) on such note.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“PIK Interest” shall have the meaning set forth in 3.4(c) hereof.

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan and a Multiemployer Plan, as defined herein) maintained by any Loan Party or any member of the Controlled Group or to which any Loan Party or any member of the Controlled Group is required to contribute.

“Pledge Agreement” shall mean a pledge agreement executed by the relevant Loan Party in favor of Agent to secure the Obligations, substantially in the form attached hereto as Exhibit 1.3.

“Pledged Securities” shall mean cash, certificates of deposit, bonds, mutual funds and equity securities of a Borrower which are subject to a first priority perfected lien in favor of the Agent as security for the Obligations under a Pledge Agreement and which are maintained in an account at PNC or an Affiliate of PNC.

“Pledged Securities Advance Rate” shall mean (a) 100% with respect to cash and certificates of deposit, (b) 80% with respect to bonds with a rating by S&P of BBB- or better or by Moody’s of Baa3 or better; (c) 80% with respect to mutual funds, and (d) 75% with respect to equity securities.

“PNC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Properly Contested” shall mean, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness or Taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness or taxes unless such Lien (x) does not attach to any Receivables or Inventory, (y) is at all times junior and subordinate in priority to the Liens in favor of the Agent (except only with respect to property Taxes that have priority as a matter of applicable state Law) and, (z) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

“Protective Advances” shall have the meaning set forth in Section 16.2(f) hereof.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication selected by the Agent).

“Purchasing CLO” shall have the meaning set forth in Section 16.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.

“Qualified ECP Loan Party” shall mean each Borrower or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of the owned and leased premises identified on Schedule 4.4 hereto or in and to any other premises or real property that are hereafter owned or leased by any Loan Party.

“Receivables” shall mean and include, as to each Borrower, all of such Borrower’s accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Borrower’s contract rights, instruments (including those evidencing indebtedness owed to such Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Borrower arising out of or in connection with the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Register” shall have the meaning set forth in Section 16.3(e) hereof.

“Reimbursement Obligation” shall have the meaning set forth in Section 2.14(b) hereof.

“Release” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Reportable ERISA Event” shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder.

“Required Lenders” shall mean Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding at least fifty-one percent (51%) of either (a) the aggregate of the (x) Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender) and (y) outstanding principal amount of the Term Loan, or (b) after the termination of all commitments of Lenders hereunder, the sum of (x) the outstanding Revolving Advances, Swing Loans and Term Loans plus the Maximum Undrawn Amount of all outstanding Letters of Credit; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Defaulting Lender).

“Reserve Percentage” shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”.

“Revolving Advances” shall mean Advances other than Letters of Credit, the Term Loan and the Swing Loans.

“Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances and participate in Swing Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.

“Revolving Commitment Amount” shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment amount (if any) set forth below such Lender’s name on the signature page hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment amount provided for in the joinder signed by such New Lender under Section 2.24(a)(x), in each case as the same may be adjusted upon any increase by such Lender pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Revolving Commitment Percentage” shall mean, (i) as to any Revolving Lender other than a New Lender, the Revolving Commitment Percentage (if any) set forth below such Revolving Lender’s name on the signature page hereof (or, in the case of any Revolving Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment Percentage (if any) of such Revolving Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Revolving Lender that is a

New Lender, the Revolving Commitment Percentage provided for in the joinder signed by such New Lender under Section 2.24(a)(ix), in each case as the same may be adjusted upon any increase in the Maximum Revolving Advance Amount pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Revolving Credit Note” shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.

“Revolving Interest Rate” shall mean (a) with respect to Revolving Advances that are Domestic Rate Loans and Swing Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to LIBOR Rate Loans, the sum of the Applicable Margin plus the LIBOR Rate.

“Revolving Lender” shall mean each Lender that holds a Revolving Commitment Percentage and/or any interest in any Revolving Advances.

“S&P” shall mean Standard and Poor’s Rating Services, its successor and any other nationally recognized statistical rating organization which is acceptable to the Agent.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SCCF” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Parties” shall mean, collectively, Agent, Issuer, Swing Loan Lender and Lenders, together with any Affiliates of Agent or any Lender to whom any Hedge Liabilities or Cash Management Liabilities are owed and with each other holder of any of the Obligations, and the respective successors and assigns of each of them.

“Subordination Agreement” shall mean (i) that certain Subordination Agreement, dated on or about the Closing Date, between the Agent and [Cherokee] and (ii) any other subordination agreement executed between the Agent and another Person  with respect to debt priorities, lien priorities or both, in each case with regard to clauses (i) and (ii) hereof, as amended, modified, supplemented or restated from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sellers” shall mean The Brian and Rocio Griley Family Trust u/t/d March 18, 2008 and Donald Griley Irrevocable Trust u/t/d March 1, 2008.

“Settlement” shall have the meaning set forth in Section 2.6(d) hereof.

“Settlement Date” shall have the meaning set forth in Section 2.6(d) hereof.

“Specialized” shall have the meaning set forth in the preamble to this Agreement.

“Specified Indebtedness” shall mean the Indebtedness disclosed on Schedule 1.4.

“Solutions” shall have the meaning set forth in the preamble to this Agreement.

“Southern Counties Inc.” shall have the meaning set forth in the preamble to this Agreement.

“Southern Counties LLC” shall mean Southern Counties Express, LLC, a limited liability company organized under the laws of the State of California.

“Subsidiary” shall mean of any Person a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subsidiary Stock” shall mean (a) with respect to the Equity Interests issued to a Loan Party by any Subsidiary (other than a Foreign Subsidiary), 100% of such issued and outstanding Equity Interests, and (b) with respect to any Equity Interests issued to a Loan Party by any Foreign Subsidiary (i) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956(c)(2)) and (ii) 66% (or such greater percentage that, due to a change in an Applicable Law after the date hereof, (x) could not reasonably be expected to cause the undistributed earnings of such  Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Loan Party and (y) could not reasonably be expected to cause any material adverse tax consequences) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956‑2(c)(2)).

“Swap” shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder other than (a) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.

“Swing Loan Lender” shall mean PNC, in its capacity as lender of the Swing Loans.

“Swing Loan Note” shall mean the promissory note described in Section 2.4(a) hereof.

“Swing Loans” shall mean the Advances made pursuant to Section 2.4 hereof.

“Target” shall mean, collectively, Southern Counties Inc., Southern Counties LLC, Greet Fleet, LLC and Green Fleet, Inc.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Term Loan” shall have the meaning set forth in Section 2.3 hereof.

“Term Loan Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to fund a portion of the Term Loan in an aggregate principal amount equal to the Term Loan Commitment Amount (if any) of such Lender.

“Term Loan Commitment Percentage” shall mean, as to any Lender, the Term Loan Commitment Percentage (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that becomes a party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Term Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Term Loan Commitment Amount” shall mean, as to any Lender, the term loan commitment amount (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that becomes a party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the term loan commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Term Loan Lender” shall mean (i) prior to the funding of the Term Loan on the Closing Date, each Lender that holds a commitment to advance all or any percentage of the Term Loan as indicated on the signature pages hereto and (ii) at any time after the funding of the Term Loan on the Closing Date, each Lender that holds an interest in all or any portion of the Term Loan at such time.

“Term Loan Maturity Date” shall mean August 10, 2019.

“Term Loan Rate” shall mean (a) with respect to Term Loans that are Domestic Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to Term Loans that are LIBOR Rate Loans, the sum of the Applicable Margin plus the greater of (i) the LIBOR Rate and (ii) one and one half of one percent (1.5%).

“Term Loan Refinancing Event” shall means any prepayment or repayment in full of the Term Loan with proceeds of, or any conversion of the Term Loan into, any new or replacement indebtedness (such replacement indebtedness being referred to herein as the “Term Loan Replacement Facility”).

“Term Loan Replacement Facility” shall have the meaning set forth in the definition of “Term Loan Refinancing Event”.

“Term Note” shall mean the promissory note described in Section 2.3 hereof.

“Termination Event” shall mean: (a) a Reportable ERISA Event with respect to any Plan; (b) the withdrawal of any Borrower or any member of the Controlled Group from a Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the commencement of proceedings by the PBGC to terminate a Plan; (e) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (f) the partial or complete withdrawal within the meaning of Section 4203 or 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan; (g) notice that a Multiemployer Plan is subject to Section 4245 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not diligent, upon any Borrower or any member of the Controlled Group.

“Toxic Substance” shall mean and include any material present on any real property (including the Leasehold Interests) which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state Law, or any other applicable Federal or state Laws now in force or hereafter enacted relating to toxic substances.  “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transactions” shall have the meaning set forth in Section 5.5(a) hereof.

“Transferee” shall have the meaning set forth in Section 16.3(d) hereof.

“Trigger Event” shall (a) occur upon any of (i) the occurrence of a Default or Event of Default or (ii) any day on which Excess Availability measured as of the close of business on such day shall be less than 10% of the Maximum Revolving Advance Amount, and (b) terminate when both (i) Excess Availability shall have been 10% or greater of the Maximum Revolving Advance Amount for forty-five (45) consecutive days and (ii) no Default or Event of Default is continuing (including as a result of the wavier or cure thereof); provided however, that the Borrower shall be permitted to cure a Trigger Event which arises under clause (a)(ii) hereof if, the Borrowers shall upon becoming aware of the shortfall in Excess Availability give the Agent immediate notice thereof and within three (3) days of the occurrence of such shortfall contribute Eligible Pledged Securities in an amount sufficient to cause Excess Availability to be 10% or greater of the Maximum Revolving Advance Amount.

“UBS Securities Account” shall mean that certain business services account maintained by Holdings with UBS Financial Services, Inc. or an affiliate thereof.

“UDI” shall have the meaning set forth in the preamble to this Agreement.

“Unfunded Capital Expenditures” shall mean, as to any Loan Party, without duplication, a Capital Expenditure funded (a) from such Loan Party’s internally generated cash flow or (b) with the proceeds of a Revolving Advance or Swing Loan.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107‑56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“UTI” shall have the meaning set forth in the preamble to this Agreement.

“Voidable Transfer” shall have the meaning set forth in Section 17.3 hereof.

“Westport Companies” shall mean Westport USA Holdings, LLC, a limited liability company organized under the laws of Delaware, and each of its directly or indirectly owned Subsidiaries.

“Westport Indebtedness” shall mean that certain Credit Agreement dated as of December 23, 2015 by and among the lenders party thereto, Comerica Bank, as administrative agent for the lenders and Westport Axle Corp., as amended, restated or otherwise modified from time to time.

1.3   Uniform Commercial Code Terms.  All terms used herein and defined in the Uniform Commercial Code as adopted in the State of Michigan from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein.  Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “deposit accounts”, “documents”, “equipment”, “financial asset”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “promissory note” “securities”, “software” and “supporting obligations” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code.  To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4   Certain Matters of Construction.  The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.  Any pronoun used shall be deemed to cover all genders.  Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof.  Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in New York, New York.  Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”.  A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Required Lenders.  Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders.  Wherever the phrase “to the best of Loan Parties’ knowledge” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

II.   ADVANCES, PAYMENTS.

2.1   Revolving Advances.

(a)   Amount of Revolving Advances.  Subject to the terms and conditions set forth in this Agreement specifically including Section 2.1(b) each Revolving Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Revolving Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the outstanding amount of Swing Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, or (y) an amount equal to the sum of:

(i)   Up to the Applicable Accounts Advance Percentage of Eligible Domestic Billed Receivables, plus

(ii)   Up to the lesser of (a) the Applicable Accounts Advance Percentage of Eligible Foreign Receivables, and (b) $1,000,000 plus

(iii)   Up to the lesser of (a) the Applicable Accounts Advance Percentage of Eligible Unbilled Receivables, and (b) $25,000,000, plus

(iv)   Up to the lesser of (a) the Applicable Accounts Advance Percentage of Eligible Affiliate Receivables, and (b) $1,000,000, plus

(v)   Up to the Applicable Accounts Advance Percentage of the Eligible BLT Receivables; plus

(vi)   Up to the Pledged Securities Advance Rate of Eligible Pledged Securities, minus

(vii)   the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit; minus

(viii)   the aggregate amount of all discretionary maintenance and contractually determined accounts maintained by the Borrowers with respect to owner operators; minus

(ix)   the aggregate amount of payables owing by the Borrowers with respect to Brokered Receivables whether or not paid to the extent exceeding $15,000,000; minus

(x)   the aggregate amount of accounts payable owing by the Borrowers to Com Data with respect to the amounts earned by and owed to owner operators; minus

(xi)   the Judgment Reserve, and such other reserves as Agent may reasonably deem proper and necessary from time to time in its Permitted Discretion.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i)-(vi) minus (y) Sections 2.1 (a)(y)(vii)-(xi) at any time and from time to time shall be referred to as the “Formula Amount”.  The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).  Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount.

(b)   Discretionary Rights.  The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its Permitted Discretion.  Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent.  Agent shall use reasonable effects to provide Borrowing Agent five (5) days prior written notice of its intention to decrease the Advance Rates.  The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).

(c)   Judgment Reserve.  In the event of any settlement of the Disclosed Action, or should a court having competent jurisdiction over the Disclosed Action issue a final non-appealable decision regarding the initial judgment rendered in favor of the judgment creditors in respect of the Disclosed Action, then, in any such event, following the full and final payment by the applicable judgment debtor of all amounts then due in respect of such judgment, or, if such court shall have reversed such initial judgment in full, promptly following the delivery to the Agent of evidence thereof reasonably satisfactory to it, the Judgment Reserve shall be eliminated in full.

2.2   Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances.

(a)   Borrowing Agent on behalf of any Borrower may notify Agent prior to 3:00 p.m. on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder.  Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation under this Agreement, become due, the same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.  If the Borrowers enter into a separate written agreement with Agent regarding Agent’s auto-advance service, then each Advance made pursuant to such service (including Advances made for the payment of interest, fees, charges or Obligations) shall be deemed an irrevocable request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such auto-advance is made.

(b)   Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a LIBOR Rate Loan for any Advance (other than a Swing Loan), Borrowing Agent shall give Agent written notice by no later than 1:00 p.m. on the day which is three (3) Business Days prior to the date such LIBOR Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount of such Advance to be borrowed, which amount shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 thereafter, and (iii) the duration of the first Interest Period therefor.  Interest Periods for LIBOR Rate Loans shall be for one, two or three months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day.  Any Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  During the continuation of an Event of Default, at the option of Agent or at the direction of Required Lenders, no LIBOR Rate Loan shall be made available to any Borrower.  After giving effect to each requested LIBOR Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(e), there shall not be outstanding more than five (5) LIBOR Rate Loans, in the aggregate.

(c)   Each Interest Period of a LIBOR Rate Loan shall commence on the date such LIBOR Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and (i) with respect to the Term Loan, no Interest Period shall end after the last day of the Term Loan Maturity Date and (ii) with respect to the Revolving Advances and the Swing Loans, no Interest Period shall end after the last day of the Term.

(d)   Borrowing Agent shall elect the initial Interest Period applicable to a LIBOR Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(e), as the case may be.  Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 1:00 p.m. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan.  If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert such LIBOR Rate Loan to a Domestic Rate Loan subject to Section 2.2(e) below.

(e)   Provided that no Default or Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding LIBOR Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan.  If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 1:00 p.m. (i) on the day which is three (3) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a LIBOR Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable LIBOR Rate Loan) with respect to a conversion from a LIBOR Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is to a LIBOR Rate Loan, the duration of the first Interest Period therefor.

(f)   At its option and upon written notice given prior to 1:00 p.m. at least three (3) Business Days prior to the date of such prepayment, any Borrower may, subject to Section 2.2(g) hereof, prepay the LIBOR Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment.  Such Borrower shall specify the date of prepayment of Advances which are LIBOR Rate Loans and the amount of such prepayment.  In the event that any prepayment of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g) hereof.

(g)   Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusively presumed correct absent demonstrable error.

(h)   Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this subsection (h), the term “Lender” shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any LIBOR Rate Loans) to make or maintain its LIBOR Rate Loans, the obligation of Lenders (or such affected Lender) to make LIBOR Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected LIBOR Rate Loans or convert such affected LIBOR Rate Loans into loans of another type.  If any such payment or conversion of any LIBOR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such LIBOR Rate Loan, Borrowers shall pay Agent, upon Agent’s request, such amount or amounts set forth in clause (g) above.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusively presumed correct absent demonstrable error.

(i)   Anything to the contrary contained herein notwithstanding, neither any Agent nor any Lender, nor any of their participants, is required actually to acquire LIBOR deposits to fund or otherwise match fund any Obligation as to which interest accrues based on the LIBOR Rate.  The provisions set forth herein shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing based on the LIBOR Rate by acquiring LIBOR deposits for each Interest Period in the amount of the LIBOR Rate Loans.

2.3   Term Loans.  Subject to the terms and conditions of this Agreement, each Term Loan Lender, severally and not jointly, will make a term loan to Borrowers in the amount equal to such Term Loan Lender’s Term Loan Commitment Percentage of $30,000,000 (the “Term Loan”).  The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: equal and consecutive monthly installments each in the amount of three hundred and fifty seven thousand, one hundred and forty two dollars and eighty six cents ($357,142.86) commencing October 1, 2018 and continuing on the first day of each month thereafter followed by a final payment of all unpaid principal, accrued and unpaid interest and all unpaid fees and expenses on the Term Loan Maturity Date.  The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the “Term Note”) in substantially the form attached hereto as Exhibit 2.3.  The Term Loan may consist of Domestic Rate Loans or LIBOR Rate Loans, or a combination thereof, as Borrowing

Agent may request; and in the event that Borrowers desire to obtain or extend any portion of the Term Loan as a LIBOR Rate Loan or to convert any portion of the Term Loan from a Domestic Rate Loan to a LIBOR Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b) and/or (e) and the provisions of Sections 2.2(b) through (i) shall apply.

2.4   Swing Loans.

(a)   Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between Lenders and Agent for administrative convenience, Agent, Lenders holding Revolving Commitments and Swing Loan Lender agree that in order to facilitate the administration of this Agreement, Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances (“Swing Loans”) available to Borrowers as provided for in this Section 2.4 at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount.  All Swing Loans shall be Domestic Rate Loans only.  Borrowers may borrow (at the option and election of Swing Loan Lender), repay and reborrow (at the option and election of Swing Loan Lender) Swing Loans and Swing Loan Lender may make Swing Loans as provided in this Section 2.4 during the period between Settlement Dates.  All Swing Loans shall be evidenced by a secured promissory note (the “Swing Loan Note”) substantially in the form attached hereto as Exhibit 2.4(a).  Swing Loan Lender’s agreement to make Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make Swing Loans in the future

(b)   Upon either (i) any request by Borrowing Agent for a Revolving Advance made pursuant to Section 2.2(a) hereof or (ii) the occurrence of any deemed request by Borrowers for a Revolving Advance pursuant to the provisions of the last sentence of Section 2.2(a) hereof, Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a Swing Loan, and may advance same day funds to Borrowers as a Swing Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Loan Lender may not make Swing Loan Advances if Swing Loan Lender has been notified by Agent or by Required Lenders that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the Revolving Commitments have been terminated for any reason.

(c)   Upon the making of a Swing Loan (whether before or after the occurrence of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such Swing Loan), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such Swing Loan in proportion to its Revolving Commitment Percentage.  Swing Loan Lender or Agent may, at any time, require the Lenders holding Revolving Commitments to fund such participations by means of a Settlement as provided for in Section 2.6(d) below.  From and after the date, if any, on which any Revolving Lender is required to fund, and funds, its participation in any Swing Loans purchased hereunder, Agent shall promptly distribute to such Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Swing Loan; provided that no Revolving Lender shall be obligated in any event to make Revolving Advances in an amount in excess of its Revolving Commitment Amount minus its Participation Commitment (taking into account any reallocations under Section 2.22) of the Maximum Undrawn Amount of all outstanding Letters of Credit.

2.5   Disbursement of Advance Proceeds.  All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers’ Account on Agent’s books.  The proceeds of each Revolving Advance or Swing Loan requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Sections 2.2(a), 2.6(b) or 2.14 hereof shall, (i) with respect to requested Revolving Advances, to the extent Lenders make such Revolving Advances in accordance with Section 2.2(a), 2.6(b) or 2.14 hereof, and with respect to Swing Loans made upon any request or deemed request by Borrowing Agent for a Revolving Advance to the extent Swing Loan Lender makes such Swing Loan in accordance with Section 2.4(b) hereof, be made available to the applicable Borrower on the day so requested by way of credit to the Borrowing Agent’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, (ii) with respect to Revolving Advances deemed to have been requested by any Borrower or Swing Loans made upon any deemed request for a Revolving Advance by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.  During the Term, Borrowers may use the Revolving Advances and Swing Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.

2.6   Making and Settlement of Advances.

(a)   Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Commitment Percentages of Lenders holding the Revolving Commitments (subject to any contrary terms of Section 2.22).  The Term Loan shall be advanced according to the applicable Term Loan Commitment Percentages of Lenders holding the Term Loan Commitments.  Each borrowing of Swing Loans shall be advanced by Swing Loan Lender alone.

(b)   Promptly after receipt by Agent of a request or a deemed request for a Revolving Advance pursuant to Section 2.2(a) and, with respect to Revolving Advances, to the extent Agent elects not to provide a Swing Loan or the making of a Swing Loan would result in the aggregate amount of all outstanding Swing Loans exceeding the maximum amount permitted in Section 2.4(a), Agent shall notify Lenders holding the Revolving Commitments of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among Lenders of the requested Revolving Advance as determined by Agent in accordance with the terms hereof.  Each Lender shall remit the principal amount of each Revolving Advance to Agent such that Agent is able to, and Agent shall, to the extent the applicable Lenders have made funds available to it for such purpose and subject to Section 8.2, fund such Revolving Advance to Borrowers in U.S. Dollars and immediately available funds at the Payment Office prior to the close of business, on the applicable borrowing date; provided that if any applicable Lender fails to remit such funds to Agent in a timely manner, Agent may elect in its sole discretion to fund with its own funds the Revolving Advance of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.6(c) hereof.

(c)   Unless Agent shall have been notified by telephone, confirmed in writing, by any Revolving Lender that such Revolving Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, Agent may (but shall not be obligated to) assume that such Revolving Lender has made such amount available to Agent on such date in accordance with Section 2.6(b) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount.  In such event, if a Revolving Lender has not in fact made its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, then the applicable Revolving Lender and Borrowers severally agree to pay to Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers through but excluding the date of payment to Agent, at (i) in the case of a payment to be made by such Revolving Lender, the greater of (A) (x) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (y) such amount or (B) a rate determined by Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrower, the Revolving Interest Rate for Revolving Advances that are Domestic Rate Loans.  If such Revolving Lender pays its share of the applicable Revolving Advance to Agent, then the amount so paid shall constitute such Revolving Lender’s Revolving Advance.  Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Revolving Lender holding a Revolving Commitment that shall have failed to make such payment to Agent.  A certificate of Agent submitted to any Revolving Lender or Borrower with respect to any amounts owing under this paragraph (c) shall be conclusively presumed to be correct in the absence of demonstrable error.

(d)   Agent, on behalf of Swing Loan Lender, shall demand settlement (a “Settlement”) of all or any Swing Loans with Lenders holding the Revolving Commitments on at least a weekly basis, or on any more frequent date that Agent elects or that Swing Loan Lender at its option exercisable for any reason whatsoever may request, by notifying Lenders holding the Revolving Commitments of such requested Settlement by facsimile, telephonic or electronic transmission no later than 3:00 p.m. on the date of such requested Settlement (the “Settlement Date”).  Subject to any contrary provisions of Section 2.22, each Revolving Lender Commitment shall transfer the amount of such Revolving Lender’s Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Agent) of the applicable Swing Loan with respect to which Settlement is requested by Agent, to such account of Agent as Agent may designate not later than 5:00 p.m. on such Settlement Date if requested by Agent by 3:00 p.m., otherwise not later than 5:00 p.m. on the next Business Day.  Settlements may occur at any time notwithstanding that the conditions precedent to making

Revolving Advances set forth in Section 8.2 have not been satisfied or the Revolving Commitments shall have otherwise been terminated at such time.  All amounts so transferred to Agent shall be applied against the amount of outstanding Swing Loans and, when so applied shall constitute Revolving Advances of such Lenders accruing interest as Domestic Rate Loans.  If any such amount is not transferred to Agent by any Revolving Lender on such Settlement Date, Agent shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon as specified in Section 2.6(c).

(e)   If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral.

2.7   Maximum Advances.  The aggregate balance of Revolving Advances plus Swing Loans outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the Formula Amount.

2.8   Manner and Repayment of Advances.

(a)   The Revolving Advances and Swing Loans shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.  The Term Loan (including all accrued PIK Interest) shall be due and payable as provided in Section 2.3 hereof and shall be due and payable in full on the Term Loan Maturity Date, subject to mandatory prepayments as herein provided and Section 3.4(c).  Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement.  Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances (other than the Term Loan) shall be applied, first to the outstanding Swing Loans and next, pro rata according to the applicable Revolving Commitment Percentages of Lenders, to the

outstanding Revolving Advances (subject to any contrary provisions of Section 2.22).  Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Term Loan shall be applied to the Term Loan pro rata according to the Term Loan Commitment Percentages of Lenders, provided that each prepayment shall be applied to the Term Loan in the inverse order of maturities thereof.

(b)   Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received by Agent.  Agent shall conditionally credit Borrowers’ Account for each item of payment on the next Business Day after the Business Day on which such item of payment is received by Agent (and the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”).  Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers’ Account for the amount of any item of payment which is returned, for any reason whatsoever, to Agent unpaid.  Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Agent shall be deemed applied by Agent on account of the Obligations on its respective Application Date.  Borrowers further agree that there is a monthly float charge payable to Agent for Agent’s sole benefit, in an amount equal to (y) the face amount of all items of payment received during the prior month (including items of payment received by Agent as a wire transfer or electronic depository check) multiplied by (z) the Revolving Interest Rate with respect to Domestic Rate Loans for one (1) Business Day.  All proceeds received by Agent shall be applied to the Obligations in accordance with Section 4.8(h).

(c)   All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. on the due date therefor in Dollars in federal funds or other funds immediately available to Agent.  Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Advances as provided in Section 2.2 hereof.

(d)   Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 p.m., in Dollars and in immediately available funds.

2.9   Repayment of Excess Advances.  If at any time the aggregate balance of outstanding Revolving Advances, Swing Loans, Term Loan and/or Advances taken as a whole exceeds the maximum amount of such type of Advances and/or Advances taken as a whole (as applicable) permitted hereunder, Borrowing Agent shall give Agent immediate notice of such excess and such excess Advances shall be repaid by the Borrowers within Two (2) Business Days from the date such excess occurs, without the necessity of any demand, at the Payment Office, whether or not a Default or an Event of Default has occurred.  To the extent that on the date any mandatory repayment of such excess Advances is due under this Section 2.9 and such Advances to be repaid consist of LIBOR Rate Loans and no Default or Event of Default has occurred and is continuing,

Borrowers may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent for and on behalf of the Lenders, on such terms and conditions as are reasonably acceptable to Agent and upon such deposit the obligation of the Borrowers to make such repayment shall be deemed satisfied.  Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the outstanding Revolving Advances which are LIBOR Rate Loans on the last day of each Interest Period attributable to such LIBOR Rate Loans, thereby avoiding indemnification obligations under Section 2.2(g) hereof with respect to such LIBOR Rate Loans; provided, however, that if a Default or Event of Default shall have occurred at any time while sums are on deposit in the cash collateral account, Agent may, in its sole discretion, elect to apply such sums to reduce the principal balance of such LIBOR Rate Loans prior to the last day of the applicable Interest Period, and the Borrowers will be obligated to pay any resulting indemnification under Section 2.2(g).

2.10   Statement of Account.  Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent or Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender.  Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent, Lenders and Borrowers during such month.  The monthly statements shall be conclusively presumed to be correct and binding upon Borrowers in the absence of demonstrable error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent.  The records of Agent with respect to Borrowers’ Account shall be conclusively presumed correct absent demonstrable error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.11   Letters of Credit.

(a)   Subject to the terms and conditions hereof, Issuer shall issue or cause the issuance of standby letters of credit denominated in Dollars (“Letters of Credit”) for the account of any Borrower except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (iv) the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount (calculated without giving effect to the deductions provided for in Section 2.1(a)(y)(v)); The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit.  All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans.  Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof).

(b)   Notwithstanding any provision of this Agreement, Issuer shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Body or arbitrator shall by its terms purport to enjoin or restrain  Issuer from issuing any Letter of Credit, or any Law applicable to Issuer or any request or directive (whether or not having the force of law) from any Governmental Body with jurisdiction over Issuer shall prohibit, or request that Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which Issuer is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon Issuer any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement, and which Issuer in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of Issuer applicable to letters of credit generally.

2.12   Issuance of Letters of Credit.

(a)   Borrowing Agent, on behalf of any Borrower, may request Issuer to issue or cause the issuance of a Letter of Credit by delivering to Issuer, with a copy to Agent at the Payment Office, prior to 1:00 p.m., at least five (5) Business Days prior to the proposed date of issuance, such Issuer’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Agent and Issuer; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request.  Issuer shall not issue any requested Letter of Credit if such Issuer has received notice from Agent or any Lender that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason.

(b)   Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, or other written demands for payment, and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance and in no event later than the last day of the Term.  Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (International Chamber of Commerce Publication Number 590) (the “ISP98 Rules”), or any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Issuer.

(c)   Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

2.13   Requirements For Issuance of Letters of Credit.  Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit.  If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct Issuer to deliver to Agent all instruments, documents, and other writings and property received by Issuer pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit, and the application therefor.

2.14   Disbursements, Reimbursement.

(a)   Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuer a participation in each Letter of Credit and each drawing thereunder in an amount equal to such Revolving Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) and the amount of such drawing, respectively.

(b)   In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuer will promptly notify Agent and Borrowing Agent.  Regardless of whether Borrowing Agent shall have received such notice, Borrowers shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a “Reimbursement Obligation”) Issuer prior to 12:00 Noon, on each date that an amount is paid by Issuer under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Issuer.  In the event Borrowers fail to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 12:00 Noon, on the Drawing Date, Issuer will promptly notify Agent and each Revolving Lender thereof, and Borrowers shall be automatically deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by Revolving Lender to be disbursed on the Drawing Date under such Letter of Credit, and Revolving Lender shall be unconditionally obligated to fund such Revolving Advance (all whether or not the conditions specified in Section 8.2 are then satisfied or the commitments of Revolving Lender to make Revolving Advances hereunder have been terminated for any reason) as provided for in Section 2.14(c) immediately below.  Any notice given by Issuer pursuant to this Section 2.14(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.

(c)   Each Revolving Lender shall upon any notice pursuant to Section 2.14(b) make available to Issuer through Agent at the Payment Office an amount in immediately available funds equal to its Revolving Commitment Percentage (subject to any contrary provisions of Section 2.22) of the amount of the drawing, whereupon the participating Revolving Lenders shall (subject to Section 2.14(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount.  If any Revolving Lender so notified fails to make available to Agent, for the benefit of Issuer, the amount of such Revolving Lender’s Revolving Commitment Percentage of such amount by 2:00 p.m. on the Drawing Date, then interest shall accrue on such Revolving Lender’s obligation to make such payment, from the Drawing Date to the date on which such Revolving Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loan on and after the fourth day following the Drawing Date.  Agent and Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of Agent or Issuer to give any such notice on the Drawing Date or in sufficient time to enable any Revolving Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligations under this Section 2.14(c), provided that such Revolving Lender shall not be obligated to pay interest as provided in Section 2.14(c)(i) and (ii) until and commencing from the date of receipt of notice from Agent or Issuer of a drawing.

(d)   With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.14(b), because of Borrowers’ failure to satisfy the conditions set forth in Section 8.2 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing.  Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan.  Each applicable Lender’s payment to Agent pursuant to Section 2.14(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section 2.14.

(e)   Each applicable Lender’s Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events: (x) Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.15   Repayment of Participation Advances.

(a)   Upon (and only upon) receipt by Agent for the account of Issuer of immediately available funds from Borrowers (i) in reimbursement of any payment made by Issuer or Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Issuer or Agent under such a Letter of Credit, Agent will pay to each Revolving Lender, in the same funds as those received by Agent, the amount of such Revolving Lender’s Revolving Commitment Percentage of such funds, except Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Revolving Lender that did not make a Participation Advance in respect of such payment by Agent (and, to the extent that any of the other Revolving Lender(s) have funded any portion such Defaulting Lender’s Participation Advance in accordance with the provisions of Section 2.22, Agent will pay over to such Non-Defaulting Lenders a pro rata portion of the funds so withheld from such Defaulting Lender).

(b)   If Issuer or Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Issuer or Agent pursuant to Section 2.15(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each applicable Lender shall, on demand of Agent, forthwith return to Issuer or Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Issuer or Agent plus interest at the Federal Funds Effective Rate.

2.16   Documentation.  Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Issuer’s interpretations of any Letter of Credit issued on behalf of such Borrower and by Issuer’s written regulations and customary practices relating to letters of credit, though Issuer’s interpretations may be different from such Borrower’s own.  In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowing Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.17   Determination to Honor Drawing Request.  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.18   Nature of Participation and Reimbursement Obligations.  The obligation of each Revolving Lender in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.18 under all circumstances, including the following circumstances:

(a)   any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower, as the case may be, may have against Issuer, Agent, any Borrower or Lender, as the case may be, or any other Person for any reason whatsoever;

(b)   the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section 2.14;

(c)   any lack of validity or enforceability of any Letter of Credit;

(d)   any claim of breach of warranty that might be made by any Borrower, Agent, Issuer or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower, Agent, Issuer or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or assignee of the proceeds thereof (or any Persons for whom any such transferee or assignee may be acting), Issuer, Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

(e)   the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if Issuer or any of Issuer’s Affiliates has been notified thereof;

(f)   payment by Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit (provided that the foregoing shall not excuse Issuer from any obligation under the terms of any applicable Letter of Credit to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit prior to honoring or paying any such draw);

(g)   the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(h)   any failure by Issuer or any of Issuer’s Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Agent and Issuer have each received written notice from Borrowing Agent of such failure within three (3) Business Days after Issuer shall have furnished Agent and Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(i)   the occurrence of any Material Adverse Effect;

(j)   any breach of this Agreement or any Other Document by any party thereto;

(k)   the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;

(l)   the fact that a Default or an Event of Default shall have occurred and be continuing;

(m)   the fact that the Term Loan Maturity Date shall have occurred, the Term shall have expired or this Agreement or the obligations of Lenders to make Advances have been terminated; and

(n)   any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.19   Liability for Acts and Omissions.

(a)   As between Borrowers and Issuer, Swing Loan Lender, Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuer or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuer’s rights or powers hereunder.  Nothing in the preceding sentence shall relieve Issuer from liability for Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall Issuer or Issuer’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(b)   Without limiting the generality of the foregoing, Issuer and each of its Affiliates:  (i) may rely on any oral or other communication believed in good faith by Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the Laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuer or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier or any document or instrument of like import (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.  Nothing in the preceding sentence shall relieve Issuer from liability for Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (vi) of such sentence.

(c)   In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Issuer under any resulting liability to any Borrower, Agent or any Lender.

2.20   Mandatory Payments.

(a)   Subject to Section 7.1 hereof, when any Loan Party sells or otherwise disposes of any Collateral other than Inventory in the Ordinary Course of Business, Borrowers shall repay the Advances in an amount equal to the Net Cash Proceeds received by such Loan Party in connection with such sale or disposition to the extent that the amount of Net Cash Proceeds received such by Loan Party exceeds (I) $250,000 for any such single sale or disposition or (II) $1,000,000 with respect to all such sales or dispositions occurring in any fiscal year, such repayments to be made promptly but in no event more than three (3) Business Days following receipt of such Net Cash Proceeds, and until the date of payment, such proceeds shall be held in trust for Agent.  The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof.   Notwithstanding the foregoing and provided no Event of Default has occurred and is continuing, such Net Cash Proceeds shall not be required to be so applied to the extent (A) the Borrowing Agent delivers to the Agent concurrently with the consummation of such sale or other disposition, a certificate stating that Borrowers intend to use such Net Cash Proceeds to acquire fixed, capital or replacement assets used or useful in the Loan Parties' business within one hundred eighty (180) days of the receipt of such Net Cash Proceeds and (B) Borrowers in fact either (x) reinvest such Net Cash Proceeds within such one hundred eighty (180) day period or (y) enter into a binding commitment to reinvestment such Net Cash Proceeds within such one hundred eighty (180) day period and if so committed, make such reinvestment within ninety (90) days after such initial one hundred eighty (180) day period.  Any Net Cash Proceeds not so reinvested shall be applied to prepay the Advances.  Such repayments shall be applied (x) first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and (y) second, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b); provided however that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof .

(b)   In the event of any issuance or other incurrence of Indebtedness (other than Permitted Indebtedness) by Borrowers, Borrowers shall, no later than three (3) Business Days after the receipt by Borrowers of the Net Cash Proceeds from any such issuance or incurrence of Indebtedness repay the Advances in an amount equal to such Net Cash Proceeds. Such repayments will be applied in the same manner as set forth in Section 2.20(a) hereof.

(c)   All Net Cash Proceeds received by Borrowers (i) under any insurance policy on account of damage or destruction of any assets or property of any Borrowers, or (ii) as a result of any taking or condemnation of any assets or property in excess of (I) $250,000 with respect to any single loss, taking or condemnation by Borrowers or (II) $1,000,000 with respect to all such losses, takings or condemnations received by Borrowers in any fiscal year shall be applied in accordance with Section 2.20(a).  Notwithstanding the foregoing and provided no Event of Default has occurred and is continuing, Net Cash Proceeds of casualty insurance and/or condemnation awards shall not be required to be so applied to the extent (A) the Borrowing Agent delivers to the Agent promptly following the casualty or condemnation stating that it intends to use such proceeds to repair or replace the assets so destroyed or condemned or acquire fixed or capital assets used or useful in the Loan Parties' business within one hundred eighty (180) days of the receipt of such Net Cash Proceeds and (B) Borrowers in fact either (x) so use such proceeds within such within such one hundred eighty (180) day period or (y) enter into a binding commitment use such proceeds within such one hundred eighty (180) day period and if so committed, use such proceeds within sixty (60) days after such initial one hundred eighty (180) day period.  Any Net Cash Proceeds not so reinvested shall be applied to prepay the Advances in the same manner as set forth in Section 2.20(a) hereof.

2.21   Use of Proceeds.

(a)   Borrowers shall apply the proceeds of Advances to (i) finance the acquisition by Mason Dixon of the Target, (ii) pay fees and expenses relating to this transaction, and (iii) provide for its general corporate needs, including working capital needs and Capital Expenditures and to reimburse drawings under Letters of Credit.  Borrowers shall not use the proceeds of any Revolving Advance to prepay the Term Loan.

(b)   Without limiting the generality of Section 2.21(a) above, neither the Borrowers, the Guarantors nor any other Person which may in the future become party to this Agreement or the Other Documents as a Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.

2.22   Defaulting Lender.

(a)   Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.22 so long as such Lender is a Defaulting Lender.

(b)   (i) except as otherwise expressly provided for in this Section 2.22, Revolving Advances shall be made pro rata from Lenders holding Revolving Commitments which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender.  Amounts received in respect of principal of any type of Revolving Advances shall be applied to reduce such type of Revolving Advances of each Revolving Lender (other than any Defaulting Lender) Revolving Lender in accordance with its Revolving Commitment Percentage; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees).  Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent.  Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(ii)   fees pursuant to Section 3.3 hereof shall cease to accrue in favor of such Defaulting Lender.

(iii)   if any Swing Loans are outstanding or any Letters of Credit (or drawings under any Letter of Credit for which Issuer has not been reimbursed) are outstanding or exist at the time any such Revolving Lender becomes a Defaulting Lender, then:

(A)   Defaulting Lender’s Participation Commitment in the outstanding Swing Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among Non-Defaulting Lenders holding Revolving Commitments in proportion to the respective Revolving Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances made by any such Non-Defaulting Lender holding a Revolving Commitment plus such Revolving Lender’s reallocated Participation Commitment in the outstanding Swing Loans plus such Lender’s reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment Amount of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;

(B)   if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Agent (x) first, prepay any outstanding Swing Loans that cannot be reallocated, and (y) second, cash collateralize for the benefit of Issuer, Borrowers’ obligations corresponding to such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with Section 3.2(b) for so long as such Obligations are outstanding;

(C)   if Borrowers cash collateralize any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are cash collateralized;

(D)   if Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to Lenders holding Revolving Commitments pursuant to Section 3.2(a) shall be adjusted and reallocated to Non-Defaulting Lenders holding Revolving Commitments in accordance with such reallocation; and

(E)   if all or any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor cash collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of Issuer or any other Lender hereunder, all Letter of Credit Fees payable under Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or cash collateralized; and

(iv)   so long as any Revolving Lender is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Issuer is satisfied that the related exposure and Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit and all Swing Loans (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to Non-Defaulting Lenders holding Revolving Commitments and/or cash collateral for such Letters of Credit will be provided by Borrowers in accordance with clause (A) and (B) above, and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.22(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).

(c)   A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Revolving Commitment Percentage or Term Loan Commitment Percentage, provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in clauses (i) or (ii) of Section 16.2(b).

(d)   Other than as expressly set forth in this Section 2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged.  Nothing in this Section 2.22 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e)   In the event that Agent, Borrowers, Swing Loan Lender and Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Revolving Lender, then Participation Commitments of Revolving Lenders (including such cured Defaulting Lender) of the Swing Loans and Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Revolving Lender’s Revolving Commitment, and on such date such Revolving Lender shall purchase at par such of the Revolving Advances of the other Revolving Lender as Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Advances in accordance with its Revolving Commitment Percentage.

(f)   If Swing Loan Lender or Issuer has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Revolving Lender commits to extend credit, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Swing Loan Lender or Issuer, as the case may be, shall have entered into arrangements with Borrowers or such Revolving Lender, satisfactory to Swing Loan Lender or Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.

2.23   Payment of Obligations.  Agent may charge to Borrowers’ Account as a Revolving Advance or, at the discretion of Swing Loan Lender, as a Swing Loan (i) all payments with respect to any of the Obligations required hereunder (including without limitation principal payments, payments of interest, payments of Letter of Credit Fees and all other fees provided for hereunder and payments under Sections 16.5 and 16.9) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (ii) without limiting the generality of the foregoing clause (i), (a) all amounts expended by Agent or any Lender pursuant to Sections 4.2 or 4.3 hereof and (b) all expenses which Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.8(h), and (iii) any sums expended by Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower’s obligations under Sections 3.3, 3.4, 4.4, 6.4, 6.6, 6.7 and 6.8 hereof, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral.  To the extent Revolving Advances are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Revolving Advances / Swing Loans made by and owing to Agent and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the Other Documents with respect to such Revolving Advances.

2.24   Increase in Maximum Revolving Advance Amount.

(a)   Borrowers may, at any time prior to the date that is one year prior to the expiration of the Term, request that the Maximum Revolving Advance Amount be increased by (1) one or more of the current Lenders increasing their Revolving Commitment Amount (any current Lender which elects to increase its Revolving Commitment Amount shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) joining this Agreement and providing a Revolving Commitment Amount hereunder , subject to the following terms and conditions:

(i)   No current Lender shall be obligated to increase its Revolving Commitment Amount and any increase in the Revolving Commitment Amount by any current Lender shall be in the sole discretion of such current Lender;

(ii)   Borrowers may not request the addition of a New Lender unless (and then only to the extent that) there is insufficient participation on behalf of the existing Lenders in the increased Revolving Commitments being requested by Borrowers;

(iii)   There shall exist no Event of Default or Default on the effective date of such increase after giving effect to such increase;

(iv)   After giving effect to such increase, the Maximum Revolving Advance Amount shall not exceed $175,000,000;

(v)   Borrowers may not request an increase in the Maximum Revolving Advance Amount under this Section 2.24 more than three (3) times during the Term, and no single such increase in the Maximum Revolving Advance Amount shall be for an amount less than $10,000,000 (or such lesser amount if it is the entire remaining permitted increase under clause (iv));

(vi)   Borrowers shall deliver to Agent on or before the effective date of such increase the following documents in form and substance satisfactory to Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Commitment Amounts has been approved by such Borrowers, (2) certificate dated as of the effective date of such increase certifying that no Default or Event of Default shall have occurred and be continuing and certifying that the representations and warranties made by each Borrower herein and in the Other Documents are true and complete in all respects with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date), (3) such other agreements, instruments and information (including supplements or modifications to this Agreement and/or the Other Documents executed by Borrowers as Agent reasonably deems necessary in order to document the increase to the Maximum Revolving Advance Amount and to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase, and (4) an opinion of counsel in form and substance satisfactory to Agent which shall cover such matters related to such increase as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(vii)   Borrowers shall execute and deliver (1) to each Increasing Lender a replacement Note reflecting the new amount of such Increasing Lender’s Revolving Commitment Amount after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be cancelled) and (2) to each New Lender a Note reflecting the amount of such New Lender’s Revolving Commitment Amount;

(viii)   Any New Lender shall be subject to the approval of Agent and Issuer in their good faith business judgment;

(ix)   Each Increasing Lender shall confirm its agreement to increase its Revolving Commitment Amount pursuant to an acknowledgement in a form acceptable to Agent, signed by it and each Borrower and delivered to Agent at least five (5) days before the effective date of such increase; and

(x)   Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.24 pursuant to which such New Lender shall join and become a party to this Agreement and the Other Documents with a Revolving Commitment Amount as set forth in such lender joinder.

(b)   On the effective date of such increase, (i) Borrowers shall repay all Revolving Advances then outstanding, subject to Borrowers’ obligations under Sections 3.7, 3.9, or 3.10; provided that subject to the other conditions of this Agreement, the Borrowing Agent may simultaneously request new Revolving Advances on such date and (ii) the Revolving Commitment Percentages of Revolving Lenders (including each Increasing Lender and/or New Lender) shall be recalculated such that each such Revolving Lender’s Revolving Commitment Percentage is equal to (x) the Revolving Commitment Amount of such Revolving Lender divided by (y) the aggregate of the Revolving Commitment Amounts of all Lenders.  Each Revolving Lender shall participate in any new Revolving Advances made on or after such date in accordance with its Revolving Commitment Percentage after giving effect to the increase in the Maximum Revolving Advance Amount and recalculation of the Revolving Commitment Percentages contemplated by this Section 2.24.

(c)   On the effective date of such increase, each Increasing Lender shall be deemed to have purchased an additional/increased participation in, and each New Lender will be deemed to have purchased a new participation in, each then outstanding Letter of Credit and each drawing thereunder and each then outstanding Swing Loan in an amount equal to such Lender’s Revolving Commitment Percentage (as calculated pursuant to Section 2.24(b) above) of the Maximum Undrawn Amount of each such Letter of Credit (as in effect from time to time) and the amount of each drawing and of each such Swing Loan, respectively.  As necessary to effectuate the foregoing, each existing Revolving Lender that is not an Increasing Lender shall be deemed to have sold to each applicable Increasing Lender and/or New Lender, as necessary, a portion of such existing Revolving Lender’s participations in such outstanding Letters of Credit and drawings and such outstanding Swing Loans such that, after giving effect to all such purchases and sales, each Revolving Lender (including each Increasing Lender and/or New Lender) shall hold a participation in all Letters of Credit (and drawings thereunder) and all Swing Loans in accordance with their respective Revolving Commitment Percentages (as calculated pursuant to Section 2.24(b) above).

(d)   On the effective date of such increase, Borrowers shall pay all costs and expenses (including reasonable fees and disbursements of counsel) incurred by Agent and by each Increasing Lender and New Lender in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by any of Agent, Borrowers and/or Increasing Lenders and New Lenders in connection with, such increase (including all fees for any supplemental or additional public filings of any Other Documents necessary to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase).

III.   INTEREST AND FEES.

3.1   Interest.  Interest on Advances shall (x) be payable in cash in arrears on the first day of each calendar quarter with respect to Domestic Rate Loans and, with respect to LIBOR Rate Loans, at the end of each Interest Period, and (y) shall also be payable, in the case of the Term Loan, in kind, as more particularly set forth in Section 3.4(c) hereof; provided further that (i) all accrued and unpaid interest on the Term Loan shall be due and payable on the Term Loan Maturity Date and (ii) all accrued and unpaid interest on the Revolving Advances and the Swing Loans shall be due and payable at the end of the Term.  Interest charges shall be computed on the actual principal amount of Advances outstanding during the calendar quarter at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate, (ii) with respect to Swing Loans, the Revolving Interest Rate for Domestic Rate Loans and (iii) with respect to the Term Loan, the Term Loan Rate (as applicable, the “Contract Rate”).  Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Revolving Interest Rate for Domestic Rate Loans, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate.  Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect.  The LIBOR Rate shall be adjusted with respect to LIBOR Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), (i) the Obligations other than LIBOR Rate Loans shall bear interest at the applicable Contract Rate for Domestic Rate Loans plus two percent (2%) per annum and (ii) LIBOR Rate Loans shall bear interest at the Revolving Interest Rate for LIBOR Rate Loans plus two percent (2%) per annum (as applicable, the “Default Rate”).

3.2   Letter of Credit Fees.

(a)   Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders holding Revolving Commitments, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for Revolving Advances consisting of LIBOR Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term, and (y) to Issuer, a fronting fee of one quarter of one percent (0.25%) per annum times the average daily face amount of each outstanding Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term (all of the foregoing fees, the “Letter of Credit Fees”).  In addition, Borrowers shall pay to Agent, for the benefit of Issuer, any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand.  All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason.  Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Issuer’s prevailing charges for that type of transaction.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2.0%) per annum.

(b)   At any time following the occurrence of an Event of Default, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of such Event of Default, without the requirement of any affirmative action by any party), or upon the expiration of the Term or any other termination of this Agreement (and also, if applicable, in connection with any mandatory prepayment under Section 2.20),  Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender’s possession at any time.  Agent may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree (or, in the absence of such agreement, as Agent may reasonably select) and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Agent may (notwithstanding the foregoing) establish the account provided for under this Section 3.2(b) as a non-interest bearing account and in such case Agent shall have no obligation (and Borrowers hereby waive any claim) under Article 9 of the Uniform Commercial Code or under any other Applicable Law to pay interest on such cash collateral being held by Agent.  No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations; (y) expiration of all Letters of Credit; and (z) termination of this Agreement.  Borrowers hereby assign, pledge and grant to Agent, for its benefit and the ratable benefit of Issuer, Lenders and each other Secured Party, a continuing security interest in and to and Lien on any such cash collateral and any right, title and interest of Borrowers in any deposit account, securities account or investment account into which such cash collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit.  Borrowers agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Agent may use such cash collateral to pay and satisfy such Obligations.

3.3   Unused Line Fee.  Borrowers shall pay to the Agent, for the ratable benefit of the Lenders holding the Revolving Commitments based on their Revolving Commitment Percentages, a fee (the “Unused Line Fee”) at a rate equal to one quarter of one percent (.25%) per annum multiplied by the difference between the Maximum Revolving Advance Amount and the average outstanding Revolving Advances and the Maximum Outstanding Amount of Letters of Credit during the immediately preceding calendar quarter.  Such Unused Line Fee shall be payable to the Agent in arrears on the first day of each calendar quarter with respect to the previous calendar quarter.

3.4   Collateral Monitoring Fee; Collateral Evaluation Fee; PIK Interest and Fee Letter.

(a)   Borrowers shall pay Agent a collateral monitoring fee equal to $1,500 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term.  The collateral monitoring fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

(b)   Borrowers shall pay to Agent promptly at the conclusion of any collateral evaluation performed by or for the benefit of Agent - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which evaluation is undertaken by Agent or for Agent’s benefit - a collateral evaluation fee in an amount equal to $1,000 (or such other amount customarily charged by Agent to its customers per day for each person employed to perform such evaluation (based on an eight (8) hour day, and subject to adjustment if additional hours are worked), plus a per examination manager review fee (whether such examination is performed by Agent’s employees or by a third party retained by agent) in the amount of $1,300 (or such other amount customarily charged by Agent to its customers, plus all costs and disbursements incurred by Agent in the performance of such examination or analysis, and further provided that if third parties are retained to perform such collateral evaluations, either at the request of another Lender or for extenuating reasons determined by Agent in its sole discretion, then such fees charged by such third parties plus all costs and disbursements incurred by such third party, shall be the responsibility of Borrower and shall not be subject to the foregoing limits, and provided further that the Borrower shall only be required to pay for one field examination per calendar year and absent the existence of a Trigger Event, the cost of field examinations will be limited to $75,000 per annum.  Any field examination initiated by the Agent during the 60 day period following (i) the date of any Default or Event of Default or (ii) a Trigger Event, shall not count against the limitation on Borrower-reimbursed field exams.

(c)   In addition to the interest on the unpaid principal balance of the Term Loan payable in cash under Section 3.1, from and after the Closing Date, an additional amount of interest shall be payable in kind on the last day of each month, which shall accrue daily at a rate equal to two and one-half percent (2.5%) per annum and shall be compounded monthly (“PIK Interest”) on an amount equal to the sum of (i) the aggregate principal amount of the Term Loan as of the last day of the preceding month and (ii) the aggregate sum of all PIK Interest accrued from the Closing Date through and including the last day of such month.  On the earlier to occur of a Term Loan Refinancing Event or the Term Loan Maturity Date, all then accrued PIK Interest shall be capitalized and added to the principal outstanding under the Term Loan and shall be due and payable in full; provided that, in the event that prepayment of the Term Loan in full occurs prior to the Term Loan Maturity Date in connection with a Term Loan Refinancing Event, then if PNC or any of its Affiliates provides the Term Loan Replacement Facility, either by itself or pursuant to a syndicate of lenders for which PNC or such Affiliate acts as agent, then payment of all accrued PIK Interest shall be waived, and Borrowers shall have no obligation with respect to the payment thereof.

(d)   Borrowers shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.

3.5   Computation of Interest and Fees.  Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed.  If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

3.6   Maximum Charges.  In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law.  In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7   Increased Costs.  In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent, Swing Loan Lender, any Issuer or Lender and any corporation or bank controlling Agent, Swing Loan Lender, any Lender or Issuer and the office or branch where Agent, Swing Loan Lender, any Lender or Issuer (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a)   subject Agent, Swing Loan Lender, any Lender or Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan, or change the basis of taxation of payments to Agent, Swing Loan Lender, such Lender or Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by Agent, Swing Loan Lender, such Lender or the Issuer);

(b)   impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent, Swing Loan Lender, Issuer or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)   impose on Agent, Swing Loan Lender, any Lender or Issuer or the London interbank LIBOR market any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to Agent, Swing Loan Lender, any Lender or Issuer of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that Agent, Swing Loan Lender, such Lender or Issuer deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent, Swing Loan Lender or such Lender or Issuer deems to be material, then, in any case Borrowers shall promptly pay Agent, Swing Loan Lender, such Lender or Issuer, upon its demand, such additional amount as will compensate Agent, Swing Loan Lender or such Lender or Issuer for such additional cost or such reduction, as the case may be, so long as Agent, Swing Loan Lender or such Lender first received knowledge that such amounts have accrued on or after the day that is 270 days prior to the date on which Agent, Swing Loan Lender or such Lender first made demand therefor; provided, that if the event giving rise to such costs or reductions has retroactive effect, such 270-day period shall be extended to include the period of retroactive effect, provided further that the foregoing shall not apply to increased costs which are reflected in the LIBOR Rate, as the case may be..  Agent, Swing Loan Lender, such Lender or Issuer shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusively presumed to be correct absent demonstrable error.

3.8   Alternate Rate of Interest.

3.8.1   Interest Rate Inadequate or Unfair.  In the event that Agent or any Lender shall have determined that:

(a)   reasonable means do not exist for ascertaining the LIBOR Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

(b)   Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank LIBOR market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Domestic Rate Loan into a LIBOR Rate Loan; or

(c)   the making, maintenance or funding of any LIBOR Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law), or

(d)   the LIBOR Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any LIBOR Rate Loan, then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination.  If such notice is given prior to a LIBOR Termination Date (as defined below) or prior to the date on which Section 3.8.2(a)(ii) applies, (i) any such requested LIBOR Rate Loan shall be made as a

Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 1:00 p.m. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Loan, (ii) any Domestic Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, and (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected LIBOR Rate Loan).  Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.

3.8.2   Successor LIBOR Rate Index.

(a)   If the Agent determines in good faith (which determination shall be final and conclusive, absent manifest error) that either (i) (A) the circumstances set forth in Section 3.8.1(a) have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section 3.8.1(a) have not arisen but the applicable supervisor or administrator (if any) of the LIBOR Rate or a Governmental Body having jurisdiction over the Agent has made a public statement identifying the specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (ii)  a rate other than the LIBOR Rate has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Agent may (in consultation with the Borrowing Agent) choose a replacement index for the LIBOR Rate and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in LIBOR Rate-based interest rate in effect prior to its replacement.

(b)   The Agent and the Borrowers shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Agent, for the implementation and administration of the replacement index-based rate.  Notwithstanding anything to the contrary in this Agreement or the Other Documents (including, without limitation, Section 16.2), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Agent receives, on or before such tenth (10th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment.

(c)   Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a LIBOR Rate-based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from the LIBOR Rate to the replacement index and (y) yield- or risk-based differences between the LIBOR Rate and the replacement index.

(d)   Until an amendment reflecting a new replacement index in accordance with this Section 3.8.2 is effective, each advance, conversion and renewal of a LIBOR Rate Loan will continue to bear interest with reference to the LIBOR Rate; provided however, that if the Agent determines in good faith (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all LIBOR Rate Loans shall automatically be converted to Domestic Rate Loans until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(e)   Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

3.9   Capital Adequacy.

(a)   In the event that Agent, Swing Loan Lender or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent, Swing Loan Lender, Issuer or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent, Swing Loan Lender, Issuer or any Lender and any corporation or bank controlling Agent , Swing Loan Lender or any Lender and the office or branch where Agent , Swing Loan Lender or any Lender (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent, Swing Loan Lender or any Lender’s capital as a consequence of its obligations hereunder (including the making of any Swing Loans) to a level below that which Agent , Swing Loan Lender or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s, Swing Loan Lender’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent, Swing Loan Lender or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent, Swing Loan Lender or such Lender such additional amount or amounts as will compensate Agent, Swing Loan Lender or such Lender for such reduction, so long as Agent, Swing Loan Lender or such Lender first received knowledge that such amounts have accrued on or after the day that is 270 days prior to the date on which Agent, Swing Loan Lender or such Lender first made demand therefor; provided, that if the Change in Law giving rise to such costs or reductions has retroactive effect, such 270-day period shall be extended to include the period of retroactive effect.  In determining such amount or amounts, Agent, Swing Loan Lender or such Lender may use any reasonable averaging or attribution methods.  The protection of this Section 3.9 shall be available to Agent, Swing Loan Lender and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.

(b)   A certificate of Agent, Swing Loan Lender or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent, Swing Loan Lender or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusively presumed correct absent demonstrable error.

3.10   Taxes.

(a)   Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if Borrowers shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Agent, Swing Loan Lender, any Lender, Issuer or Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall timely pay the full amount deducted to the relevant Governmental Body in accordance with Applicable Law.  Notwithstanding the foregoing, if any Indemnified Taxes are directly asserted against Agent, Swing Loan Lender, Lender, Issuer or Participant, as the case may be, with respect to any payment received by such Person hereunder, such Person may pay such Indemnified Taxes and the Loan Parties will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Indemnified Taxes (including any Indemnified Taxes on such additional amount) shall equal the amount such Person would have received had such Indemnified Taxes not been asserted, so long as Agent, Swing Loan Lender, Lender, Issuer or Participant first received knowledge that such amounts have accrued on or after the day that is 270 days prior to the date on which Agent, Swing Loan Lender, Lender, Issuer or Participant first made demand therefor; provided, that if the event giving rise to such costs or reductions has retroactive effect, such 270-day period shall be extended to include the period of retroactive effect.

(b)   Without limiting the provisions of Section 3.10(a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

(c)   Each Borrower shall indemnify Agent, Swing Loan Lender, each Lender, Issuer and any Participant, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, Swing Loan Lender, such Lender, Issuer, or such Participant, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Body.  A certificate as to the amount of such payment or liability delivered to Borrowers by any Lender, Swing Loan Lender, Participant, or Issuer (with a copy to Agent), or by Agent on its own behalf or on behalf of Swing Loan Lender, a Lender or Issuer, shall be conclusively presumed to be correct absent demonstrable error.

(d)   As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Body, Borrowers shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(e)   Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which any Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document shall deliver to Borrowers (with a copy to Agent), at the time or times prescribed by Applicable Law or reasonably requested by Borrowers or Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations or other Applicable Law.  Further, Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender, Issuer or assignee or participant of a Lender or Issuer for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Code.  In addition, any Lender, if requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or Agent as will enable Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender (or other Lender) shall deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender (or other Lender) becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrowers or Agent, but only if such Foreign Lender (or other Lender) is legally entitled to do so), whichever of the following is applicable: two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(i)   two (2) duly completed valid originals of IRS Form W-8ECI,

(ii)   in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN,

(iii)   any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers to determine the withholding or deduction required to be made, or

(iv)   To the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agent two (2) originals of an IRS Form W-9 or any other form prescribed by Applicable Law demonstrating that such Lender is not a Foreign Lender.

(f)   If a payment made to a Lender, Swing Loan Lender, Participant, Issuer, or Agent under this Agreement or any Other Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Swing Loan Lender, Participant, Issuer, or Agent shall deliver to the Agent (in the case of Swing Loan Lender, a Lender, Participant or Issuer) and Borrowers (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) other documentation reasonably requested by Agent or any Borrower sufficient for Agent and Borrowers to comply with their obligations under FATCA and to determine that Swing Loan Lender, such Lender, Participant, Issuer, or Agent has complied with such applicable reporting requirements.

(g)   If Agent, Swing Loan Lender, a Lender, a Participant or Issuer determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section, it shall pay to Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund); net of all out-of-pocket expenses of the Agent, Swing Loan Lender, such Lender, Participant, or the Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund), provided that Borrowers, upon the request of Agent, Swing Loan Lender, such Lender, Participant, or Issuer, agrees to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Body) to Agent, Swing Loan Lender, such Lender, Participant or the Issuer in the event Agent, Swing Loan Lender, such Lender, Participant or the Issuer is required to repay such refund to such Governmental Body.  This Section shall not be construed to require Agent, Swing Loan Lender, any Lender, Participant, or Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other Person.

3.11   Replacement of Lenders.  If any Lender (an “Affected Lender”) (a) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section 3.7 or 3.9 hereof, (b) is unable to make or maintain LIBOR Rate Loans as a result of a condition described in Section 2.2(h) hereof, (c) is a Defaulting Lender, or (d) denies any consent requested by the Agent pursuant to Section 16.2(b) hereof, Borrowers may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing Borrowers to be required to pay such compensation or causing Section 2.2(h) hereof to be applicable), or such Lender becoming a Defaulting Lender or denial of a request by Agent pursuant to Section 16.2(b) hereof, as the case may be, by notice in writing to the Agent and such Affected Lender (i) request the Affected Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to Agent and Borrowers (the “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage and/or Term Loan Commitment Percentages, as applicable, as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by Agent in its good faith business judgment.  If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage and/or Term Loan Commitment Percentages, as applicable, then such Affected Lender shall assign, in accordance with Section 16.3 hereof, all of its Advances and its Revolving Commitment Percentage and/or Term Loan Commitment Percentages, and other rights and obligations under this Loan Agreement and the Other Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender.

IV.   COLLATERAL:  GENERAL TERMS

4.1   Security Interest in the Collateral.  To secure the prompt payment and performance to Agent, Issuer and each Lender (and each other holder of any Obligations) of the Obligations, each Loan Party hereby collaterally assigns, and pledges and grants, to Agent for its benefit and for the ratable benefit of each Lender, Issuer and each other Secured Party, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located.  Each Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest.  Each Loan Party shall provide Agent with written notice of all commercial tort claims in excess of $250,000 promptly upon the occurrence of any events giving rise to any such claim(s) (regardless of whether legal proceedings have yet been commenced), such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claim(s) have been commenced, the case title together with the applicable court and docket number.  Upon delivery of each such notice, such Loan Party shall be deemed to thereby grant to Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof.  Each Loan Party shall provide Agent with written notice promptly upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any letter of credit rights in excess of $250,000, and at Agent’s request shall take such actions as Agent may reasonably request for the perfection of Agent’s security interest therein.

4.2   Perfection of Security Interest.  Each Loan Party shall take all action that may be necessary, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) using commercially reasonable efforts to obtain Lien Waiver Agreements, (iii) if an Event of Default exists delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) if an Event of Default or Trigger Event exists entering into lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable Law.  By its signature hereto, each Loan Party hereby authorizes Agent to file against such Loan Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets” and/or “all personal property” of any Loan Party).  All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent’s option, shall be paid by Borrowers to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.  Notwithstanding anything to the contrary contained herein, unless the Agent, in the exercise of its commercially reasonable judgement, shall have requested a Loan Party to do so, no such Loan Party shall be required to take any actions in a foreign jurisdiction to perfect the pledge of any Subsidiary Stock issued to such Loan Party.

4.3   Preservation of Collateral.  If an Event of Default has occurred and is continuing, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Agent may deem appropriate in good faith; (b) may employ and maintain at any of any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; and (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Loan Party’s owned or leased property where the Collateral is located.  Each Loan Party shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct.  All of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

4.4   Ownership and Location of Collateral.

(a)   With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest:  (i) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens whatsoever; (ii) each document and agreement executed by each Loan Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; and (iii) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same and (iv) each Loan Party’s equipment and Inventory shall be located as set forth on Schedule 4.4 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the Ordinary Course of Business and to the extent permitted in Section 7.1(b).

(b)   (i) There is no location at which any Loan Party has any Inventory (except for Inventory in transit) or other Collateral other than those locations listed on Schedule 4.4(b)(i); (ii) Schedule 4.4(b)(ii) hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of any Loan Party is stored; (iii) Schedule 4.4(b)(iii) hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Loan Party, (B) the chief executive office of each Loan Party, (C) each place where Collateral or books and records related thereto is located, and (D) a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Loan Party, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.

4.5   Defense of Agent’s and Lenders’ Interests.  Until (a) payment and performance in full of all of the Obligations (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (ii) Letters of Credit so long as Agent has received the cash collateral with respect to the Letters of Credit to the extent required pursuant to this Agreement) and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect.  During such period no Loan Party shall, without Agent’s prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section 7.1(b) hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral.  Each Loan Party shall defend Agent’s interests in the Collateral against any and all Persons whatsoever.  At any time following, the occurrence and during the continuance of an Event of Default or Trigger Event, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including:  labels, stationery, documents, instruments and advertising materials.  If Agent exercises this right to take possession of the Collateral, Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent.  In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law.  Each Loan Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Agent’s trustee, and such Loan Party will promptly deliver them to Agent in their original form together with any necessary endorsement.

4.6   Inspection of Premises.  At all reasonable times and from time to time as often as Agent shall elect in its sole discretion, upon prior notice to Loan Parties, except during the continuance of an Event of Default when no prior notice shall be required, Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business.  Agent, any Lender and their agents may enter upon any premises of any Loan Party at any time during business hours and at any other reasonable time, and from time to time as often as Agent shall elect in its sole discretion, upon prior notice to Loan Parties, except during the continuance of an Event of Default when no prior notice shall be required, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party’s business.

4.7   Reserved.

4.8   Receivables; Deposit Accounts and Securities Accounts.

(a)   Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Receivable is created.  Same shall be due and owing in accordance with the applicable Loan Party’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Loan Parties to Agent.

(b)   Each Customer, to the best of each Loan Party’s knowledge, as of the date each Receivable which is included as an Eligible Receivable in a Borrowing Base Certificate, is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due.  With respect to such Customers of any Loan Party who are not solvent, such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c)   Each Loan Party’s chief executive office is located as set forth on Schedule 4.4(b)(iii).  Until written notice is given to Agent by Borrowing Agent of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d)   After the occurrence and during the continuance of a Trigger Event, Loan Parties shall instruct their Customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) to such Blocked Account(s) and/or Depository Accounts (and any associated lockboxes) as Agent shall designate from time to time as contemplated by Section 4.8(h) or as otherwise agreed to from time to time by Agent.  Notwithstanding the foregoing, to the extent any Loan Party directly receives any remittances upon Receivables, such Loan Party shall, at such Loan Party’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Loan Party’s funds or use the same except to pay Obligations, and shall as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts(s) and/or Depository Account(s).  After the occurrence of a Trigger Event and during the continuance thereof, each Loan Party shall deposit in the Blocked Account and/or Depository Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e)   At any time following the occurrence of a Trigger Event and during the continuance thereof Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral.  Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both.  Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(f)   At any time following the occurrence of a Trigger Event and during the continuance thereof Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.  Each Loan Party hereby constitutes Agent or Agent’s designee as such Loan Party’s attorney with power (i) at any time after the occurrence of a Trigger Event and during the continuance thereof: (A) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; (D) to sign such Loan Party’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Loan Party at any post office box/lockbox maintained by Agent for Loan Parties or at any other business premises of Agent; and (ii) at any time following the occurrence and during the continuance of an Event of Default: (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such Loan Party’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (D) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Customer; (G) to prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (H) to accept the return of goods represented by any of the Receivables; (I) to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate; and (J) to do all other acts and things necessary to carry out this Agreement.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

(g)   Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, absent gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.

(h)   At any time following the occurrence of a Trigger Event and during the continuance thereof all proceeds of Collateral shall be deposited by Loan Parties into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at Agent for the deposit of such proceeds.  Each applicable Loan Party, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent that is sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account and which directs such Blocked Account Bank to transfer such funds so deposited on a daily basis or at other times acceptable to Agent to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) at Agent.  All funds deposited in such Blocked Accounts or Depository Accounts shall immediately become subject to the security interest of Agent for its own benefit and the ratable benefit of Issuer, Lenders and all other holders of the Obligations, and Borrowing Agent shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited.  Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder.  Agent shall apply all funds received by it from the Blocked Accounts and/or Depository Accounts to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit) in such order as Agent shall determine in its sole discretion, provided that, in the absence of any Event of Default, Agent shall apply all such funds representing collection of Receivables first to the prepayment of the principal amount of the Swing Loans, if any, and then to the Revolving Advances.

(i)   No Loan Party will, without Agent’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Loan Party.

(j)   All deposit accounts (including all Blocked Accounts and Depository Accounts), securities accounts and investment accounts of each Loan Party and its Subsidiaries as of the Closing Date are set forth on Schedule 4.8(j).  No Loan Party shall open any new deposit account, securities account or investment account unless (i) Loan Parties shall have given at least thirty (30) days prior written notice to Agent, unless such account is an Excluded Account, in which case Loan Party shall give Agent prompt notice of the opening of such account, and (ii) if such account is to be maintained with a bank, depository institution or securities intermediary that is not the Agent, such bank, depository institution or securities intermediary, each applicable Loan Party and Agent shall, unless such account is an Excluded Account, first have entered into an account control agreement in form and substance satisfactory to Agent sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account.

4.9   Inventory.  To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.10.   Maintenance of Equipment.  The equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the equipment shall be maintained and preserved.  No Loan Party shall use or operate the equipment in violation of any law, statute, ordinance, code, rule or regulation except where such violation would not be reasonably likely to have a Material Adverse Effect.

4.11.   Exculpation of Liability.  Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof absent gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).  Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Loan Party’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

4.12.   Financing Statements.  Except as respects the financing statements filed by Agent, financing statements described on Schedule 1.2, and financing statements filed in connection with Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office.

V.   REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants as follows:

5.1   Authority.  Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder.  This Agreement and the Other Documents to which it is a party have been duly executed and delivered by each Loan Party, and this Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally.  The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within such Loan Party’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of Law or the terms of such Loan Party’s Organizational Documents or to the conduct of such Loan Party’s business or of any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, including the Acquisition Agreement, (b) will not conflict with or violate any Law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound, including the Acquisition Agreement, in each case, other than where such conflict, violation, failure to obtain Consent or breach would not be reasonably likely to have a Material Adverse Effect.

5.2   Formation and Qualification.

(a)   Each Loan Party is duly incorporated or formed, as applicable, and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Loan Party.  Each Loan Party has delivered to Agent true and complete copies of its Organizational Documents and will promptly notify Agent of any amendment or changes thereto.

(b)   The only Subsidiaries of each Loan Party are listed on Schedule 5.2(b).

5.3   Survival of Representations and Warranties.  Subject to any applicable materiality qualifier, all representations and warranties of such Loan Party contained in this Agreement and the Other Documents to which it is a party shall be true at the time of such Loan Party’s execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4   Tax Returns.  Each Loan Party’s federal tax identification number is set forth on Schedule 5.4.  Each Loan Party has filed all federal, state and local tax returns and other reports each is required by Law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable except those being Properly Contested.  The provision for taxes on the books of each Loan Party is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5   Financial Statements.

(a)   The pro forma balance sheet of Holdings and its Subsidiaries on a consolidating and consolidated basis and of the Borrowers on a consolidating and consolidated basis (collectively, the “Pro Forma Balance Sheet”) furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated by the Acquisition Agreement and under this Agreement (collectively, the “Transactions”) and is accurate, complete and correct in all material respects and fairly reflects in all material respects the financial condition of Holdings and its Subsidiaries on a consolidating and consolidated basis and of the Borrowers on a consolidating and consolidated basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied.  The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Holdings.  All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared in accordance with GAAP, except as may be disclosed in such financial statements.

(b)   The 2018 income statement, cash flow and balance sheet projections of Holdings and its Subsidiaries on a consolidating and consolidated basis and of the Borrowers on a consolidating and consolidated, copies of which are annexed hereto as Exhibit 5.5(b) (the “Projections”) were prepared by the Chief Financial Officer of Holdings, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period  (it being acknowledged by Agent and Lenders that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results).  The cash flow Projections together with the Pro Forma Balance Sheet are referred to as the “Pro Forma Financial Statements”.

(c)   The consolidated balance sheets of Borrowers, and such other Persons described therein, as of December 31, 2017, and the related statements of income, for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application to which such accountants concur and present fairly the financial position of Borrowers at such date and the results of their operations for such period).  Since December 31, 2017 there has been no change in the condition, financial or otherwise, of Borrowers as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and real property owned by Borrowers, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

5.6   Entity Names.  No Loan Party has been known by any other company or corporate name, as applicable, in the past five (5) years except as set forth on Schedule 5.6, nor has any Loan Party been the surviving corporation or company, as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years except as set forth on Schedule 5.6.

5.7   O.S.H.A. Environmental Compliance; Flood Insurance.

(a)   Except as set forth on Schedule 5.7 hereto, each Loan Party is in compliance in all material respects with, and its facilities, business, assets, property, leaseholds, Real Property and equipment are in compliance with the Federal Occupational Safety and Health Act, and Environmental Laws and there are no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or equipment under any such Laws, rules or regulations.

(b)   Except as set forth on Schedule 5.7 hereto, each Loan Party has been issued all required federal, state and local licenses, certificates or permits (collectively, “Approvals”) relating to all applicable Environmental Laws and all such Approvals are current and in full force and effect.

(c)   Except as set forth on Schedule 5.7: (i) there have been no releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Materials at, upon, under or migrating from or onto any real property owned, leased or occupied by any Loan Party, except for those Releases which are in full compliance with Environmental Laws; (ii) there are no underground storage tanks or polychlorinated biphenyls on any real property owned, leased or occupied by any Loan Party, except for such underground storage tanks or polychlorinated biphenyls that are present in compliance with Environmental Laws; (iii) the real property including any premises owned, leased or occupied by any Loan Party has never been used by any Loan Party to dispose of Hazardous Materials, except as authorized by Environmental Laws; and (iv) no Hazardous Materials are managed by any Loan Party on any real property including any premises owned, leased or occupied by any Loan Party, excepting such quantities as are managed in accordance with all applicable manufacturer’s instructions and compliance with Environmental Laws and as are necessary for the operation of the commercial business of any Loan Party or of its tenants.

(d)   All Real Property owned by the Loan Parties is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party in accordance with prudent business practice in the industry of such Loan Party.  Each Loan Party has taken all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure located upon any Real Property that will be subject to a Mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

5.8   Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.

(a)   (i) After giving effect to the Transactions, the Loan Parties (taken as a whole) will be solvent, able to pay their debts as they mature, will have capital sufficient to carry on their businesses and all businesses in which they are about to engage, (ii) as of the Closing Date, the fair present saleable value of the Loan Parties’ assets (taken as a whole), calculated on a going concern basis, is in excess of the amount of their liabilities (taken as a whole), and (iii) subsequent to the Closing Date, the fair saleable value of the Loan Parties’ assets (taken as a whole) (calculated on a going concern basis) will be in excess of the amount of their liabilities (taken as a whole).

(b)   Except as disclosed in Schedule 5.8(b)(i), no Loan Party has any pending or, to its knowledge, threatened litigation, arbitration, actions or proceedings (each a “Proceeding”)where the amount in controversy exceeds $1,000,000 with respect to any single Proceeding then pending or so threatened, or $3,000,000 in the aggregate with respect to all such Proceedings then pending or so threatened, or which could reasonably be expected to have a Material Adverse Effect.  No Loan Party has any outstanding Indebtedness other than the Obligations, except for (i) Indebtedness disclosed in Schedule 5.8(b)(ii) and (ii) Indebtedness otherwise permitted under Section 7.8 hereof.

(c)   No Loan Party is in violation of any applicable statute, Law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Loan Party in violation of any order of any court, Governmental Body or arbitration board or tribunal.  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws.

(d)   No Loan Party or any member of the Controlled Group maintains or is required to contribute to any Plan other than those listed on Schedule 5.8(d) hereto.  (i) Each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Plan, and each Plan is in compliance with Sections 412, 430 and 436 of the Code and Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently being processed by the Internal Revenue Code; (iii) neither any Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Loan Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) neither any Loan Party nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vii) neither any Loan Party nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4971, 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (viii) neither any Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (ix) no Termination Event has occurred or is reasonably expected to occur; (x) there exists no event described in Section 4043 of ERISA, for which the thirty (30) day notice period has not been waived; (xi) neither any Loan Party nor any member of the Controlled Group has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (xii) neither any Loan Party nor any member of the Controlled Group maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xiii) neither any Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xiv) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.

5.9   Patents, Trademarks, Copyrights and Licenses.  All Intellectual Property owned or utilized by any Loan Party: (i) is set forth on Schedule 5.9; (ii) is valid, and (iii) constitutes all of the intellectual property rights which are necessary for the operation of its business.  There is no objection to, pending challenge to the validity of, or proceeding by any Governmental Body to suspend, revoke, terminate or adversely modify, any such Intellectual Property and no Loan Party is aware of any grounds for any challenge or proceedings, except as set forth in Schedule 5.9 hereto.  All Intellectual Property owned or held by any Loan Party consists of original material or property developed by such Loan Party or was lawfully acquired by such Loan Party from the proper and lawful owner thereof.  Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

5.10   Licenses and Permits.  Except as set forth in Schedule 5.10, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local Law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

5.11   Default of Indebtedness.  No Loan Party is in default in the payment of the principal of or interest on any Indebtedness (other than, for the avoidance of doubt, any Specified Indebtedness or the Westport Indebtedness to the extent either are Indebtedness of a Loan Party) or under any instrument or agreement under or subject to which any Indebtedness (other than, for the avoidance of doubt, any Specified Indebtedness or the Westport Indebtedness to the extent either are Indebtedness of a Loan Party) has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.12   No Default.  No Default or Event of Default has occurred and is continuing.

5.13   No Burdensome Restrictions.  No Loan Party is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.14   No Labor Disputes.  No Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party’s employees threatened, to its knowledge, or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

5.15   Margin Regulations.  No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.  No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16   Investment Company Act.  No Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.17   Disclosure.  No representation or warranty made by any Loan Party in this Agreement or in the Acquisition Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.  There is no fact known to any Loan Party or which reasonably should be known to such Loan Party which such Loan Party has not disclosed to Agent in writing with respect to the transactions contemplated by the Acquisition Agreement or this Agreement which could reasonably be expected to have a Material Adverse Effect.

5.18   Delivery of Acquisition Agreement.  Agent has received complete copies of the Acquisition Agreement and related documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.  None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.  Each of the representations made by each Person party thereto is true and correct in all respects.

5.19   Swaps.  No Loan Party is a party to, nor will it be a party to, any swap agreement whereby such Loan Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

5.20   Business and Property of Loan Parties.  Upon and after the Closing Date, Loan Parties do not propose to engage in any business other than transportation and logistics services and activities necessary to conduct the foregoing.  On the Closing Date, each Loan Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party.

5.21   Ineligible Securities.  Loan Parties do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a securities Affiliate of Agent or any Lender.

5.22   Reserved.

5.23   Equity Interests.  The authorized and outstanding Equity Interests of each Loan Party, and each legal and beneficial holder thereof as of the Closing Date, are as set forth on Schedule 5.23 hereto.  All of the Equity Interests of each Loan Party have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state Laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities.  Except for the rights and obligations set forth on Schedule 5.23(b), there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Loan Party or any of the shareholders of any Loan Party is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of Loan Parties.  Except as set forth on Schedule 5.23(c), Loan Parties have not issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

5.24   Commercial Tort Claims.  Except as set forth on Schedule 5.24 hereto or for those which a Loan Party has previously delivered notice to Agent pursuant to Section 4.1, no Loan Party has any commercial tort claims.

5.25   Letter of Credit Rights.  As of the Closing Date, no Loan Party has any letter of credit rights except as set forth on Schedule 5.25 hereto.

5.26   Material Contacts.  As of the Closing Date, no material default exists under any Material Contract.

5.27   No Cross-Default.  None of the documents evidencing any of the Specified Indebtedness includes as an event of default thereunder the occurrence of an Event of Default under this Agreement.

5.28   Certificate of Beneficial Ownership.  Any Certificate of Beneficial Ownership executed and delivered to Agent and Lenders for the Loan Parties as required pursuant to Section 6.10 hereof, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date so delivered on and as of the date any such update is so delivered, as applicable.  The Loan Parties acknowledge and agree that any such Certificate of Beneficial Ownership is one of the Other Documents.

VI.   AFFIRMATIVE COVENANTS.

Each Loan Party shall, until payment in full of the Obligations (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (ii) Letters of Credit so long as Agent has received the cash collateral with respect to the Letters of Credit to the extent required pursuant to this Agreement) and termination of this Agreement:

6.1   Compliance with Laws.  Comply with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Loan Party’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect (except to the extent any separate provision of this Agreement shall expressly require compliance with any particular Applicable Law(s) pursuant to another standard).  Each Loan Party may, however, contest or dispute any Applicable Laws in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent’s Lien on or security interest in the Collateral.

6.2   Conduct of Business and Maintenance of Existence and Assets.  (a) Except (i) for the orderly wind down (and any dissolution or liquidation conducted in connection therewith) of GFI, GFL and Southern Counties LLC, and (ii) as permitted under Section 7.1(a), conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all Intellectual Property and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the Laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the Laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

6.3   Books and Records.  Keep proper books of record and account in which full, true and correct in all material respects entries will be made of all dealings or transactions of or in relation to its business and affairs (including without limitation accruals for taxes, assessments, Charges, levies and claims, allowances against doubtful Receivables and accruals for depreciation, obsolescence or amortization of assets), all in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by the Loan Parties.

6.4   Payment of Taxes.  Pay, prior to delinquency, all taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral, including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes except where such amounts are being Properly Contested.  If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Loan Party and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s or any Lender’s opinion, may possibly create a valid Lien on the Collateral and which are not being reasonably and diligently contested by the Loan Parties, Agent may upon notice to Loan Parties pay the taxes, assessments or other Charges, and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof.  The amount of any payment by Agent under this Section 6.4 shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until Loan Parties shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers’ credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.

6.5   Financial Covenants.

(a)   Fixed Charge Coverage Ratio.  At all times cause to be maintained as of the end of each fiscal month, a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0, measured for the trailing twelve month period ending on the last day of such month.

(b)   Leverage Ratio.  Maintain as of the end of each fiscal month set forth below a ratio of (i) Funded Debt of the Loan Parties to (ii) Group EBITDA of not greater than the ratio set forth below opposite such fiscal month, measured for the trailing twelve month period ending on the last day of such month.

Trailing Twelve Month Period Ending on the Last Day of	Maximum Leverage Ratio
September, October and November 2018	3.75 to 1.00
December 2018 and January and February 2019	3.50 to 1.00
March 2019 and each fiscal month thereafter	3.25 to 1.00

6.6   Insurance.

(a)   (i) Keep all its insurable properties and properties in which such Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party’s; (ii) maintain director’s and officer’s insurance; (iii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iv) maintain public liability insurance against claims for personal injury, death or property damage suffered by others; (v) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (vi) maintain worker’s compensation or similar insurance as required under the Laws of any state or jurisdiction in which such Loan Party is engaged in business and (vii) furnish Agent with (A) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least fifteen (15) days before any expiration date, and promptly upon Agent’s request deliver copies of all such policies and (B) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as an additional insured and mortgagee and/or lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage referred to in clauses (i) and (iv) above, and providing (I) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (II) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Agent (or in the case of non-payment, at least ten (10) days prior written notice). If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, if an Event of Default has occurred and is continuing, Agent may endorse such Borrower’s name thereon and do such things as Agent may deem advisable to reduce the same to cash.

(b)   Each Loan Party shall take all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.

6.7   Payment of Indebtedness and Leasehold Obligations.  Pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods) all its Indebtedness, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lenders and (ii) when due its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect.  Pay in full, in cash, all amounts when due and payable under the Stay of Enforcement Agreement.

6.8   Environmental Matters.

(a)   Ensure that the real property and all operations and businesses conducted thereon are in compliance and remain in compliance with all Environmental Laws and it shall manage any and all Hazardous Materials on any real property in compliance with Environmental Laws.

(b)   Establish and maintain an environmental management and compliance system to assure and monitor continued compliance with all applicable Environmental Laws.

(c)   Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or real property to any Lien.  If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral:  (i) give such notices or (ii) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to remediate, remove, mitigate or otherwise manage with any such Hazardous Discharge or Environmental Complaint.  All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Loan Party.

(d)   Promptly upon the written request of Agent from time to time, the Loan Parties shall provide Agent, at Borrowers’ expense, such information and certifications which Agent or any Lender may reasonably request from time to time to demonstrate compliance with this Section 6.8, including without limitation, any environmental site assessments or environmental compliance audit reports prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, remediation and removal of any Hazardous Materials found on, under, at or within the Real Property.  Any report or investigation of such Hazardous Discharge proposed and acceptable to the responsible Governmental Body shall be acceptable to Agent.  If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require the Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

6.9   Standards of Financial Statements.  Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein and agreed to by such reporting accountants or officer, as applicable).

6.10   Certificate of Beneficial Ownership and Other Additional Information.  Provide to Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Agent and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Agent and each Lenders, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith.

6.11   Execution of Supplemental Instruments.  Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

6.12   Exercise of Rights.  Enforce all of its rights under the Acquisition Agreement including, but not limited to, all indemnification rights and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.

6.13   Government Receivables.  Upon Agent’s request, take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances and, upon Agent’s request, deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of any contract between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them.

6.14   Deposit Accounts.  (i) Except as provided in clause (ii) hereof, cause all of the Loan Parties’ deposit accounts, other than the Excluded Accounts, the Permitted KeyBank Account, the Permitted Disclosed Accounts and the accounts maintained in Canada as of the Closing Date, to be maintained with the Agent and (ii) on or before the date that is one hundred twenty (120) days from the Closing Date, or such later date as Agent may agree in writing, cause all of the deposit accounts of Southern Counties Inc., Southern Counties LLC, GFI and GFL, other than the Excluded Accounts, to be maintained with the Agent.

6.15   Keepwell.  If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non‑Qualifying Party’s obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.15 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.15, or otherwise under this Agreement or any Other Document, voidable under Applicable Law, including Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Loan Party under this Section 6.15 shall remain in full force and effect until payment in full of the Obligations (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (ii) Letters of Credit so long as Agent has received the cash collateral with respect to the Letters of Credit to the extent required pursuant to this Agreement) and termination of this Agreement and the Other Documents.  Each Qualified ECP Loan Party intends that this Section 6.15 constitute, and this Section 6.15 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party and Guarantor for all purposes of Section 1a(18(A)(v)(II) of the CEA.

6.16   Notice of Cross-Default Provision.  Notify Agent if the documents evidencing any of the Specified Indebtedness shall ever include or be amended to include, as an event of default thereunder, the occurrence of an Event of Default under this Agreement and concurrently with the entry into any such document or amendment, enter into an Amendment to this Agreement to provide that any event of default under such Specified Indebtedness shall give rise to an Event of Default hereunder.

6.17   Certain Material Contracts.  Deliver to the Agent as soon as practicable after the Closing Date, and in any event no later than 90 days after the Closing Date (or such later date as the Agent may agree in its reasonable discretion), a listing of the Material Contracts to which a Borrower is a party (to include the name of the contract, date of execution and the parties thereto) entered into after the date of execution of the Original Credit Agreement and in effect on the Closing Date.

6.18   Post-Closing Deliverables.  Deliver to the Agent as soon as practicable after the Closing Date, and in any event no later than the number of days specified on Schedule 6.18, the items set forth on Schedule 6.18.

VII.   NEGATIVE COVENANTS.

No Loan Party shall, until satisfaction in full of the Obligations (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (ii) Letters of Credit so long as Agent has received the cash collateral with respect to the Letters of Credit to the extent required pursuant to this Agreement) and termination of this Agreement:

7.1   Merger, Consolidation, Acquisition and Sale of Assets.

(a)   Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it, except (i) any Borrower may merge, consolidate or reorganize with another Borrower or acquire the assets or Equity Interest of another Borrower so long as such Borrower provides Agent with ten (10) days prior written notice of such merger, consolidation or reorganization and delivers all of the relevant documents evidencing such merger, consolidation or reorganization, (ii) any Loan Party (other than a Borrower) may merge, consolidate or reorganize with another Loan Party (other than a Borrower) or acquire the assets or Equity Interest of another Loan Party (other than a Borrower) so long as such Loan Party provides Agent with ten (10) days prior written notice of such merger, consolidation or reorganization and delivers all of the relevant documents evidencing such merger, consolidation or reorganization, and (iii) Permitted Acquisitions.

(b)   Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) (a) the sale of obsolete assets or assets that such Loan Party no longer deems useful in its business, (b) so long as no Event of Default has occurred and is continuing, the disposition or transfer of property or assets (other than Receivables), for fair market value, payable in cash, in an aggregate amount (with respect to the fair market value thereof) not to exceed $25,000,000 in any fiscal year,(c) the sale of Inventory in the Ordinary Course of Business, (d) the sale of Excluded Property, (e) the sale of securities in the UBS Securities Account, and (f) leases, subleases, licenses or sublicenses of property in the Ordinary Course of Business, (ii) sales by Cavalry Logistics, LLC of Receivables owing from a Dover Entity pursuant to the terms of the Dover Agreement; provided that the proceeds of any such sales shall be deposited directly to an account of a Loan Party maintained with Agent, (iii) any other sales or dispositions expressly permitted by this Agreement, and (iv) any sale, transfer or other disposition of the assets or properties of GFI, GFL or and Southern Counties LLC, to the extent conducted in connection with an orderly wind down or liquidation of such Person, provided that the Net Cash Proceeds of each such sale, transfer or other disposition permitted under this Section 7.1(b) are paid to the Agent for the benefit of the Lenders if and when required pursuant to the terms of Section 2.20(a).

7.2   Creation of Liens.  Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances.

7.3   Guarantees.  Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) guarantees made in the Ordinary Course of Business up to an aggregate amount of $5,000,000, (c) guarantees by one or more Loan Party(ies) of the Indebtedness or obligations of any other Loan Party(ies) to the extent such Indebtedness or obligations are permitted to be incurred and/or outstanding pursuant to the provisions of this Agreement and (d) the endorsement of checks in the Ordinary Course of Business.

7.4   Investments.  Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, other than (a) Permitted Investments, provided that in with respect to any investment, brokerage or other similar account in which Permitted Investments are maintained which any Loan Party intends to establish after the Closing Date, Borrowing Agent shall give not less than ten (10) days written notice thereof to the Agent before such account shall have been established, (b) investments made upon satisfaction of the Payment Conditions, (c) investments which are funded solely with the cash proceeds received by a Loan Party from the issuance of Equity Interests (other than Disqualified Equity Interests) issued on terms acceptable to Agent (or contributed as paid in capital with respect to existing Equity Interests) or by subordinated debt from Holdings on terms and subject to a subordination agreement acceptable to Agent in its sole discretion, and (d) Credit Party Agent Investments, which when taken together with loans or extensions of credit under Section 7.5(c) do not exceed $10,000,000 at any one time outstanding.

7.5   Loans.  Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate other than (a) Permitted Loans and advances, loans or extensions of credit made upon satisfaction of the Payment Conditions, (b) advances, loans or extensions of credit which are made solely with the cash proceeds received by a Loan Party from the issuance of  Equity Interests (other than Disqualified Equity Interests) issued on terms acceptable to Agent (or contributed as paid in capital with respect to existing Equity Interests) or by subordinated debt from Holdings on terms and subject to a subordination agreement acceptable to Agent in its sole discretion, and (c) Credit Party Agent Investments, which when taken together with investments under Section 7.4(d)], do not exceed $10,000,000 at any one time outstanding.

7.6   Capital Expenditures.  Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Loan Parties in excess of $75,000,000, unless such purchase or expenditure is funded or to be funded solely with the cash proceeds received by a Loan Party from the issuance of Equity Interests (other than Disqualified Equity Interests) issued on terms acceptable to Agent (or contributed as paid in capital with respect to existing Equity Interests) or by subordinated debt from Holdings on terms and subject to a subordination agreement acceptable to Agent in its sole discretion.

7.7   Dividends.  Declare, pay or make any dividend or distribution on any Equity Interests of any Loan Party (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interest, or of any options to purchase or acquire any Equity Interest of any Loan Party other than (i) dividends paid on or about August 16, 2018 by Holdings to its shareholders in the aggregate amount of $2,981,464 and (ii) Permitted Dividends.

7.8   Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

7.9   Nature of Business.  Substantially change the nature of the businesses in which it was engaged in immediately prior to the Closing Date, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as conducted immediately prior to the Closing Date.

7.10   Transactions with Affiliates.  Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for (i) transactions among Loan Parties which are not expressly prohibited by the terms of this Agreement and which are in the Ordinary Course of Business, (ii) payment by Loan Parties of dividends and distributions permitted under Section 7.7 hereof, (iii) transactions disclosed to Agent in writing which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate, (iv) transactions with P.A.M. Transportation, Inc. and the MFS Entities which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate, (v) transactions with BLT which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate, and (vi) payment of annual management fees in an amount not to exceed 3% of gross revenue per year made upon satisfaction of the Payment Conditions.

7.11   Reserved.

7.12   Subsidiaries.

(a)   Form any Subsidiary unless such Subsidiary (i) is not a Foreign Subsidiary, (ii) at Agent’s discretion, (x) expressly joins in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Notes, and under any other agreement between any Borrower and Lenders, or (y) becomes a Guarantor with respect to the Obligations and executes a Guarantor Security Agreement in favor of Agent, and (iii) Agent shall have received all documents, including without limitation, legal opinions and appraisals it may reasonably require to establish compliance with each of the foregoing conditions in connection therewith.

(b)   Enter into any partnership, joint venture or similar arrangement.

7.13   Fiscal Year and Accounting Changes.  Change its fiscal year from December 31 or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as permitted by Law.

7.14   Pledge of Credit.  Now or hereafter pledge Agent’s or any Lender’s credit on any purchases, commitments or contracts or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Loan Party’s business operations as conducted on the Closing Date.

7.15   Amendment of Organizational Documents.  (i) Change its legal name, (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, or (iv) otherwise amend, modify or waive any term or material provision of its Organizational Documents unless required by Law, in any such case without (x) giving at least fifteen (15) days prior written notice of such intended change to Agent (or such lesser time as Agent may agree in its reasonable discretion), (y) having received from Agent confirmation that Agent has taken all steps necessary for Agent to continue the perfection of and protect the enforceability and priority of its Liens in the Collateral belonging to such Loan Party and that such amendment or modification does not violate the terms and conditions of this Agreement or any of the other Loan Documents.

7.16   Compliance with ERISA.  (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, (iii) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (iv) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (v) fail promptly to notify Agent of the occurrence of any Termination Event, (vi) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (vii) fail to meet, permit any member of the Controlled Group to fail to meet, or permit any Plan to fail to meet all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan, or (viii) cause, or permit any member of the Controlled Group to cause, a representation or warranty in Section 5.8(d) to cease to be true and correct.

7.17   Prepayment of Indebtedness; Payment of Holdings – UTI Intercompany Loan; Payments Under Cherokee Indemnity Agreement.  Except upon satisfaction of the Payment Conditions at any time, directly or indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party.  No payment of any kind may be made (i) under or in connection with the Cherokee Indemnity Agreement or (ii) with respect to the Indebtedness arising from the Holdings – UTI Intercompany Loan until all Obligations (other than (x) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (y) Letters of Credit so long as Agent has received the cash collateral with respect to the Letters of Credit to the extent required pursuant to this Agreement) have been paid in full.

7.18   Amendment to Fore Acquisition Documents.  Make, permit or consent to  any amendment to or other modification of the Fore Acquisition Documents without the prior written consent of the Agent, except to the extent that any such amendment or modification (i) does not violate the terms and conditions of this Agreement or any of the Other Documents, (ii) does not adversely affect the interest of the Lenders as creditors and/or as secured parties under any Other Document and (iii) could not reasonably be expected to have a Material Adverse Effect.

VIII.   CONDITIONS PRECEDENT.

8.1   Conditions to Initial Advances.  The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a)   Note.  Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower;

(b)   Other Documents.  Agent shall have received each of the executed Other Documents, as applicable;

(c)   Certificate of Beneficial Ownership; USA Patriot Act Diligence.  Agent and each Lender shall have received, in form and substance acceptable to Agent and each Lender an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(d)   Financial Condition Certificates.  Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(d).

(e)   Closing Certificate.  Agent shall have received a closing certificate signed by the Chief Financial Officer or the President of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, and (ii) on such date no Default or Event of Default has occurred or is continuing;

(f)   Borrowing Base.  Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Domestic Billed Receivables, Eligible Foreign Receivables, Eligible Unbilled Receivables, Eligible Affiliate Receivables, Eligible BLT Receivables and Eligible Pledged Securities, is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

(g)   Closing Date Excess Availability.  After giving effect to the initial Advances hereunder, Borrowers shall have Closing Date Excess Availability of at least $15,000,000;

(h)   Blocked Accounts; other Accounts.  Other than as permitted by Section 6.14, the Loan Parties shall have opened the Depository Accounts with Agent or Agent shall have received duly executed agreements establishing the Blocked Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral and Agent shall have entered into control agreements with the applicable financial institutions in form and substance satisfactory to Agent with respect to such Blocked Account; Borrowing Agent shall have opened a deposit account with Agent and all other deposit accounts of the Loan Parties other than the Excluded Accounts and the Loan Parties’ deposit accounts maintained in Canada shall either be with the Agent or subject to control agreements with the applicable financial institutions in form and substance satisfactory to Agent;

(i)   Acquisition Agreement.  Agent shall have received final executed copies of the Acquisition Agreement, and all related agreements, documents and instruments as in effect on the Closing Date all of which shall be satisfactory in form and substance to Agent and the transactions contemplated by such documentation shall be consummated prior to or simultaneously with the making of the initial Advance including;

(j)   Other Debt Documents; Fund Flow.  Agent shall have received the final funds flow memorandum evidencing the use of proceeds with respect to the financing transactions of the Borrower, Holdings and their subsidiaries to be consummated prior to or simultaneously with the making of the initial Advance hereunder on the Closing Date together with a summary of terms of such financing transactions all of which shall be satisfactory in form and substance to Agent.

(k)   Filings, Registrations and Recordings.  Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under Law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(l)   Lien Waiver Agreements.  Agent shall have received a Lien Waiver Agreement (or, in lieu thereof, in the case of any Lien Waiver Agreement in existence on the Closing Date, a written confirmation signed by the applicable lessor of the continuing effectiveness thereof) with respect to the locations set forth on Schedule 8.1(l);

(m)   Secretary’s Certificates, Authorizing Resolutions and Good Standings of Borrowers.  Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Borrower in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of such Borrower authorizing (x) the execution, delivery and performance of this Agreement, the Notes and each Other Document to which such Borrower is a party (including authorization of the incurrence of indebtedness, borrowing of Revolving Advances, Swing Loans and Term Loan and requesting of Letters of Credit on a joint and several basis with all Borrowers as provided for herein), and (y) the granting by such Borrower of the security interests in and liens upon the Collateral to secure all of the joint and several Obligations of Borrowers (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Borrower authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Borrower as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Borrower in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Borrower’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than 30 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;

(n)   Secretary’s Certificates, Authorizing Resolutions and Good Standings of Guarantors.  Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Guarantor in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of each Guarantor authorizing [(x)] the execution, delivery and performance of such Guarantor’s Guaranty and each Other Loan Document to which such Guarantor is a party [and (y) the granting by such Guarantor of the security interests in and liens upon the Collateral to secure its obligations under its Guaranty] (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Guarantor authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Guarantor as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Guarantor in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Guarantor’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than [___] days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;

(o)   Legal Opinion.  Agent shall have received the executed legal opinion of Dykema Gossett PLLC in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Other Documents, and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(p)   No Litigation.  Except as disclosed on Schedule 5.8(b)(i), no litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with this Agreement, the Other Documents, or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(q)   Collateral Examination.  Agent shall have completed Collateral examinations, the results of which shall be satisfactory in form and substance to Agent, of the Receivables, and General Intangibles, of each Loan Party and all books and records in connection therewith;

(r)   Fees.  Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof and the Fee Letter;

(s)   Pro Forma Financial Statements.  Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Agent;

(t)   Insurance.  Agent shall have received in form and substance satisfactory to Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, and (ii) insurance certificates issued by the Loan Parties’ insurance broker containing such information regarding the Loan Parties’ casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured as applicable.

(u)   Payment Instructions.  Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(v)   Consents.  Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(w)   No Adverse Material Change.  (i) Since December 31, 2017 there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

(x)   Matters Relating to Disclosed Action.  With regarding to the Disclosed Action, the following shall have occurred: (i) each judgment debtor and each judgment creditor party to the Disclosed Action shall have entered into a written agreement (the “Stay of Enforcement Agreement”) providing for, among other things, a stay of enforcement of the judgment rendered in respect of the Disclosed Action, such agreement shall be in full force and effect on the Closing Date, the Agent shall have received and reviewed such agreement to its reasonable satisfactions and such stay shall be in effect in accordance with the terms of such agreement; (ii) the Agent shall have received and reviewed to its satisfaction the terms and conditions of the Cherokee Surety Bond, and the Cherokee Surety Bond shall have been issued and filed with the applicable court; (iii) the Agent shall have received and reviewed to its reasonable satisfaction a copy of the executed promissory note evidencing the indebtedness owing by UTI to Holdings under the Holdings – UTI Intercompany Loan; (iv) the Agent shall have received and reviewed to its reasonable satisfaction the final execution version of the Cherokee Indemnity Agreement and (v) the Agent, Cherokee and Holdings shall have entered into the Cherokee-Holdings Subordination Agreement, which shall be in full force and effect.

(y)   Compliance with Laws.  Agent shall be reasonably satisfied that each Loan Party is in compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Anti-Terrorism Laws;

(z)   Quality of Earnings.  Agent shall have received, and been satisfied with its review of, a quality of earnings report performed by Plante Moran with respect to Target; and

(aa)   Other.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

8.2   Conditions to Each Advance.  The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a)   Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects (unless such representation or warranty is already qualified by materiality in any manner, in which case such representation or warranty shall be true and correct in all respects) on and as of such date as though made on and as of such date (except to the extent such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (unless such representation or warranty is already qualified by materiality in any manner then such representation or warrant shall be true and correct in all respects) on and as of such earlier date).

(b)   No Default.  No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the transactions contemplated by the Acquisition Agreement; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(c)   Maximum Advances.  In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.   INFORMATION AS TO LOAN PARTIES.

Each Loan Party shall, or (except with respect to Section 9.11) shall cause Borrowing Agent on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1   Disclosure of Material Matters.  Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including any Loan Party’s reclamation or repossession of, or the return to any Borrower of, a material amount of goods or any claims or disputes asserted by any Customer or other obligor.

9.2   Schedules Borrowing Base Certificate.  Deliver to Agent (i) after the occurrence of and during the continuance of a Trigger Event on or before Tuesday of each week as and for the prior week and at all other times, on or before the twentieth (20th) day of each month as and for the prior month (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, and (c) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month or week, as applicable, and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement), and, whenever a weekly reporting is required under this Section 9.2, (ii) on or before Tuesday of each week, a sales report / roll forward for the prior week.  In addition, each Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications.  Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.  The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.  Unless otherwise agreed to by Agent, the items to be provided under this Section 9.2 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent.

9.3   Environmental Reports.

(a)   Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of Borrowing Agent stating, to the best of his knowledge, that each Loan Party is in compliance in all material respects with all applicable Environmental Laws.  To the extent any Loan Party is not in compliance with the foregoing Laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Loan Party will implement in order to achieve full compliance.

(b)   In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at any real property owned, leased or occupied by any Loan Party (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at any real property owned, leased or occupied by any Loan Party, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting any real property owned, leased or occupied by any Loan Party or any Loan Party’s interest therein or the operations or the business (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any Governmental Body, then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint.  Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(c)   Borrowing Agent shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Materials at any other site owned, operated or used by any Loan Party to manage of Hazardous Materials and shall continue to forward copies of correspondence between any Loan Party and the Governmental Body regarding such claims to Agent until the claim is settled.  Borrowing Agent shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge or Environmental Complaint at any real property owned, leased or occupied by any Loan Party, operations or business that any Loan Party is required to file under any Environmental Laws.  Such information is to be provided solely to allow Agent to protect Agent’s security interest in and Lien on the Collateral.

9.4   Litigation.  Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Borrower, Holdings or any Guarantor, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case is required to be disclosed pursuant to Item 103, Regulation S-K or which could reasonably be expected to have a Material Adverse Effect.

9.5   Material Occurrences.  Promptly notify Agent in writing upon the occurrence of: (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; (d) each and every default by any Loan Party which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; (e) any default or event of default under any document or instrument evidencing the Specified

Indebtedness; and (f) any other development in the business or affairs of any Loan Party or any Guarantor, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties propose to take with respect thereto.

9.6   Government Receivables.  Notify Agent promptly if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

9.7   Annual Financial Statements.  Furnish Agent and Lenders within ninety five (95) days after the end of each fiscal year of Holdings, financial statements of (a) Holdings and its Subsidiaries on a consolidating and consolidated basis, and (b) Borrowers on a consolidating and consolidated basis, in each case including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and, in the case of the financial statements of Holdings, reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the “Accountants”).

9.8   Quarterly Financial Statements.  Furnish Agent and Lenders within 50 days after the end of each of the first three fiscal quarters and within 60 days after the end of the fourth fiscal quarter, for (a) Holdings and its Subsidiaries on a consolidating and consolidated basis and (b) the Borrowers on a consolidating and consolidated basis, an unaudited balance sheet and unaudited statements of income and stockholders’ equity and cash flow reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the Loan Parties’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.  The reports shall be accompanied by a Compliance Certificate.

9.9   Monthly Financial Statements.

(a)   Furnish Agent and Lenders within twenty five (25) days after the end of each fiscal month (other than for the last month of each fiscal quarter which shall be delivered in accordance with Sections 9.7 and 9.8 as applicable), an unaudited balance sheet of Holdings and its Subsidiaries on a consolidating and consolidated basis and the Borrowers on a consolidating and consolidated basis and unaudited statements of income and stockholders’ equity and cash flow of Holdings and its Subsidiaries on a consolidating and consolidated basis and the Borrowers on a consolidating and consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such fiscal month and for such fiscal month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the Loan Parties’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.  The reports shall be accompanied by a Compliance Certificate.

(b)   [Reserved.]

(c)   Within twenty five (25) days after and as of the end of each month, including the last month of each Fiscal Year, or more frequently as requested by the Agent or the Required Lenders the monthly summaries of accounts receivable and accounts payable of the Borrowers (which shall include a summary of the top ten customers of the Borrowers, a breakout of Receivables with respect to which the Customer is CenTra, Inc. or one of its Subsidiaries, a breakout of unbilled Receivables, a breakout of accounts payable owed to Com Data and accounts payable owing with respect to Brokered Receivables and a breakout of the Borrowers reserve and escrow accounts maintained with respect to owner operators).

9.10   Other Reports.  Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders or members.

9.11   Additional Information.  Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrowers including, without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, and (b) promptly upon any Borrower’s learning thereof, notice of any material labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

9.12   Projected Operating Budget.  Furnish Agent and Lenders, no later than thirty (30) days after the end of Holding’s fiscal years commencing with fiscal year 2018, a month by month projected operating budget and cash flow of Holdings and its Subsidiaries on a consolidating and consolidated basis and the Borrowers on a consolidating and consolidated basis for the next succeeding fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13   Variances From Operating Budget.  Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

9.14   Notice of Suits, Adverse Events.  Furnish Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower or any Guarantor with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower or any Guarantor, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower or any Guarantor.

9.15   ERISA Notices and Requests.  Furnish Agent with prompt written notice in the event that (i) any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under the Code or ERISA on or before the due date for such installment or payment; or (ix) any Loan Party or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan or (d) a Multiemployer Plan is subject to Section 432 of the Code or Section 305 of ERISA.

9.16   Additional Documents.  Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

9.17   Updates to Certain Schedules.  Deliver to Agent promptly as shall be required to maintain the related representations and warranties as true and correct, updates to Schedule 4.4 (Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property); provided, that absent the occurrence and continuance of any Event of Default, Borrower shall only be required to provide such updates on a monthly basis in connection with delivery of a Compliance Certificate with respect to the applicable month.  Any such updated Schedules delivered by Borrowers to Agent in accordance with this Section 9.17 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement.

9.18   Financial Disclosure.  If an Event of Default exists, each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Loan Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Loan Party’s financial status and business operations.  If an Event of Default exists, each Loan Party hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or Governmental Bodies.

X.   EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1   Nonpayment.  Failure by any Loan Party to pay when due any principal on the Obligations (including without limitation pursuant to Section 2.9), or any interest on the Obligations or any other fee, charge, amount or liability provided for herein or in any Other Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment.

10.2   Breach of Representation.  Any representation or warranty made or deemed made by any Borrower or any Guarantor in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;

10.3   Financial Information.  Failure by any Loan Party to (i) furnish financial information when due or when requested, or (ii) permit the inspection of its books or records or access to its premises for audits and appraisals in accordance with the terms hereof;

10.4   Judicial Actions.  Issuance of a notice of Lien, levy, assessment, injunction or attachment (a) against any Borrower’s Receivables or (b) against a material portion of any Borrower’s other property which remains unreleased or unstayed for a period of thirty (30) days;

10.5   Noncompliance.  Except as otherwise provided for in Sections 10.1, 10.3 and 10.5(ii), (i) failure or neglect of any Borrower, any Guarantor or any Person to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between any Borrower, any Guarantor or such Person, and Agent or any Lender, or (ii) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.5, 6.1, 6.3, 6.11, 6.13, 6.14, 9.4 or 9.6 hereof which is not cured within ten (10) Business Days from the occurrence of such failure or neglect;

10.6   Judgments.  Any (a) judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against any Borrower or any Guarantor, not adequately covered by insurance, as more particularly described in the final sentence of this Section 10.6,  for an aggregate amount in excess of $1,500,000 or against all Borrowers or Guarantors for an aggregate amount in excess of $1,500,000 and (b) (i) action shall be legally taken by any judgment creditor to levy upon assets or properties of any Borrower or any Guarantor to enforce any such judgment, (ii) such judgment shall remain undischarged for a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any Liens arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of any Borrower or any Guarantor shall be senior to any Liens in favor of Agent on such assets or properties. For the avoidance of doubt, for purposes of this Section 10.6, a judgment, writ, order or decree for the payment of money shall be deemed to be adequately covered by insurance if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof subject to standard and customary deductibles and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

10.7   Bankruptcy.  Any Borrower, any Guarantor, any Subsidiary or Affiliate of any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy or receivership Laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition seeking to take advantage of any other Law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy Laws, or (viii) take any action for the purpose of effecting any of the foregoing;

10.8   Material Adverse Effect.  The occurrence of any event or development which could reasonably be expected to have a Material Adverse Effect, which, solely for purposes of this Section 10.8, shall be deemed to mean and include, in the case of clauses (a) and (b) of the defined term Material Adverse Effect, Borrowers and the Westport Companies, taken as a whole;

10.9   Lien Priority.  Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject only to Permitted Encumbrances that have priority as a matter of Applicable Law to the extent such Liens only attach to Collateral other than Receivables or Inventory);

10.10   Cross Default.  Either (x) any specified “event of default” shall occur under (i) the Westport Indebtedness beyond any cure period applicable thereto or which has not been waived within sixty (60) days after the occurrence thereof, or (ii) any Indebtedness (other than the Obligations, or the Specified Indebtedness) of any Loan Party (excluding for purposes of this clause (ii) only the Westport Indebtedness by virtue of the guaranty of payment or performance thereof by a Loan Party), beyond any cure period applicable thereto, with a then-outstanding principal balance, in the case of each of clauses (i) and (ii), (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $2,500,000 or more, or any other event or circumstance which would permit the holder of any such Indebtedness, in the case of each of clauses (i) and (ii), to accelerate such Indebtedness (and/or the obligations of Westport or a Loan Party thereunder, as the case may be) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness) or (y) a default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect;

10.11   Breach of Guaranty or Pledge Agreement.  Termination or breach of any Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor or pledgor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement;

10.12   Change of Control.  Any Change of Control shall occur;

10.13   Invalidity.  Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Borrower or any Guarantor, or any Borrower or any Guarantor shall so claim in writing to Agent or any Lender or any Borrower challenges the validity of or its liability under this Agreement or any Other Document;

10.14   Seizures.  Any (a) material portion of the Collateral shall be seized, subject to garnishment or taken by a Governmental Body, or any Borrower or any Guarantor, or (b) the title and rights of any Borrower or any Guarantor which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

10.15   Reserved.

10.16   Pension Plans.  An event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect; or the occurrence of any Termination Event, or any Loan Party’s failure to immediately report a Termination Event in accordance with Section 9.15 hereof.

10.17   Anti-Money Laundering/International Trade Law Compliance.  Any representation or warranty contained in Section 16.18 is or becomes false or misleading at any time.

XI.   LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1   Rights and Remedies.

(a)   If: (i) an Event of Default pursuant to Section 10.7 (other than Section 10.7(vii)) has occurred and is continuing, all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, (ii) any of the other Events of Default has occurred and is continuing, at the option of Agent or at the direction of Required Lenders all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) without limiting Section 8.2 hereof, any Default under Sections 10.7(vii) hereof, the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed.  If an Event of Default has occurred and is continuing, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process.  Agent may enter any of any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place.  With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect.  Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification.  At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Loan Party.  The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof.  Noncash proceeds will only be applied to the Obligations as they are converted into cash.  If any deficiency shall arise, Loan Parties shall remain liable to Agent and Lenders therefor.

(b)   To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for Agent: (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other Law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral.  Each Loan Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b).  Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Loan Party or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

11.2   Agent’s Discretion.  Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder as against the Loan Parties or each other.

11.3   Setoff.  Subject to Section 14.13, in addition to any other rights which Agent or any Lender may have under Applicable Law, if an Event of Default has occurred and is continuing, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Loan Party’s property held by Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender.  Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.4   Rights and Remedies not Exclusive.  The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by Law, all of which shall be cumulative and not alternative.

11.5   Allocation of Payments After Event of Default.  Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations (including without limitation any amounts on account of any of Cash Management Liabilities or Hedge Liabilities), or in respect of the Collateral may, at Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees on an hourly rate plus expenses basis) of Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents, and any Out-of-Formula Loans and Protective Advances funded by Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued interest on account of the Swing Loans;

FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swing Loans;

SIXTH, to the payment of all Obligations arising under this Agreement and the Other Documents consisting of accrued fees and interest (other than interest in respect of Swing Loans paid pursuant to clause FOURTH above);

SEVENTH, to the payment of the outstanding principal amount of the Obligations (other than principal in respect of Swing Loans paid pursuant to clause FIFTH above) arising under this Agreement (including Cash Management Liabilities and Hedge Liabilities and including the payment or cash collateralization of any outstanding Letters of Credit in accordance with Section 3.2(b) hereof).

EIGHTH, to all other Obligations arising under this Agreement which shall have become due and payable (hereunder, under the Other Documents or otherwise) and not repaid pursuant to clauses “FIRST” through “SEVENTH” above;

NINTH, to all other Obligations which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “EIGHTH”; and

TENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances, Cash Management Liabilities and Hedge Liabilities held by such Lender bears to the aggregate then outstanding Advances, Cash Management Liabilities and Hedge Liabilities) of amounts available to be applied pursuant to clauses “SIXTH”, “SEVENTH”, “EIGHTH” and “NINTH” above; and (iii) notwithstanding anything to the contrary in this Section 11.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Borrowers and/or Guarantors that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.5; and (iv) to the extent that any amounts available for distribution pursuant to clause “SEVENTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Agent as cash collateral for the Letters of Credit pursuant to Section 3.2(b) hereof and applied (A) first, to reimburse Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “SEVENTH,” “EIGHTH”, and “NINTH” above in the manner provided in this Section 11.5.

XII.   WAIVERS AND JUDICIAL PROCEEDINGS.

12.1   Waiver of Notice.  To the extent permitted by law, each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2   Delay.  No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3   Jury Waiver.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS

AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.   EFFECTIVE DATE AND TERMINATION.

13.1   Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until December 23, 2020 (the “Term”) unless sooner terminated as herein provided.

13.2   Termination.  The termination of the Agreement shall not affect Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created and Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated.  The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (ii) Letters of Credit so long as Agent has received the cash collateral with respect to the Letters of Credit to the extent required pursuant to this Agreement) of each Loan Party have been indefeasibly paid and performed in full after the termination of this Agreement or each Loan Party has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto.  Accordingly, each Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (ii) Letters of Credit so long as Agent has received the cash collateral with respect to the Letters of Credit to the extent required pursuant to this Agreement) have been indefeasibly paid in full in immediately available funds.  All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.

XIV.   REGARDING AGENT.

14.1   Appointment.  Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents.  Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 2.8(b), Section 3.4 and the Fee Letter), charges and collections received pursuant to this Agreement, for the ratable benefit of

Lenders.  Agent may perform any of its duties hereunder by or through its agents or employees.  As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent’s discretion, exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

14.2   Nature of Duties.  Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents.  Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder.  Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower.  The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.

14.3   Lack of Reliance on Agent.  Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower and each Guarantor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower and each Guarantor.  Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof.  Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower or any Guarantor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition or prospects of any Borrower, or the existence of any Event of Default or any Default.

14.4   Resignation of Agent; Successor Agent.  Agent may resign on sixty (60) days written notice to each Lender and Borrowing Agent and upon such resignation, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers (provided that no such approval by Borrowers shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default).  Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including the Mortgages, the Pledge Agreement and all account control agreements), and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent.  However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens).  After any Agent’s resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).

14.5   Certain Rights of Agent.  If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.

14.6   Reliance.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it.  Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.7   Notice of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders.  Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.8   Indemnification.  To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances and its respective Participation Commitments in the outstanding Letters of Credit and outstanding Swing Loans (or, if no Advances are outstanding, pro rata according to the percentage that its Revolving Commitment Amount  constitute of the total aggregate Revolving Commitment Amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

14.9   Agent in its Individual Capacity.  With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender.  Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.10   Delivery of Documents.  To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 or Borrowing Base Certificates from any Borrower pursuant to the terms of this Agreement which any Borrower is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.

14.11   Borrowers’ Undertaking to Agent.  Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid.  Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.12   No Reliance on Agent’s Customer Identification Program.  To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti‑Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Loan Parties, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.

14.13   Other Agreements.  Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender.  Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

XV.   BORROWING AGENCY.

15.1   Borrowing Agency Provisions.

(a)   Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity, whether verbally, in writing or through electronic methods (including, without limitation, an Approved Electronic Communication) to (i) borrow, (ii) request advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b)   The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request.  Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof.  To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c)   All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof.  Each Borrower waives all suretyship defenses.

15.2   Waiver of Subrogation.  Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Loan Parties’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (ii) Letters of Credit so long as Agent has received the cash collateral with respect to the Letters of Credit to the extent required pursuant to this Agreement).

XVI.   MISCELLANEOUS.

16.1   Governing Law.  This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, be governed by and construed in accordance with the laws of the State of Michigan.  Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of Michigan, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s option, by service upon Borrowing Agent which each Loan Party irrevocably appoints as such Loan Party’s

Agent for the purpose of accepting service within the State of Michigan.  Nothing herein shall affect the right to serve process in any manner permitted by Law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction.  Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court.  Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in, or whose district encompasses and includes, the County of Macomb, State of Michigan.

16.2   Entire Understanding.

(a)   This Agreement and the documents executed concurrently herewith contain the entire understanding between each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.  Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Loan Party’s, Agent’s and each Lender’s respective officers.  Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.  Notwithstanding the foregoing, Agent may modify this Agreement for the purposes of completing missing content or correcting erroneous content of an administrative nature, without the need for a written amendment, provided that the Agent shall send a copy of any such modification to the Borrowers and each Lender (which copy may be provided by electronic mail).  Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b)   Required Lenders, Agent with the consent in writing of Required Lenders, and Borrowers may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Loan Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(i)   increase the Revolving Commitment Percentage, the Maximum Revolving Advance Amount or the Term Loan Commitment Percentage, as applicable, of any Lender without the consent of such Lender directly affected thereby (it being understood and agreed that a waiver of any condition precedent set forth in Section 8.01 or of any Default or Event of Default is not considered an extension or increase in the Revolving Commitment Percentage, Maximum Revolving Advance Amount or the Term Loan Commitment Percentage) of any Lender;

(ii)   whether or not any Advances are outstanding, extend the Term Loan Maturity Date, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 or of default rates of Letter of Credit fees under Section 3.2 (unless imposed by Agent));

(iii)   except in connection with any increase pursuant to Section 2.24 hereof, increase the Maximum Revolving Advance Amount without the consent of all Lenders;

(iv)   alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b) without the consent of all Lenders;

(v)   alter, amend or modify the provisions of Section 11.5 without the consent of all Lenders;

(vi)   release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000 without the consent of all Lenders;

(vii)   change the rights and duties of Agent without the consent of all Lenders;

(viii)   subject to clause (e) below, permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount without the consent of all Lenders;

(ix)   increase the Advance Rates above the Advance Rates in effect on the Closing Date without the consent of all Lenders; or

(x)   release any Guarantor or Borrower (other than in accordance with the provisions of this Agreement) without the consent of all Lenders.

(c)   Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Guarantors, Lenders and Agent and all future holders of the Obligations.  In the case of any waiver, Borrowers, Guarantors, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(d)   In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by Agent (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest (including any accrued PIK Interest) and fees due such Lender, which interest and fees shall be paid when collected from Borrowers.  In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.

(e)   Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time to exceed an amount equal to Formula Amount at such time by up to ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Loans”).  If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Agent does permit Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount.  For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be “Eligible Receivables” becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral.  In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess.  Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.  To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 16.2(e), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Revolving Lenders under this Agreement and the Other Documents with respect to such Revolving Advances.

(f)   In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, Agent is hereby authorized by Borrowers and Lenders, at any time in Agent’s sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances (“Protective Advances”) to Borrowers on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement (the “Protective Advances”); such Protective Advances, the outstanding Revolving Advances, Swing Loans Maximum Undrawn Amount of all outstanding Letters of Credit do not exceed the Maximum Revolving Advance Amount.  Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Agent therefor upon demand of Agent in accordance with their respective Revolving Commitment Percentages.  To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 16.2(f), any such Protective Advances funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of Revolving Lenders under this Agreement and the Other Documents with respect to such Revolving Advances.

16.3   Successors and Assigns; Participations; New Lenders.

(a)   This Agreement shall be binding upon and inure to the benefit of Loan Parties, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

(b)   Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons (each such transferee or purchaser of a participating interest, a “Participant”).  Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that (i) Borrowers shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder unless the sale of the participation to such Participant is made with Borrower’s prior written consent, and (ii) in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant.  Each Loan Party hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances.

(c)   Any Lender, with the consent of Agent, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances and/or Term Loans under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $1,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording.  Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage and/or Term Loan Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose.  Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages and/or Term Loan Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.  Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages and/or Term Loan Commitment Percentage arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.  Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing provided, however, that the consent of Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Permitted Assignee; provided that Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Agent within five (5) Business Days after having received prior notice thereof.

(d)   Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances and/or Term Loans under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording.  Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose.  Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO.  Each Loan Party hereby consents to the addition of such Purchasing CLO.  Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(e)   Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest (including any and all PIK Interest) and other fees due hereunder.  The entries in the Register shall be conclusively presumed to be correct in the absence of demonstrable error, and each Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement.  The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.  Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

(f)   Each Loan Party authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Loan Party which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Loan Party.

(g)   Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

16.4   Application of Payments.  Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations.  To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

16.5   Indemnity.  Each Borrower shall defend, protect, indemnify, pay and save harmless Agent, Issuer, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an “Indemnified Party”) for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including reasonable fees and disbursements of counsel (including reasonable allocated costs of internal counsel)) (collectively, “Claims”) which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby including the Transactions, (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby including the Transactions, (iii) any Borrower’s or any Guarantor’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents, (iv) the enforcement of any of the rights and remedies of Agent, Issuer or any Lender under the Agreement and the Other Documents, (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Borrower, any Affiliate or Subsidiary of any Borrowers, or any Guarantor, and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality, or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto.  Without limiting the generality of any of the foregoing, each Borrower shall defend, protect, indemnify, pay and save harmless each Indemnified Party from (x) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of the issuance of any Letter of Credit hereunder and (y) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party under any Environmental Laws with respect to or in connection with the real property owned, leased or occupied by any Loan Party, any Hazardous Discharge, the presence of any Hazardous Materials affecting the real property owned, leased or occupied by any Loan Party (whether or not the same originates or emerges from the real property owned, leased or occupied by any Loan Party or any contiguous real estate), including any Claims consisting of or relating to the imposition or assertion of any Lien on any of the Real Property under any Environmental Laws and any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender.  Loan Parties’ obligations under this Section 16.5 shall arise upon the discovery of the presence of any Hazardous Materials at the real property owned, leased or occupied by any Loan Party, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials, in each such case except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).  Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the Indemnified Parties by any Person under any Environmental Laws or similar Laws by reason of any Loan Party’s or any other Person’s failure to comply with Laws applicable to solid or hazardous waste materials, including Hazardous Materials and Hazardous Waste, or other Toxic Substances.  Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Agent and Lenders, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by Agent, Lenders or Loan Parties on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Loan Parties will pay (or will promptly reimburse Agent and Lenders for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the Indemnified Parties harmless from and against all liability in connection therewith.

16.6   Notice.  Any notice or request hereunder may be given to Borrowing Agent or any Borrower or Guarantor or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section.  Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a website to which Borrowers are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6.  Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names in this Section 16.6 or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6.  Any Notice shall be effective:

(a)   In the case of hand-delivery, when delivered;

(b)   If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c)   In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d)   In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e)   In the case of electronic transmission, when actually received;

(f)   In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

(g)   If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Borrower or Guarantor shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)   If to Agent or PNC at:

PNC Bank, National Association
PNC Business Credit
1900 East Ninth Street, 9th Floor
Cleveland, Ohio 44114
Attention:   John. A. Wenzinger
                        Senior Vice President/Team Leader
Telephone:   216-222-9388
Facsimile:   216-222-8155

with a copy to:

PNC Bank, National Association
PNC Agency Services
PNC Firstside Center
500 First Avenue (Mailstop: P7-PFSC-04-1)
Pittsburgh, Pennsylvania 15219
Attention: Lori Killmeyer
Telephone: (412) 807.7002
Facsimile: (412) 762-8672]

with an additional copy to:

Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attn:  Lawrence F. Flick II

Telephone:  (212) 885-5556

Facsimile:  (215) 832-5556

(B)   If to a Lender other than Agent, as specified on the signature pages hereof

(C)   If to Borrowing Agent, any Borrower or any Guarantor:

c/o Borrowing Agent
12755 E Nine Mile
Warren, MI 48089
Attention: Treasurer
Telephone: (586) 920-0100
Facsimile: (586) 920-0258

with a copy to:

c/o Borrowing Agent
12755 E Nine Mile
Warren, MI 48089
Attention: President
Telephone: (586) 920-0100
Facsimile: (586) 920-0258

16.7   Survival.  The obligations of Loan Parties under Sections 2.2(f), 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 16.5 and 16.9 and the obligations of Lenders under Sections 2.2, 2.15(b), 2.16, 2.18, 2.19, 14.8 and 16.5, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (ii) Letters of Credit so long as Agent has received the cash collateral with respect to the Letters of Credit to the extent required pursuant to this Agreement).

16.8   Severability.  If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9   Expenses.  Borrowers shall pay (i) all out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by Agent, any Lender or Issuer (including the fees, charges and disbursements of any counsel for Agent, any Lender or Issuer), and shall pay all fees and time charges for attorneys who may be employees of Agent, any Lender or Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Other Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) subject to the limitations set forth in Section 3.4 hereof, all reasonable out-of-pocket expenses of Agent’s regular employees and agents engaged periodically to perform audits of the any Borrower’s or any Borrower’s Affiliate’s or Subsidiary’s books, records and business properties.

16.10   Injunctive Relief.  Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefor, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11   Consequential Damages.  Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower, or any Guarantor (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

16.12   Captions.  The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13   Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

16.14   Construction.  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.15   Confidentiality; Sharing Information.  Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Loan Party of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.  Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Loan Party hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder.  Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement.  Notwithstanding any non-disclosure agreement or similar document executed by Agent in favor of any Loan Party or any of any Loan Party’s affiliates, the provisions of this Agreement shall supersede such agreements.

16.16   Publicity.  Each Loan Party and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrowers, Guarantors, Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

16.17   Certifications From Banks and Participants; USA PATRIOT Act.

(a)   Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

(b)   The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an "account" with such financial institution.  Consequently, any Lender may from time to time request, and each Loan Party shall provide to such Lender, such Loan Party's name, address, tax identification number and/or such other identifying information as shall be necessary for such Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.

16.18   Anti-Terrorism Laws.

(a)   Each Loan Party represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(b)   Each Loan Party covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Loan Parties shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

16.19   Amended and Restated; No Novation.  This Agreement amends, restated and replaces the Original Credit Agreement, but does not extinguish the obligations for the payment of money outstanding under the Original Credit Agreement or otherwise discharge or release the Borrowers from their obligations (including the Obligations, as defined in the Original Credit Agreement) arising thereunder, Agent’s Liens created thereby or the priority of any mortgage, pledge, security agreement or any other security therefor.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Original Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as expressly modified hereby or by instruments executed concurrently herewith.

XVII.   GUARANTY PROVISIONS

17.1   Guaranty of Obligations.  The Guarantors hereby, jointly and severally, unconditionally guarantee, and become surety for, the prompt payment and performance of all Obligations, including, without limitation, all costs and expenses of the Secured Parties incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with this Guaranty and each Other Document to which any Guarantor is party, including reasonable attorneys’ fees and expenses.

17.2   Nature of Guaranty; Waivers.

17.2.1   This is a guaranty of payment and not of collection and no Secured Party shall be required or obligated, as a condition of any Guarantor’s liability, to make any demand upon or to pursue any of its rights against any Borrower, any other Loan Party or any other Person, or to pursue any rights which may be available to it with respect to any other Person who may be liable for the payment of the Obligations.

17.2.2   This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until payment in full of the Obligations (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (ii) Letters of Credit so long as Agent has received the cash collateral with respect to the Letters of Credit to the extent required pursuant to this Agreement) and termination of this Agreement and the Guarantor Security Agreement.  This guaranty will remain in full force and effect even if there is no principal balance outstanding under the Obligations at a particular time or from time to time.  This guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by any Secured Party of any other Person, or any other guaranty or any security held by it for any of the Obligations, by any failure of any Secured Party to take any steps to perfect or maintain its Lien or security interest in or to preserve its rights to any security or other Collateral for any of the Obligations or any other guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations with respect to any Borrower or any other Person, or any part thereof or any security or other guaranty thereof.  The Guarantors’

obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off recoupment, deduction or defense based upon any claim any Guarantor may have (directly or indirectly) against any Borrower, any other Loan Party, any Secured Party or any other Person, except satisfaction and payment in full in cash of the Obligations (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (ii) Letters of Credit so long as Agent has received the cash collateral with respect to the Letters of Credit to the extent required pursuant to this Agreement) as required under the Credit Agreement.

17.2.3   No the extent permitted by law, notice of acceptance of this guaranty, notice of extensions of credit to the Borrowers from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon any Secured Party’s failure to comply with the notice requirements under any Applicable Law are hereby waived.  Each Guarantor waives all defenses based on suretyship or impairment of any of the Collateral.

17.2.4   To the extent permitted by law, the Secured Parties at any time and from time to time, without notice to or the consent of any Guarantor, and without impairing or releasing, discharging or modifying the Guarantors’ liabilities hereunder, may (i) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (ii) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (iii) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations in such order, manner and amount as the Secured Parties may determine in their sole discretion; (iv) settle, compromise or deal with any other Person, including any Borrower or any other Loan Party, with respect to any Obligations in such manner as the Secured Parties deem appropriate in their sole discretion; (v) substitute, exchange or release any security or guaranty; or (vi) take such actions and exercise such remedies hereunder as provided herein.

17.2.5   Without limiting any of the foregoing, each Guarantor waives, to the maximum extent permitted by law, (i) all rights and defenses arising out of an election of remedies by any of the Secured Parties, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against any Borrower, any other Loan Party or any other Person under any Applicable Law and (ii) all rights and defenses that such Guarantor may have because the Obligations are or become secured by Real Property, which means, among other things: (x) the Secured Parties may collect from such Guarantor without first foreclosing on any Real Property collateral or personal property collateral pledged by any Loan Party or any other Person and (y) if any Secured Party forecloses on any Real Property pledged by any Loan Party or any other Person: (i) the amount of the Obligations may be reduced only by the price for which such Real Property is sold at the foreclosure sale, even if such Real Property is worth more than the sale price; and (ii) the Secured Parties may collect from such Guarantor even if the Secured Parties, by foreclosing on such Real Property, have destroyed any right such Guarantor may have to collect from any Loan Party or any other Person.  The foregoing is an unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because the Obligations are secured by Real Property.

17.3   Repayments or Recovery.  If the incurrence or payment of the Obligations by any Loan Party or any other Person or the transfer to any Secured Party of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of Title 11 of the United States Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if any Secured Party is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that such Secured Party is required or elects to repay or restore, and as to all costs, expenses, and attorneys’ fees of such Secured Parties related thereto, the liability of each Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made and any Liens held by any Secured Party previously released or terminated with respect to any Collateral shall be reinstated as of the date on which such Secured Party repays or restores such Voidable Transfer.  The provisions of this Section 17.3 will be and remain effective notwithstanding any contrary action which may have been taken by any Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to any Secured Parties’ rights hereunder and will be deemed to have been conditioned upon the provisions of this Section 17.3.

17.4   Enforceability of Obligations.  To the extent permitted by Applicable Law, (a) no modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge any Guarantor’s liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against each Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted, (b) each Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of any Loan Party that may result from any such proceeding and (c) each Guarantor expressly waives the effect of any statute of limitations or other limitations on any actions under this Guaranty.

17.5   Postponement of Subrogation.  Until payment in full of the Obligations (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (ii) Letters of Credit so long as Agent has received the cash collateral with respect to the Letters of Credit to the extent required pursuant to this Agreement) and termination of this Agreement and the Guarantor Security Agreement, to the extent permitted by law, each Guarantor hereby (a) expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Guarantor may now or hereafter have against the any Loan Party or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Loan Parties’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Guaranty, and (b) agrees that all obligations owing by any Borrower to any Guarantor are subordinated in right of payment to the Obligations and (i) if notified by Agent, no Guarantor shall accept any payment of any such obligations and (ii) if an Event of Default shall have occurred and be continuing, exercise any right or remedy with respect thereto.

17.6   Limitation on Contingent Liability of UTSI Finance, Inc.  Notwithstanding anything to the contrary contained in this Article XVII, in no event shall the contingent liability of UTSI Finance, Inc., a Michigan corporation (“UTSI”), in its capacity as a Guarantor, arising under this Article XVII, for the principal amount of the Obligations (exclusive of interests and costs and expenses of collection) exceed the aggregate amount of indebtedness which it is permitted to incur as a guarantor pursuant to the mortgage financing agreements between UTSI and Flagstar Bank, F.S.B identified in Schedule 1.4 hereto, as in effect on any date of determination, which amount, as of the Closing Date, equals $2,000,000.

(Signatures appear on next pages)

Each of the parties has signed this Agreement as of the day and year first above written.

BORROWERS:

UNIVERSAL LOGISTICS HOLDINGS, INC.

By:	/s/ Jeffrey A. Rogers
Name:	Jeffrey A. Rogers
Title:	President

UNIVERSAL TRUCKLOAD, INC.

By:	/s/ Mark Limback
Name:	Mark Limback
Title	President

UNIVERSAL DEDICATED, INC.

By:	/s/ Darren W. Coast
Name:	Darren W. Coast
Title:	President

MASON DIXON INTERMODAL, INC.

By:	/s/ Timothy Phillips
Name:	Timothy Phillips
Title:	President

LOGISTICS INSIGHT CORP.

By:	/s/ Michael S. Bautch
Name:	Michael S. Bautch
Title:	President

UNIVERSAL LOGISTICS SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Michael S. Bautch
Name:	Michael S. Bautch
Title:	President

UNIVERSAL SPECIALIZED, INC.

By:	/s/ Mark Limback
Name:	Mark Limback
Title:	President

CAVALRY LOGISTICS, LLC

By:	/s/ Robert King
Name:	Robert King
Title:	President

UNIVERSAL MANAGEMENT SERVICES, INC.

By:	/s/ Jeffrey A. Rogers
Name:	Jeffrey A. Rogers
Title:	President

FORE TRANSPORTATION INC.

By:	/s/ Timothy Phillips
Name:	Timothy Phillips
Title:	President

Signature page to Amended and Restated Revolving Credit, Term Loan and Security Agreement

FORE TRANSPORT, INC.

By:	/s/ Timothy Phillips
Name:	Timothy Phillips
Title:	President

4 CARGO LLC

By:	/s/ Timothy Phillips
Name:	Timothy Phillips
Title:	President

SOUTHERN COUNTIES EXPRESS, INC.

By:	/s/ Timothy Phillips
Name:	Timothy Phillips
Title:	Vice President

AQUARIUS FINANCIAL, INC.

By:	/s/ Jude M. Beres
Name:	Jude M. Beres
Title:	President

Signature page to Amended and Restated Revolving Credit, Term Loan and Security Agreement

GUARANTORS:

GREEN FLEET, INC.

By:	/s/ Timothy Phillips
Name:	Timothy Phillips
Title:	Vice President

GREEN FLEET, LLC

BY: SOUTHERN COUNTIES EXPRESS, INC., ITS SOLE MANAGER

By:	/s/ Timothy Phillips
Name:	Timothy Phillips
Title:	Vice President

SOUTHERN COUNTIES EXPRESS, LLC

BY: SOUTHERN COUNTIES EXPRESS, INC., ITS SOLE MANAGER

By:	/s/ Timothy Phillips
Name:	Timothy Phillips
Title:	Vice President

LINC LOGISTICS LLC

By:	/s/ Jeffrey A. Rogers
Name:	Jeffrey A. Rogers
Title:	President

Signature page to Amended and Restated Revolving Credit, Term Loan and Security Agreement

LINC OF MICHIGAN, LLC

By:	/s/ Jeffrey A. Rogers
Name:	Jeffrey A. Rogers
Title:	President

DIVERSIFIED CONTRACT SERVICES, INC.

By:	/s/ Jeffrey A. Rogers
Name:	Jeffrey A. Rogers
Title:	President

UT RENT A CAR, INC.

By:	/s/ Jude M. Beres
Name:	Jude M. Beres
Title:	President

UTS REALTY, LLC

By:	/s/ Jude M. Beres
Name:	Jude M. Beres
Title:	Manager

Signature page to Amended and Restated Revolving Credit, Term Loan and Security Agreement

LGSI EQUIPMENT OF INDIANA, LLC

By:	/s/ Jeffrey A. Rogers
Name:	Jeffrey A. Rogers
Title:	President

UTSI FINANCE, INC.

By:	/s/ Jeffrey A. Rogers
Name:	Jeffrey A. Rogers
Title:	President

APA HOLDINGS LLC

By:	/s/ Timothy Phillips
Name:	Timothy Phillips
Title:	President

Signature page to Amended and Restated Revolving Credit, Term Loan and Security Agreement

PNC BANK, NATIONAL ASSOCIATION,
as Agent and as a Revolving Lender

By:	/s/ John Wenzinger
Name:	John Wenzinger
Title:	Senior Vice President
Address:
1900 East Ninth Street
9th Floor
Cleveland, OH 44114

Revolving Commitment Percentage: 100%
Revolving Commitment Amount $150,000,000

Signature page to Amended and Restated Revolving Credit, Term Loan and Security Agreement

STEEL CITY CAPITAL FUNDING,
a division of PNC Bank, National Association.
as a Term Loan Lender

By:	/s/ Philip B. Fues
Name:	Philip B. Fues
Title:	Vice President, Relationship Manager
Address:
1600 Market Street
Philadelphia, PA 19103

Term Loan Commitment Percentage: 100%
Term Loan Commitment Amount $30,000,000

Signature page to Amended and Restated Revolving Credit, Term Loan and Security Agreement

EXHIBIT 1.2

FORM OF BORROWING BASE CERTIFICATE

(see attached)

EXHIBIT A

FORMULA AMOUNT

(see attached)

EXHIBIT 1.2(a)

FORM OF COMPLIANCE CERTIFICATE

__________________, ____

The undersigned, the treasurer of Universal Management Services, Inc., a corporation organized under the laws of the State of Michigan (“Borrowing Agent”) hereby makes the certifications set forth below, in his capacity as an officer of Borrowing Agent and not in his individual capacity, to PNC Bank, National Association, in its capacity as Agent (“Agent”) in accordance with the requirements of Section [9.7], [9.8], [9.9] of that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement (the “Credit Agreement”), dated as of August [__], 2018 by and among Borrowing Agent, Universal Logistics Holdings, Inc., Universal Truckload, Inc., Universal Dedicated, Inc., Mason Dixon Intermodal, Inc., Logistics Insight Corp., Universal Logistics Solutions International, Inc., Universal Specialized, Inc., Cavalry Logistics, LLC, Fore Transportation Inc., Fore Transport, Inc., 4 Cargo LLC, Southern Counties Express, Inc., and Aquarius Financial, Inc. (collectively the “Borrowers” and each a “Borrower”), each Person party thereto as guarantor from time to time (collectively, the “Guarantors”, and each a “Guarantor”) PNC Bank, National Association (“PNC”), as a Revolving Lender and as a Term Loan Lender, Steel City Capital Funding, a division of PNC (“SCCF”), as a Term Loan Lender, the other financial institutions which are now or which hereafter become a party thereto as Revolving Lenders or Term Loan Lenders (collectively with Revolving Lenders and Term Loan Lenders, the “Lenders” and each, individually, a “Lender”).  Capitalized terms used in this Compliance Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

Based upon my review of the financial statements delivered pursuant to Section [9.7], [9.8], [9.9] of the Borrowers for the [__________] period ending _______________, ____, copies of which are attached hereto, I hereby certify that:

1.

Such financial statements were prepared in accordance with GAAP and fairly present in all material respects the financial position and results of operations of the Borrowers for such [fiscal year][fiscal quarter], subject only to changes from audit and year-end adjustments and except that such statements need not contain notes.

2.	No Default or Event of Default exists on the date hereof [, other than: ________________________________________________________________][1].
3.	[As of ____________________, the Fixed Charge Coverage Ratio is not less than 1.00 to 1.00][2]

[1]	Specify the details of any Default or Event of Default that is continuing, if any, and any action taken or proposed to be taken with respect thereto.
[2]

Applicable only during a Trigger Period. To be tested immediately upon the commencement of any Trigger Period occurring after the Covenant Date and on the last day of each fiscal quarter during the continuance of such Trigger Period.

4.	The Leverage Ratio is not greater than [3.75 to 1.00],[3.50 to 1.00] or [3.25 to 1.00] for the trailing twelve month period ending on the last day of [Month].

Very truly yours,

UNIVERSAL MANAGEMENT SOLUTIONS, INC.

By:
Name:
Its:	Treasurer

EXHIBIT 1.3

FORM OF COLLATERAL PLEDGE AGREEMENT

COLLATERAL PLEDGE AGREEMENT

This Collateral Pledge Agreement (this “Agreement”) dated as of August 10, 2018, is made by (1) Universal Logistics Holdings, Inc., a Michigan corporation with an address at 12755 E. 9 Mile Road, Warren, MI 48089, (2) Mason Dixon Intermodal, Inc., a Michigan corporation with an address at 12755 E. 9 Mile Road, Warren, MI 48089, (3) Fore Transportation, Inc., an Illinois corporation with an address at 12755 E. 9 Mile Road, Warren, MI 48089, (4) LINC Logistics, LLC, a Michigan limited liability company with an address at 12755 E. 9 Mile Road, Warren, MI 48089, (5) LINC of Michigan, LLC, a Michigan limited liability company with an address at 12755 E. 9 Mile Road, Warren, MI 48089, (6) Diversified Contract Services, Inc., a Michigan corporation with an address at 12755 E. 9 Mile Road, Warren, MI 48089, (7) UTSI Finance, Inc., a Michigan  corporation with an address at 12755 E. 9 Mile Road, Warren, MI 48089, and (8) Southern Counties Express, Inc., a California corporation with an address at 9750 Norwalk Boulevard, Santa Fe Springs, CA 90670 (collectively the “Pledgors” and each a “Pledgor”), in favor of PNC Bank, National Association, as agent for the benefit of Lenders (“Secured Party”).

Background

A.To induce Lenders (as defined below) to extend credit to Borrowers (as defined below) pursuant to that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of even date herewith among Universal Logistics Holdings, Inc., a corporation organized under the laws of the State of Michigan (“Holdings”), Universal Truckload, Inc., a corporation organized under the laws of the State of Delaware (“UTI”), Universal Dedicated, Inc., a corporation organized under the laws of the State of Michigan (“UDI”), Mason Dixon Intermodal, Inc. (dba Universal Intermodal Services, Inc.), a corporation organized under the laws of the State of Michigan (“Mason Dixon”), Logistics Insight Corp., a corporation organized under the laws of the State of Michigan (“Logistics”), Universal Logistics Solutions International, Inc., a corporation organized under the laws of the State of Illinois (“Solutions”), Universal Specialized, Inc., a corporation organized under the laws of the State of Michigan (“Specialized”), Cavalry Logistics, LLC, a limited liability company organized under the laws of the State of Tennessee (“Cavalry”), Universal Management Services, Inc., a corporation organized under the laws of the State of Michigan (“Management Services”), Fore Transportation Inc., a corporation organized under the laws of the State of Illinois (“Fore Transportation”), Fore Transport, Inc., a corporation organized under the laws of the State of Illinois (“Fore Transport”), 4 Cargo LLC, a limited liability company organized under the laws of the State of Illinois (“4 Cargo”), Southern Counties Express, Inc., a corporation organized under the laws of the State of California (“Southern Counties Inc.”), and Aquarius Financial, Inc., a limited liability company organized under the laws of the State of California (“Aquarius” and, together with Holdings, UTI, UDI, Mason Dixon, Logistics, Solutions, Specialized, Calvary, Management Services, Fore Transportation, Fore Transport, 4 Cargo, Southern Counties Inc., and each Person joined thereto as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), each Person party thereto as a guarantor from time to time (collectively, the “Guarantors”, and each a “Guarantor”), PNC BANK, NATIONAL ASSOCIATION (“PNC”) as a Revolving Lender, STEEL CITY CAPITAL FUNDING, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION (“SCCF”), as a Term Loan Lender, the other financial institutions which are now or which hereafter become a party thereto as

2

Revolving Lenders or Term Loan Lenders (collectively with all Revolving Lenders and Term Loan Lenders party thereto as of the date hereof, the “Lenders” and each, individually, a “Lender”) and Secured Party, as agent for the Lenders and a Lender (as amended, restated, supplemented, or replaced from time to time, the “Credit Agreement”), each Pledgor executes and delivers this Agreement to Secured Party.  All capitalized terms used herein and not otherwise defined shall have the same meanings assigned to such terms in the Credit Agreement.

B.This Agreement is given and is intended to provide additional security for the Obligations.

C.Each Pledgor will derive economic benefit from the making of loans and extension of credit to Borrowers under the Credit Agreement.

NOW THEREFORE, for other good and sufficient consideration, the receipt of which is hereby acknowledged, each Pledgor, intending to be legally bound hereby, covenants and agrees as follows:

I.To secure the payment and performance of the Obligations, each Pledgor does hereby grant to Secured Party and Secured Party’s successors and assigns, for the benefit of Lenders, a continuing lien on, and security interest in, the Equity Interests described on Schedule I attached hereto and made a part hereof, together with any additions, exchanges, replacements, and substitutions therefor, dividends and distributions with respect thereto, and the proceeds thereof, including, without limitation, all of the stock and/or membership interests or units in the corporations and/or  limited liability companies listed on Schedule I attached hereto, whether now owned or hereafter acquired by Pledgor or in which Pledgor now or hereafter has any rights, options or warrants, together with any certificates representing such interest and all rights (but none of the obligations) under or arising out of the applicable Organizational Documents of such corporation and/or limited liability company (collectively, the “Pledged Collateral”).

II.The pledge and security interest described herein shall continue in effect to secure all Obligations from time to time incurred or arising unless and until all Obligations (other than (i) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (ii) Letters of Credit so long as Agent has received the cash collateral with respect to the Letters of Credit to the extent required pursuant to the Credit Agreement), have been indefeasibly paid and satisfied in full in cash, the Lenders’ commitment to make Advances has been terminated and the Credit Agreement has been terminated.

III.Each Pledgor hereby represents and warrants to and covenants with Secured Party that:

A.Except as pledged herein and except as permitted by the Credit Agreement, Pledgor has not sold, assigned, transferred, pledged or granted any option or security interest in or otherwise hypothecated the Pledged Collateral in any manner whatsoever and the Pledged Collateral is pledged herewith free and clear of any and all liens, security interests, encumbrances, claims, pledges, restrictions, legends, and options other than Permitted Encumbrances;

B.Each Pledgor has the full power and authority to execute, deliver, and perform under this Agreement and to pledge the Pledged Collateral hereunder;

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C.This Agreement constitutes the legal, valid and binding obligation of each Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally, and the pledge of the Pledged Collateral referred to herein is not in violation of and shall not (i) create any default under any agreement, undertaking or obligation of such Pledgor or (ii) conflict with or violate any Applicable Law, regulation, judgment, order or decree of any Governmental Body binding upon such Pledgor;

D.The Pledged Collateral has been duly and validly authorized and issued by each issuer thereof and such Pledged Collateral is fully paid for and non-assessable;

E.Each Pledgor is pledging hereunder all of Pledgor’s interest and ownership in the Equity Interests described on Schedule I attached hereto;

F.Except as permitted by the Credit Agreement, simultaneously upon execution and delivery hereof, each Pledgor shall deliver to Secured Party all certificates representing or evidencing the Pledged Collateral in the corporations and limited liability companies listed on Schedule I hereto, accompanied by duly executed instruments of transfer or assignments in blank, to be held by Secured Party in accordance with the terms hereof, together with a copy of each shareholder, member or operating agreement, as applicable in effect as of the date hereof with respect to the Pledged Collateral;

G.Each Pledgor hereby confirms that Secured Party is authorized to file all UCC-1 financing statements that are required under the UCC (as defined below) to perfect any security interest granted hereunder;

H.There are no restrictions upon the voting rights associated with, or the transfer of, any of the Pledged Collateral, except as provided by applicable federal and state laws, the terms of the Organizational Documents of the respective issuers and the Other Documents;

I.Each Pledgor has delivered to each entity listed on Schedule I attached hereto, a Pledge Instruction, substantially in the form of Exhibit A attached hereto, and has caused such entity to register the security interest granted hereunder on its books and records and to deliver to Secured Party an Acknowledgment of Registration Statement, substantially in the form of Exhibit B attached hereto. Notwithstanding the foregoing, any failure of Pledgor to comply with its understanding in this paragraph shall not impair, reduce or affect the validity, enforceability or effectiveness of the pledge described herein; and

J.With respect to any Pledged Collateral that is issued from an entity that is not a corporation (a “Non-Corporate Issuer”), either (x) such Non-Corporate Issuer has not “opted-in” to Article 8 of the UCC with respect to the Equity Interests issued by it or any other part of the Pledged Collateral by providing in any of its certificate or articles of organization, partnership agreement, operating agreement, limited liability company agreement or any other entity governance document or any other document governing or evidencing the equity interests issued by it or any other part of the Pledged Collateral that the equity interests issued by it or any other part of the Pledged Collateral shall be “securities” as governed by and defined in Article 8 of the UCC, or (y) such Non-

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Corporate Issuer has “opted-in” to Article 8 of the UCC, and such Pledgor shall deliver to Secured Party all certificates evidencing the Equity Interests issued by such Non-Corporate Issuer, together with an original executed instrument of transfer endorsed in blank, within two (2) Business Days of the date first written above.

IV.If an Event of Default occurs and is continuing under the Credit Agreement then Secured Party may, at its sole option, or shall at the direction of Required Lenders, exercise from time to time with respect to the Pledged Collateral any and/or all rights and remedies available to it hereunder, under the Credit Agreement and/or under the Uniform Commercial Code, or otherwise available to Secured Party, at law or in equity, including, without limitation, the right to dispose of the Pledged Collateral at public or private sale(s) or other proceedings, and each Pledgor agrees that, if permitted by law, Secured Party or Secured Party’s nominee(s) may become the purchaser at any such sale(s) at any prices and upon such terms as the Secured Party deems advisable, in its discretion. To the extent permitted by Applicable Law, each Pledgor hereby waives all of its rights of redemption from any such sale(s).

V.In addition to all other rights granted to Secured Party herein or otherwise available at law or in equity, Secured Party shall have the following rights, each of which may be exercised in Secured Party’s sole discretion (but without any obligation to do so), or at the direction of Required Lenders, at any time during the continuance of an Event of Default under the Credit Agreement, without further consent of Pledgors: (i) the right to transfer the whole or any part of the Pledged Collateral into the name of itself or its nominee or to conduct a sale of the Pledged Collateral pursuant to the UCC or pursuant to any other Applicable Law; (ii) the right to vote the Pledged Collateral (including the right to vote for board members or the equivalent thereof); (iii) the right to notify , in the name of such Pledgor, the Persons obligated on any of the Pledged Collateral to make payment to Secured Party of any amounts due or to become due thereon; (iv) the right to release, surrender or exchange any of the Pledged Collateral at any time, or to compromise any dispute with respect to the same, (v) the right to exercise all management rights with respect to such Issuer, (vi) in the case of any Pledged Collateral consisting of a general partner interest in a partnership, the right to exercise all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable Issuer, and (vii) in the case of any Pledged Collateral consisting of the membership/limited liability company interests of a managing member in a limited liability company, the right to exercise all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable Issuer.  Secured Party may proceed against the Pledged Collateral, or any other collateral securing the Obligations, in any order, and against such Pledgor and any other obligor (including, without limitation, the Borrowers, jointly and/or severally), in any order to satisfy the Obligations.  To the extent permitted by Applicable Law, each Pledgor waives and releases any right to require Secured Party to first collect any of the Obligations secured hereby from any other collateral of Pledgors or any other party (including, without limitation, the Borrowers) securing the Obligations under any theory of marshalling of assets, or otherwise.  All rights and remedies of Secured Party are cumulative, not alternative.

VI.Each Pledgor hereby irrevocably appoints Secured Party,  Secured Party’s nominee, or any other Person whom the Secured Party may designate, as Pledgors’ attorney-in-fact, subject to the terms hereof, during the continuance of an Event of Default under the Credit Agreement at Secured Party’s option: (i) to effectuate the transfer of the Pledged Collateral on

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the books of the issuer thereof to the name of Secured Party or to the name of Secured Party’s nominee, designee or assignee; (ii) to endorse and collect checks , notes, drafts, money orders and other forms of payment or security payable to such Pledgor representing distributions or other payments on the Pledged Collateral; (iii) to demand, collect, receive and sue for any and all sums or properties which may become due or payable in respect of the Pledged Collateral of such Pledgor with full power to settle, adjust or compromise any claim thereunder as fully as such Pledgor could do itself; and (iv) to carry out the terms and provisions hereof. Each Pledgor hereby ratifies and approves all acts of such attorney-in-fact made in accordance with this Agreement and agrees that such attorney-in-fact will not be liable for any such acts, omissions, errors of judgment or mistakes of law or fact other than by such Person’s bad faith, gross negligence or willful misconduct.

VII.The proceeds of any Pledged Collateral received by Secured Party at any time during the continuance of an Event of Default, whether from the sale of Pledged Collateral or otherwise, may be applied to or on account of the Obligations in accordance with the Credit Agreement.  In addition, Secured Party may, in its discretion, apply any such proceeds to or on account of the payment of all reasonable costs, fees and expenses (including, without limitation, reasonable attorneys’ fees) which may be incurred by Secured Party to the extent so provided in the Credit Agreement.

VIII.Each Pledgor recognizes that Secured Party may be unable to effect, or may effect only after such delay which would adversely affect the value that might be realized from the Pledged Collateral, a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (“Securities Act”) and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor agrees that any such private sale may be at prices and on terms less favorable to Secured Party or the seller than if sold at public sales, and therefore recognizes and confirms that such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they were made privately.  Each Pledgor agrees that Secured Party has no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.

IX.In the event that any reclassification, readjustment or other change is made or declared in the capital structure of any entity listed on Schedule I attached hereto or Pledgor acquires or in any other manner receives additional Equity Interests in any such entity, or any option included within the Pledged Collateral is exercised, any and all new, substituted or additional Equity Interests, or other securities, issued by reason of any such change or exercise, shall be delivered to and held by Secured Party under the terms hereof in the same manner as the Pledged Collateral originally pledged hereunder; provided, however, that with respect to any entity listed on Schedule I attached hereto that is a Foreign Subsidiary, the Pledged Collateral shall not in any case represent more than 66% (or such greater percentage that, due to a change in Applicable Law after the date hereof, (x) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Pledgor and (y) could not reasonably be expected to cause any material adverse tax consequences) of such Equity Interests in such entity.  No distribution on account of Pledged Collateral may be paid to or retained by Pledgor unless expressly permitted in the Credit Agreement.

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X.So long as no Event of Default has occurred and is continuing under the Credit Agreement, and, until Secured Party notifies Pledgors in writing of its intent to exercise its rights hereunder, each Pledgor shall retain the sole right to vote the Pledged Collateral and exercise all rights of ownership with respect to all corporate or company questions for all purposes not inconsistent with the terms hereof.

XI.Secured Party shall have no obligation to take any steps to preserve, protect or defend the rights of Pledgors or Secured Party in the Pledged Collateral against other parties.  Secured Party shall have no obligation to sell or otherwise deal with the Pledged Collateral at any time for any reason, whether or not upon request of a Pledgor, and whether or not the value of the Pledged Collateral, in the opinion of Secured Party or such Pledgor, is more or less than the aggregate amount of the Obligations secured hereby, and any such refusal or inaction by Secured Party shall not be deemed a breach of any duty which Secured Party may have under law to preserve the Pledged Collateral.  Except as provided by Applicable Law, no duty, obligation or responsibility of any kind is intended to be delegated to or assumed by Secured Party at any time with respect to the Pledged Collateral.

XII.To the extent Secured Party is required by law to give a Pledgor prior notice of any public or private sale, or other disposition of the Pledged Collateral, such Pledgor agrees that ten (10) Business Days prior written notice to such Pledgor shall be a commercially reasonable and sufficient notice of such sale or other intended disposition.  Each Pledgor further recognizes and agrees that if the Pledged Collateral, or a portion thereof, threatens to decline speedily in value or is of a type customarily sold on a recognized market, Pledgor shall not be entitled to any prior notice of sale or other intended disposition. Each Pledgor agrees that, in connection with any sale or other disposition of the Pledged Collateral, Secured Party may, at Secured Party’s option, disclaim any and all warranties regarding the Pledged Collateral and that any such disclaimer shall constitute commercially reasonable conduct on the part of Secured Party.

XIII.Each Pledgor shall defend, protect, indemnify, pay and save harmless Secured Party and its officers, directors, Affiliates, attorneys, employees, and agents in accordance with Section 16.5 of the Credit Agreement, which Section is incorporated herein in its entirety by reference, mutatis mutandis.

XIV.For purposes hereof, to the extent permitted by Applicable Law, each Pledgor hereby waives notice of (a) acceptance of this Agreement, (b) the existence and incurrence from time to time of any Obligations under the Credit Agreement, (c) the existence of any Event of Default, the making of demand, or the taking of any action by Secured Party under the Credit Agreement and (d) demand and default hereunder.

XV.To the extent permitted by Applicable Law, each Pledgor hereby consents and agrees that Secured Party may at any time or from time to time pursuant to the Credit Agreement (a) extend or change the time of payment and/or the manner, place or terms of payment of any and all Obligations, (b) supplement, amend, restate, supersede, or replace the Credit Agreement or any Other Documents, (c) renew, extend, modify, increase or decrease loans and extensions of credit under the Credit Agreement, (d) modify the terms and conditions under which loans and extensions of credit may be made under the Credit Agreement, (e) settle, compromise or grant releases for any Obligations and/or any person or persons liable for payment of any Obligations, (f) exchange, release, surrender, sell, subordinate or compromise any collateral of any party now or hereafter securing any of the Obligations and (g) apply any and all payments received from

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any source by Secured Party at any time against the Obligations in accordance with the Credit Agreement; all of the foregoing in such manner and upon such terms as Secured Party may determine and without notice to or further consent from Pledgor and without impairing or modifying the terms and conditions of this Agreement which shall remain in full force and effect.

XVI.This Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (a) any delay in making demand on any Pledgor or  Borrower for, or delay in enforcing or failure to enforce, performance or payment of the Obligations or such Pledgor’s obligations hereunder, (b) any failure, neglect or omission on Secured Party’s part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Pledgors or any other party securing the Obligations, (c) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any Person or Persons (including any Borrower or any Pledgor) or in any property, (d) the invalidity or unenforceability of any Obligations or rights in any Collateral under the Credit Agreement, (e) the existence or nonexistence of any defenses which may be available to Borrowers, or any of them, with respect to the Obligations other than payment in full, (f) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against any Borrower, or (g) any acceptance by Secured Party of any other security for guaranty upon any of the Obligations.

XVII.Each Pledgor covenants and agrees that such Pledgor shall not, without the prior written consent of Secured Party, sell, encumber or grant any lien, security interest or option on or with respect to any of the Pledged Collateral unless and to the extent permitted by the Credit Agreement.

XVIII.Each Pledgor hereby authorizes and instructs each issuer of the Pledged Collateral to comply with any instruction received by it from Secured Party in writing that states that an Event of Default has occurred and is continuing and without any other or further instructions from such Pledgor, and such Pledgor agrees that each such issuer shall be fully protected in so complying.

XIX.Unless Pledgor and a Non-Corporate Issuer comply with Section 3(j)(y), each Pledgor covenants and agrees that such Pledgor shall not permit any Non-Corporate Issuer to either (a) adopt any amendments or modifications to any of its certificate or articles of organization, partnership agreement, operating agreement or any other entity governance document or any other document governing or evidencing the membership interests or equity interests issued by such Non-Corporate Issuer (or any other part of the Pledged Collateral related thereto) to provide that such membership interests or equity interest (or any other part of the Pledged Collateral related thereto) shall be “securities” as governed by and defined in Article 8 of the UCC or (b) issue any certificates to evidence the membership interests or equity interests issued by any such Non-Corporate Issuer (or any other part of the Pledged Collateral related thereto).

XX.Any failure of or delay by Secured Party to exercise any right or remedy hereunder shall not be construed as a waiver of the right to exercise the same or any other right or remedy at any other time.

XXI.This Agreement together with the Credit Agreement and the Other Documents constitutes the entire agreement between the parties hereto regarding the subject matter hereof and may be modified only by a written instrument signed by each Pledgor and Secured Party.

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XXII.This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.  Any judicial proceeding brought by or against Pledgors with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of Michigan, United States of America, and, by execution and delivery of this Agreement, each Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Each Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to such Pledgor at its address set forth in the preamble above and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Secured Party’s option, by service upon Borrowing Agent which each Pledgor irrevocably appoints as Pledgors’ agent for the purpose of accepting service within the State of Michigan.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Secured Party or any Lender to bring proceedings against Pledgors in the courts of any other jurisdiction.  Each Pledgor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Each Pledgor waives the right to remove any judicial proceeding brought against such Pledgor in any state court to any federal court.  Any judicial proceeding by a Pledgor against Secured Party or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in, or whose district encompasses and includes, the County of Macomb, State of Michigan.

XXIII.All communications which Secured Party may provide to each Pledgor herein shall be sent to such Pledgor at the address set forth in the preamble above, and will be delivered in the same fashion as required by Section 16.6 of the Credit Agreement.

XXIV.This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

XXV.TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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XXVI.This Agreement may be executed in original counterparts each of which counterpart shall be deemed an original document but all of which counterparts together shall constitute the same agreement.  Execution and delivery via facsimile or PDF shall bind the parties.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, this Collateral Pledge Agreement has been executed and delivered as of the date first set forth above.

UNIVERSAL LOGISTICS HOLDINGS, INC.

By:
Name:
Title:

MASON DIXON INTERMODAL, INC.

By:
Name:
Title:

FORE TRANSPORTATION, INC.

By:
Name:
Title:

LINC LOGISTICS, LLC

By:
Name:
Title:

LINC OF MICHIGAN, LLC

By:
Name:
Title:

DIVERSIFIED CONTRACT SERVICES, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO COLLATERAL PLEDGE AGREEMENT]

UTSI FINANCE, INC.

By:
Name:
Title:

SOUTHERN COUNTIES EXPRESS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO COLLATERAL PLEDGE AGREEMENT]

SCHEDULE I

Pledged Collateral

The following Pledged Collateral is hereby pledged by each Pledgor to Secured Party pursuant to the Collateral Pledge Agreement to which this Schedule is attached:

Pledged Shares

Name of Entity	State of Incorporation	Certificate No. of Shares to be Pledged	Number of Shares Pledged	Percentage of Shares Pledged	Number of Shares Issued and Outstanding	Class of Shares

Pledged Membership Interests

Name of Entity	State of Formation	Certificate No. of Units to be Pledged	Number of Units Pledged	Percentage of Interests Pledged	Number of Units Issued and Outstanding	Class of Units

[Schedule I to Collateral Pledge Agreement]

074658.18056/109966529v.5

EXHIBIT A

Pledge Instruction

BY THIS PLEDGE INSTRUCTION, dated as of the [__] day of August, 2018, [____________________], a _________________ corporation (“Pledgor”), hereby instructs _________________, a _________________ (the “Company”), to register a pledge and security interest in, of and to all of Pledgor’s right, title and interest in the Equity Interests of the Company now and hereafter owned by Pledgor and pledged (“Interests”) in favor of PNC Bank, National Association, as agent for the benefit of lenders (“Secured Party”) in accordance with that certain Collateral Pledge Agreement dated as of August [__], 2018 by Pledgor in favor of Secured Party.

Pledge Instructions.  The Company is hereby instructed by Pledgor to register all of Pledgor’s right, title and interest in and to all of Pledgor’s Interests as subject to a pledge and security interest in favor of Secured Party who, upon such registration of pledge, shall become a registered pledgee of the Interests with all rights incident thereto.

Acknowledgment of Registration Statement.  The Company is hereby instructed by Pledgor to promptly inform Secured Party of the registration of the pledge by sending an Acknowledgment of Registration Statement, substantially in the form of Exhibit B attached hereto, to Secured Party at the address of Secured Party set forth in that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of August [__], 2018, among Universal Logistics Holdings, Inc., a corporation organized under the laws of the State of Michigan (“Holdings”), Universal Truckload, Inc., a corporation organized under the laws of the State of Delaware (“UTI”), Universal Dedicated, Inc., a corporation organized under the laws of the State of Michigan (“UDI”), Mason Dixon Intermodal, Inc. (dba Universal Intermodal Services, Inc.), a corporation organized under the laws of the State of Michigan (“Mason Dixon”), Logistics Insight Corp., a corporation organized under the laws of the State of Michigan (“Logistics”), Universal Logistics Solutions International, Inc., a corporation organized under the laws of the State of Illinois (“Solutions”), Universal Specialized, Inc., a corporation organized under the laws of the State of Michigan (“Specialized”), Cavalry Logistics, LLC, a limited liability company organized under the laws of the State of Tennessee (“Cavalry”), Universal Management Services, Inc., a corporation organized under the laws of the State of Michigan (“Management Services”), Fore Transportation Inc., a corporation organized under the laws of the State of Illinois (“Fore Transportation”), Fore Transport, Inc., a corporation organized under the laws of the State of Illinois (“Fore Transport”), 4 Cargo LLC, a limited liability company organized under the laws of the State of Illinois (“4 Cargo”), Southern Counties Express, Inc., a corporation organized under the laws of the State of California (“Southern Counties Inc.”), and Aquarius Financial, Inc., a limited liability company organized under the laws of the State of California (“Aquarius” and, together with Holdings, UTI, UDI, Mason Dixon, Logistics, Solutions, Specialized, Calvary, Management Services, Fore Transportation, Fore Transport, 4 Cargo, Southern Counties Inc., and each Person joined thereto as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), each Person party thereto as a guarantor from time to time (collectively, the “Guarantors”, and each a “Guarantor”), the financial institutions party thereto as lenders and Secured Party, as agent for the benefit of Lenders and as a Lender (as amended, restated, supplemented, or replaced from time to time, the “Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the same meanings assigned to such terms in the Credit Agreement.

Warranties of Pledgor.  Pledgor hereby represents and warrants to Secured Party that Pledgor is (i) an appropriate Person to originate this instruction, and (ii) entitled to effect the instruction here given.

[signature page follows]

(Exhibit A to Collateral Pledge Agreement)

IN WITNESS WHEREOF, Pledgor has caused this Pledge Instruction to be duly executed and delivered as of the date first above written.

[__________________]

By:
Name:
Title:

(Pledge Instruction)

EXHIBIT B

Acknowledgment of Registration Statement

THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ISSUANCE.  DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT.  THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

PNC Bank, National Association

__________________

__________________

On the [__] day of August, 2018, the undersigned (the “Company”), caused the pledge of the Interests (as defined in Exhibit A of that certain Collateral Pledge Agreement dated as of the date hereof and executed by Pledgor in favor of PNC Bank, National Association (“Secured Party”) in the Company, which as of the date hereof is ___% of the total outstanding Equity Interests of the Company, pledged by [_________________] (the “Pledgor”), in favor of Secured Party, to be registered on the books and records of the Company.  There are no other liens, restrictions or adverse claims to which the interests identified herein are, or may be subject, as of the date hereof except to the extent permitted by that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of August [__], 2018 among Universal Logistics Holdings, Inc., a corporation organized under the laws of the State of Michigan (“Holdings”), Universal Truckload, Inc., a corporation organized under the laws of the State of Delaware (“UTI”), Universal Dedicated, Inc., a corporation organized under the laws of the State of Michigan (“UDI”), Mason Dixon Intermodal, Inc. (dba Universal Intermodal Services, Inc.), a corporation organized under the laws of the State of Michigan (“Mason Dixon”), Logistics Insight Corp., a corporation organized under the laws of the State of Michigan (“Logistics”), Universal Logistics Solutions International, Inc., a corporation organized under the laws of the State of Illinois (“Solutions”), Universal Specialized, Inc., a corporation organized under the laws of the State of Michigan (“Specialized”), Cavalry Logistics, LLC, a limited liability company organized under the laws of the State of Tennessee (“Cavalry”), Universal Management Services, Inc., a corporation organized under the laws of the State of Michigan (“Management Services”), Fore Transportation Inc., a corporation organized under the laws of the State of Illinois (“Fore Transportation”), Fore Transport, Inc., a corporation organized under the laws of the State of Illinois (“Fore Transport”), 4 Cargo LLC, a limited liability company organized under the laws of the State of Illinois (“4 Cargo”), Southern Counties Express, Inc., a corporation organized under the laws of the State of California (“Southern Counties Inc.”), and Aquarius Financial, Inc., a limited liability company organized under the laws of the State of California (“Aquarius” and, together with Holdings, UTI, UDI, Mason Dixon, Logistics, Solutions, Specialized, Calvary, Management Services, Fore Transportation, Fore Transport, 4 Cargo, Southern Counties Inc., and each Person joined thereto as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), each Person party thereto as a guarantor from time to time (collectively, the “Guarantors”, and each a “Guarantor”), the financial institutions party thereto from time to time as lenders (the “Lenders”) and Secured Party, as agent for the benefit of the Lenders and as a Lender.

[signature page follows]

(Exhibit B to Collateral Pledge Agreement)

The Company hereby agrees that it will comply with instructions originated by Secured Party, in accordance with that certain Collateral Pledge Agreement dated as of August [__], 2018 executed by Pledgor in favor of Secured Party, without further consent by or from Pledgor.

[__________________]

By:
Name:
Title:

EXHIBIT 2.1(a)

FORM OF AMENDED AND RESTATED REVOLVING CREDIT NOTE

$150,000,000	Date:___________ ___, 20__

This Amended and Restated Revolving Credit Note (this "Note") is executed and delivered under and pursuant to the terms of that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated the date hereof (as amended, restated, supplemented or modified from time to time, the "Credit Agreement"), by and among Universal Logistics Holdings, Inc., Universal Truckload, Inc., Universal Dedicated, Inc., Mason Dixon Intermodal, Inc., Logistics Insight Corp., Universal Logistics Solutions International, Inc., Universal Specialized, Inc., Cavalry Logistics, LLC, Universal Management Services, Inc., Fore Transportation Inc., Fore Transport, Inc., 4 Cargo LLC, Southern Counties Express, Inc., and Aquarius Financial Inc. (collectively the “Borrowers” and each a “Borrower”), each Person party thereto as a guarantor from time to time (collectively, the “Guarantors”, and each a “Guarantor”), PNC Bank, National Association ("PNC"), as a Revolving Lender and as a Term Loan Lender, Steel City Capital Funding, a division of PNC (“SCCF”), as a Term Loan Lender, the other financial institutions which are now or which hereafter become a party thereto as Revolving Lenders or Term Loan Lenders (collectively with Revolving Lenders and Term Loan Lenders, the “Lenders” and each, individually, a “Lender”) and PNC, as agent for the Lenders (PNC, in such capacity, the “Agent”).  Capitalized terms not otherwise defined herein shall have the meanings provided in the Credit Agreement.

FOR VALUE RECEIVED, Borrowers hereby jointly and severally promise to pay to the order of PNC Bank, National Association, at the office of Agent located at 1900 East Ninth Street, 9th Floor, Cleveland, Ohio 44114, or at such other place as Agent may from time to time designate to the Borrowers in writing:

(i)the principal sum of ONE HUNDRED FIFTY MILLION and 00/100 Dollars ($150,000,000) or, if different from such amount, the unpaid principal balance of PNC Bank, National Association's Commitment Percentage of the Revolving Advances as may be due and owing under the Credit Agreement, payable in accordance with the provisions of the Credit Agreement and subject to acceleration upon the occurrence of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof; and

(ii)interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Revolving Interest Rate in accordance with the provisions of the Credit Agreement.  In no event, however, shall interest exceed the maximum interest rate permitted by law.  Upon and after the occurrence of an Event of Default, and during the continuance thereof, at the option of Agent or at the direction of Required Lenders, interest shall be payable at the Default Rate.

This Note is one of the Notes referred to in the Credit Agreement and is secured by the Liens granted pursuant to the Credit Agreement and the Other Documents, is entitled to the benefits of the Credit Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Credit Agreement.

If an Event of Default under Section 10.7 of the Credit Agreement shall occur, then this Note shall become immediately due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.  If any other Event of Default shall occur under the Credit Agreement or any of the Other Documents, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be construed and enforced in accordance with the laws of the State of Michigan.

To the extent permitted by applicable law, each Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Credit Agreement.

Lender may at any time pledge all or any portion of its rights under the Credit Agreement or any of the Other Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. § 341.  No such pledge or enforcement thereof shall release Lender from its obligations under the Credit Agreement or any of the Other Documents.

WAIVER OF TRIAL BY JURY.  THE UNDERSIGNED HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND THE UNDERSIGNED WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS NOTE, THE CREDIT AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

This Note amends, restates and replaces, but does not extinguish the obligations under or constitute a novation of, that certain Revolving Credit Note dated December 23, 2015 executed by Universal Truckload, Inc., Universal Dedicated, Inc., Mason Dixon Intermodal, Inc., Logistics Insight Corp., Universal Logistics Solutions International, Inc., Universal Specialized, Inc., Cavalry Logistics, LLC, and Universal Management Services, Inc., in favor of Agent in the original principal amount of $120,000,000 (the “Existing Note”).  All obligations under the Existing Note shall continue as obligations under this Note.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned hereby executed this Note on the date set forth above.

UNIVERSAL LOGISTICS HOLDINGS, INC.

By:
Name:
Title:

UNIVERSAL TRUCKLOAD, INC.

By:
Name:
Title:

UNIVERSAL DEDICATED, INC.

By:
Name:
Title:

MASON DIXON INTERMODAL, INC.

By:
Name:
Title:

LOGISTICS INSIGHT CORP.

By:
Name:
Title:

UNIVERSAL LOGISTICS SOLUTIONS INTERNATIONAL, INC.

By:
Name:
Title:

UNIVERSAL SPECIALIZED, INC.

By:
Name:
Title:

CAVALRY LOGISTICS, LLC

By:
Name:
Title:

UNIVERSAL MANAGEMENT SERVICES, INC.

By:
Name:
Title:

FORE TRANSPORTATION, INC.

By:
Name:
Title:

FORE TRANSPORT, INC.

By:
Name:
Title:

4 CARGO LLC

By:
Name:
Title:

SOUTHERN COUNTIES EXPRESS, INC.

By:
Name:
Title:

AQUARIUS FINANCIAL, INC.

By:
Name:
Title:

EXHIBIT 2.3

FORM OF TERM NOTE

$30,000,000	Date:___________ ___, 20__

This Term Note (this "Note") is executed and delivered under and pursuant to the terms of that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated the date hereof (as amended, restated, supplemented or modified from time to time, the "Credit Agreement"), by and among Universal Logistics Holdings, Inc., Universal Truckload, Inc., Universal Dedicated, Inc., Mason Dixon Intermodal, Inc., Logistics Insight Corp., Universal Logistics Solutions International, Inc., Universal Specialized, Inc., Cavalry Logistics, LLC, Universal Management Services, Inc., Fore Transportation Inc., Fore Transport, Inc., 4 Cargo LLC, Southern Counties Express, Inc., and Aquarius Financial Inc. (collectively the “Borrowers” and each a “Borrower”), each Person party thereto as a guarantor from time to time (collectively, the “Guarantors”, and each a “Guarantor”), PNC Bank, National Association ("PNC"), as a Revolving Lender and as a Term Loan Lender, Steel City Capital Funding, a division of PNC (“SCCF”), as a Term Loan Lender, the other financial institutions which are now or which hereafter become a party thereto as Revolving Lenders or Term Loan Lenders (collectively with Revolving Lenders and Term Loan Lenders, the “Lenders” and each, individually, a “Lender”) and PNC, as agent for the Lenders (PNC, in such capacity, the “Agent”).  Capitalized terms not otherwise defined herein shall have the meanings provided in the Credit Agreement.

FOR VALUE RECEIVED, Borrowers hereby jointly and severally promise to pay to the order of Steel City Capital Funding, at the office of Agent located at 1900 East Ninth Street, 9th Floor, Cleveland, Ohio 44114, or at such other place as Agent may from time to time designate to the Borrowers in writing:

(i)the principal sum of THIRTY MILLION and 00/100 Dollars ($30,000,000) or, if different from such amount, the unpaid principal balance of Steel City Capital Funding's Commitment Percentage of the Term Loan as may be due and owing under the Credit Agreement, payable in accordance with the provisions of the Credit Agreement and subject to acceleration upon the occurrence of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof; and

(ii)interest payable in cash on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Alternative Base Rate or LIBOR Rate in accordance with the provisions of the Credit Agreement.  In no event, however, shall interest exceed the maximum interest rate permitted by law.  Upon and after the occurrence of an Event of Default, and during the continuance thereof, at the option of Agent or at the direction of Required Lenders, interest shall be payable at the Default Rate.

(iii)interest payable in kind which shall accrue daily at a rate equal to two (2%) per annum and shall be compounded monthly on an amount equal to the sum of (x) the aggregate principal amount of the Term Loan as of the last day of the preceding month and (y) the aggregate sum of all PIK Interest accrued from the Closing Date through and including the last day of such month.

This Note is one of the Notes referred to in the Credit Agreement and is secured by the Liens granted pursuant to the Credit Agreement and the Other Documents, is entitled to the benefits of the Credit Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Credit Agreement.

If an Event of Default under Section 10.7 of the Credit Agreement shall occur, then this Note shall become immediately due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.  If any other Event of Default shall occur under the Credit Agreement or any of the Other Documents, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be construed and enforced in accordance with the laws of the State of Michigan.

To the extent permitted by applicable law, each Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Credit Agreement.

Lender may at any time pledge all or any portion of its rights under the Credit Agreement or any of the Other Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. § 341.  No such pledge or enforcement thereof shall release Lender from its obligations under the Credit Agreement or any of the Other Documents.

WAIVER OF TRIAL BY JURY.  THE UNDERSIGNED HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND THE UNDERSIGNED WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS NOTE, THE CREDIT AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned hereby executed this Note on the date set forth above.

UNIVERSAL LOGISTICS HOLDINGS, INC.

By:
Name:
Title:

UNIVERSAL TRUCKLOAD, INC.

By:
Name:
Title:

UNIVERSAL DEDICATED, INC.

By:
Name:
Title:

MASON DIXON INTERMODAL, INC.

By:
Name:
Title:

LOGISTICS INSIGHT CORP.

By:
Name:
Title:

UNIVERSAL LOGISTICS SOLUTIONS INTERNATIONAL, INC.

By:
Name:
Title:

UNIVERSAL SPECIALIZED, INC.

By:
Name:
Title:

CAVALRY LOGISTICS, LLC

By:
Name:
Title:

UNIVERSAL MANAGEMENT SERVICES, INC.

By:
Name:
Title:

FORE TRANSPORTATION, INC.

By:
Name:
Title:

FORE TRANSPORT, INC.

By:
Name:
Title:

4 CARGO LLC

By:
Name:
Title:

SOUTHERN COUNTIES EXPRESS, INC.

By:
Name:
Title:

AQUARIUS FINANCIAL, INC.

By:
Name:
Title:

EXHIBIT 2.4(a)

FORM OF AMENDED AND RESTATED SWING LOAN NOTE

$15,000,000	Date:___________ ___, 20__

This Amended and Restated Swing Loan Note (this "Note") is executed and delivered under and pursuant to the terms of that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated the date hereof (as amended, restated, supplemented or modified from time to time, the "Credit Agreement"), by and among Universal Logistics Holdings, Inc., Universal Truckload, Inc., Universal Dedicated, Inc., Mason Dixon Intermodal, Inc., Logistics Insight Corp., Universal Logistics Solutions International, Inc., Universal Specialized, Inc., Cavalry Logistics, LLC, Universal Management Services, Inc., Fore Transportation Inc., Fore Transport, Inc., 4 Cargo LLC, Southern Counties Express, Inc., and Aquarius Financial Inc. (collectively the “Borrowers” and each a “Borrower”), each Person party thereto as a guarantor from time to time (collectively, the “Guarantors”, and each a “Guarantor”), PNC Bank, National Association ("PNC"), as a Revolving Lender and as a Term Loan Lender, Steel City Capital Funding, a division of PNC (“SCCF”), as a Term Loan Lender, the other financial institutions which are now or which hereafter become a party thereto as Revolving Lenders or Term Loan Lenders (collectively with Revolving Lenders and Term Loan Lenders, the “Lenders” and each, individually, a “Lender”) and PNC, as agent for the Lenders (PNC, in such capacity, the “Agent”).  Capitalized terms not otherwise defined herein shall have the meanings provided in the Credit Agreement.

FOR VALUE RECEIVED, Borrowers hereby jointly and severally promise to pay to the order of PNC Bank, National Association, at the office of Agent located at 1900 East Ninth Street, 9th Floor, Cleveland, Ohio 44114, or at such other place as Agent may from time to time designate to the Borrowers in writing:

(i)the principal sum of FIFTEEN MILLION and 00/100 Dollars ($15,000,000) or, if different from such amount, the unpaid principal balance of PNC Bank, National Association's Commitment Percentage of the Revolving Advances as may be due and owing under the Credit Agreement, payable in accordance with the provisions of the Credit Agreement and subject to acceleration upon the occurrence of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof; and

(ii)interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Revolving Interest Rate for Domestic Rate Loans in accordance with the provisions of the Credit Agreement.  In no event, however, shall interest exceed the maximum interest rate permitted by law.  Upon and after the occurrence of an Event of Default, and during the continuance thereof, at the option of Agent or at the direction of Required Lenders, interest shall be payable at the Default Rate.

This Note is the Swing Line Note as defined in the Credit Agreement and is secured by the Liens granted pursuant to the Credit Agreement and the Other Documents, is entitled to the benefits of the Credit Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Credit Agreement.

If an Event of Default under Section 10.7 of the Credit Agreement shall occur, then this Note shall become immediately due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.  If any other Event of Default shall occur under the Credit Agreement or any of the Other Documents, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be construed and enforced in accordance with the laws of the State of Michigan.

To the extent permitted by applicable law, each Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Credit Agreement.

Lender may at any time pledge all or any portion of its rights under the Credit Agreement or any of the Other Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. § 341.  No such pledge or enforcement thereof shall release Lender from its obligations under the Credit Agreement or any of the Other Documents.

WAIVER OF TRIAL BY JURY.  THE UNDERSIGNED HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND THE UNDERSIGNED WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS NOTE, THE CREDIT AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

This Note amends, restates and replaces, but does not extinguish the obligations under or constitute a novation of, that certain Swing Line Note dated December 23, 2015 executed by Universal Truckload, Inc., Universal Dedicated, Inc., Mason Dixon Intermodal, Inc., Logistics Insight Corp., Universal Logistics Solutions International, Inc., Universal Specialized, Inc., Cavalry Logistics, LLC, and Universal Management Services, Inc., in favor of Agent in the original principal amount of $10,200,000 (the “Existing Note”).  All obligations under the Existing Note shall continue as obligations under this Note.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned hereby executed this Note on the date set forth above.

UNIVERSAL LOGISTICS HOLDINGS, INC.

By:
Name:
Title:

UNIVERSAL TRUCKLOAD, INC.

By:
Name:
Title:

UNIVERSAL DEDICATED, INC.

By:
Name:
Title:

MASON DIXON INTERMODAL, INC.

By:
Name:
Title:

LOGISTICS INSIGHT CORP.

By:
Name:
Title:

UNIVERSAL LOGISTICS SOLUTIONS INTERNATIONAL, INC.

By:
Name:
Title:

UNIVERSAL SPECIALIZED, INC.

By:
Name:
Title:

CAVALRY LOGISTICS, LLC

By:
Name:
Title:

UNIVERSAL MANAGEMENT SERVICES, INC.

By:
Name:
Title:

FORE TRANSPORTATION, INC.

By:
Name:
Title:

FORE TRANSPORT, INC.

By:
Name:
Title:

4 CARGO LLC

By:
Name:
Title:

SOUTHERN COUNTIES EXPRESS, INC.

By:
Name:
Title:

AQUARIUS FINANCIAL, INC.

By:
Name:
Title:

EXHIBIT 2.24

FORM OF LENDER JOINDER AGREEMENT

This LENDER JOINDER AGREEMENT (this “Agreement”), dated as of              , 20___, to the Credit Agreement (as defined below) is by and among the party identified as “New Lender” on the signature pages hereto (the “New Lender”), Universal Logistics Holdings, Inc., Universal Truckload, Inc., Universal Dedicated, Inc., Mason Dixon Intermodal, Inc., Logistics Insight Corp., Universal Logistics Solutions International, Inc., Universal Specialized, Inc., Cavalry Logistics, LLC, Universal Management Services, Inc., Fore Transportation Inc., Fore Transport, Inc., 4 Cargo LLC, Southern Counties Express, Inc., and Aquarius Financial, Inc. (collectively the “Borrowers” and each a “Borrower”), each Person party thereto as a guarantor from time to time (collectively, the “Guarantors”, and each a “Guarantor”), PNC Bank, National Association ("PNC"), as a Revolving Lender and as a Term Loan Lender, Steel City Capital Funding, a division of PNC (“SCCF”), as a Term Loan Lender, the other financial institutions which are now or which hereafter become a party thereto as Revolving Lenders or Term Loan Lenders (collectively with Revolving Lenders and Term Loan Lenders, the “Lenders” and each, individually, a “Lender”) and PNC, as agent for the Lenders (PNC, in such capacity, the “Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Lenders party thereto and the Agent entered into that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of August [__], 2018 (as amended and modified from time to time, the "Credit Agreement");

WHEREAS, the Borrowers have requested that the Revolving Commitments be increased by $_____________ such that the Maximum Revolving Advance Amount will be $________________;

WHEREAS, the New Lender has agreed to provide a Revolving Commitment on the terms and conditions set forth herein and to become a Lender under the Credit Agreement in connection therewith.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.New Lender hereby agrees to provide a Revolving Commitment in the amount set forth opposite such New Lender's name on Annex A hereto and the initial Revolving Commitment Amount of such New Lender shall be as set forth therein.

2.New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is a Person to which assignments are permitted under Section 16.3 of the Credit Agreement, (iii) from and after the date of this Agreement, it shall be bound by the provisions of the Credit Agreement as a Revolving Lender thereunder and shall have the obligations of a Revolving Lender thereunder, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.7, 9.8, or 9.9 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, (v) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and (vi) if it is a Foreign Lender, it has delivered any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (b) agrees that (i) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3.The Borrowers agree that, as of the date hereof, New Lender shall (a) be a party to the Credit Agreement and the other Loan Documents, (b) be a "Revolving Lender" for all purposes of the Credit Agreement and the other Loan Documents, and (c) have the rights and obligations of a Revolving Lender under the Credit Agreement and the other Loan Documents.

4.The applicable address, facsimile number and electronic mail address of the New Lender for purposes of Section 16.6 of the Credit Agreement are as set forth in the New Lender's Administrative Questionnaire delivered by the New Lender to the Agent on or before the date hereof or to such other address, facsimile number and electronic mail address as shall be designated by the New Lender in a notice to the Agent.

5.This Agreement shall become effective as of the date set forth above upon satisfaction of the following conditions precedent:

(a)The Agent shall have received counterparts of this Agreement duly executed by the Borrowers, the New Lender and Agent.

(b)The Agent shall have received all fees and other amounts required to be paid on or prior to the date of this Agreement.

6.This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by facsimile or other secure electronic format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

7.This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Michigan.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

[NEW LENDER]

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

UNIVERSAL LOGISTICS HOLDINGS, INC.

By:
Name:
Title:

UNIVERSAL TRUCKLOAD, INC.

By:
Name:
Title:

UNIVERSAL DEDICATED, INC.

By:
Name:
Title:

MASON DIXON INTERMODAL, INC.

By:
Name:
Title:

LOGISTICS INSIGHT CORP.

By:
Name:
Title:

UNIVERSAL LOGISTICS SOLUTIONS INTERNATIONAL, INC.

By:
Name:
Title:

UNIVERSAL SPECIALIZED, INC.

By:
Name:
Title:

CAVALRY LOGISTICS, LLC

By:
Name:
Title:

UNIVERSAL MANAGEMENT SERVICES, INC.

By:
Name:
Title:

FORE TRANSPORTATION, INC.

By:
Name:
Title:

FORE TRANSPORT, INC.

By:
Name:
Title:

4 CARGO LLC

By:
Name:
Title:

SOUTHERN COUNTIES EXPRESS, INC.

By:
Name:
Title:

AQUARIUS FINANCIAL, INC.

By:
Name:
Title:

EXHIBIT 5.5(b)

FINANCIAL PROJECTIONS

EXHIBIT 8.1(d)

FORM OF FINANCIAL CONDITION CERTIFICATE

Each of the undersigned, being first duly sworn on oath, hereby makes the certifications set forth below, as of _____________, 20___, in their respective capacities as authorized officers of Universal Logistics Holdings, Inc., Universal Truckload, Inc., Universal Dedicated, Inc., Mason Dixon Intermodal, Inc., Logistics Insight Corp., Universal Logistics Solutions International, Inc., Universal Specialized, Inc., Cavalry Logistics, LLC, Universal Management Services, Inc., Fore Transportation, Inc., Fore Transport, Inc., 4 Cargo LLC, Southern Counties Express, Inc., or Aquarius Financial, Inc., as applicable (collectively the “Borrowers” and each a “Borrower”), as specified on the signature page hereto:

1.I am the duly elected, qualified and acting Chief Financial Officer or Treasurer of the applicable Borrower as specified on the signature page hereto.  Such Borrower is a corporation or limited liability company, as the case may be, duly organized, existing and in good standing under the laws of the State of its incorporation or organization, as the case may be.

2.I am fully familiar with all of the business and financial affairs of such Borrower, including, without limiting the generality of the foregoing, all of the matters hereinafter described.

3.This Certificate is made and delivered to PNC BANK, NATIONAL ASSOCIATION (“PNC”), each of the other financial institutions (together with PNC, collectively, the “Lenders”) named in or which hereafter become a party to the Credit Agreement (as hereinafter defined) and PNC, as agent for Lenders (in such capacity, “Agent”) pursuant to the terms of an Amended and Restated Revolving Credit, Term Loan and Security Agreement among Borrowers, Guarantors, Agent and Lenders (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), for the purpose of inducing Agent and Lenders, now and from time to time hereafter, to advance monies and extend credit and other financial accommodations to Borrowers pursuant to the Credit Agreement (the Credit Agreement, together with all notes, security agreements, mortgages, agreements, guarantees, instruments and documents heretofore now and from time to time hereafter executed by Borrowers and delivered to Agent and/or any Lender, collectively, the “Loan Documents”).  I understand that you are relying on this Certificate.  All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

4.I have reviewed the following and am fully familiar with the process pursuant to which they were generated:

A.	Balance Sheet of Universal Logistics Holdings, Inc., and its consolidated Subsidiaries attached hereto as Exhibit A (the “Balance Sheet”).
B.	Cash Flow Projections for the Borrowers attached hereto as Exhibit B (“Projections”).

The Balance Sheet is accurate, complete and correct and fairly reflects in all material respects the assets, liabilities and financial condition of Borrowers as of the date prepared.  The Projections are based on underlying assumptions which provide a reasonable basis for the

Projections and which reflect the Borrowers’ judgment, based on present circumstances, of the most likely set of conditions and the Borrowers’ most likely course of action for the period projected (it being acknowledged by Agent and Lenders that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results).  The Projections demonstrate that Borrowers will have sufficient cash flow to enable it to pay their debts as they mature.

5.Immediately following the execution of the Loan Documents and the consummation of the transactions contemplated in connection therewith, the assets of Loan Parties (taken as a whole) at a fair valuation and at their present fair saleable value, will be in excess of the total amount of the liabilities of the Loan Parties (take as a whole), the Loan Parties (taken as a whole) will be able to pay their debts as they become due and the Loan Parties (taken as a whole) will not have unreasonably small capital in order to carry on their businesses.3

6.The Loan Documents were and will be executed and delivered by Borrowers to Agent and Lenders in good faith and in exchange for reasonably equivalent value and fair consideration.

7.I have reviewed the relevant terms of the Loan Documents and have made or have caused to be made under my supervision a review of the transactions and conditions of Borrowers from the beginning of the accounting period covered by the documents set forth in Paragraph 4 hereof to the date of this Certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes or would constitute a Default or Event of Default.

(Remainder of page intentionally left blank)

[3]	Deleted language not required by Section 5.8(a).

UNIVERSAL LOGISTICS HOLDINGS, INC.

By:
Name:
Title:

UNIVERSAL TRUCKLOAD, INC.

By:
Name:
Title:

UNIVERSAL DEDICATED, INC.

By:
Name:
Title:

MASON DIXON INTERMODAL, INC.

By:
Name:
Title:

LOGISTICS INSIGHT CORP.

By:
Name:
Title:

UNIVERSAL LOGISTICS SOLUTIONS INTERNATIONAL, INC.

By:
Name:
Title:

UNIVERSAL SPECIALIZED, INC.

By:
Name:
Title:

CAVALRY LOGISTICS, LLC

By:
Name:
Title:

UNIVERSAL MANAGEMENT SERVICES, INC.

By:
Name:
Title:

FORE TRANSPORTATION, INC.

By:
Name:
Title:

FORE TRANSPORT, INC.

By:
Name:
Title:

4 CARGO LLC

By:
Name:
Title:

SOUTHERN COUNTIES EXPRESS, INC.

By:
Name:
Title:

AQUARIUS FINANCIAL, INC.

By:
Name:
Title:

EXHIBIT A

BALANCE SHEET

EXHIBIT B

PROJECTIONS

EXHIBIT 16.3

FORM OF COMMITMENT TRANSFER SUPPLEMENT

COMMITMENT TRANSFER SUPPLEMENT, dated as of ______________ __, 201_, among ________________ (the "Transferor Lender"), each Purchasing Lender executing this Commitment Transfer Supplement (each, a "Purchasing Lender"), and PNC Bank, National Association ("PNC") as agent for the Lenders (as defined below) under the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, in accordance with Section 16.3 of the Amended and Restated Revolving Credit, Term Loan and Security Agreement dated August [__], 2018 (as from time to time further amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement") among Universal Logistics Holdings, Inc., Universal Truckload, Inc., Universal Dedicated, Inc., Mason Dixon Intermodal, Inc., Logistics Insight Corp., Universal Logistics Solutions International, Inc., Universal Specialized, Inc., Cavalry Logistics, LLC, Universal Management Services, Inc., Fore Transportation Inc., Fore Transport, Inc., 4 Cargo LLC, Southern Counties Express, Inc., and Aquarius Financial, Inc. (collectively the “Borrowers” and each a “Borrower”), each Person party thereto as a guarantor from time to time (collectively, the “Guarantors”, and each a “Guarantor”), PNC Bank, National Association ("PNC"), as a Revolving Lender and as a Term Loan Lender, Steel City Capital Funding, a division of PNC (“SCCF”), as a Term Loan Lender, the other financial institutions which are now or which hereafter become a party thereto as Revolving Lenders or Term Loan Lenders (collectively with Revolving Lenders and Term Loan Lenders, the “Lenders” and each, individually, a “Lender”) and PNC, as agent for the Lenders (PNC, in such capacity, the “Agent”), this Commitment Transfer Supplement is being executed and delivered by the Transferor Lender and each Purchasing Lender, and consented to by Agent [and Borrowing Agent]4 in accordance with Section 16.3 of the Credit Agreement;

WHEREAS, each Purchasing Lender wishes to become a Revolving Lender party to the Credit Agreement; and

WHEREAS, the Transferor Lender is selling and assigning to each Purchasing Lender, rights, obligations and commitments under the Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.All capitalized terms used herein which are not defined shall have the meanings given to them in the Credit Agreement,

2.Upon receipt by Agent of four (4) counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I, and each of which has been executed by the Transferor Lender and Agent, Agent will transmit to Transferor Lender and each Purchasing Lender a Transfer Effective Notice, substantially in the form of Schedule II to

[4]	If required by the terms of the Credit Agreement.

this Commitment Transfer Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall not be earlier than the first (1st) Business Day following the date such Transfer Effective Notice is received. From and after the Transfer Effective Date, each Purchasing Lender shall be a Lender party to the Credit Agreement for all purposes thereof.

3.At or before 12:00 Noon (________, ________ time) on the Transfer Effective Date each Purchasing Lender shall pay to Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between Transferor Lender and such Purchasing Lender (the "Purchase Price"), of the portion of the Revolving Advances being purchased by such Purchasing Lender (such Purchasing Lender's "Purchased Percentage") of the outstanding Revolving Advances and other amounts owing to the Transferor Lender under the Credit Agreement and the Other Documents. Effective upon receipt by Transferor Lender of the Purchase Price from a Purchasing Lender, Transferor Lender hereby irrevocably sells assigns and transfers to such Purchasing Lender, without recourse, representation or warranty, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from Transferor Lender, such Purchasing Lender's Purchased Percentage of the Revolving Advances and other amounts owing to the Transferor Lender under the Credit Agreement and the Other Documents together with all instruments, documents and collateral security pertaining thereto.

4.Transferor Lender has made arrangements with each Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by Transferor Lender to such Purchasing Lender of any fees heretofore received by Transferor Lender pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Lender to Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Credit Agreement from and after the Transfer Effective Date.

5.(a)  All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of Transferor Lender pursuant to the Credit Agreement and the Other Documents with regard to the Revolving Advances shall, instead, be payable to or for the account of Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

 (b)  All interest, fees and other amounts that would otherwise accrue for the account of Transferor Lender from and after the Transfer Effective Date pursuant to the Credit Agreement and the Other Documents with regard to the Revolving Advances shall, instead, accrue for the account of, and be payable to, Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts with regard to the Revolving Advances accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Lender, Transferor Lender and each Purchasing Lender will make appropriate arrangements for payment by Transferor Lender to such Purchasing Lender of such amount upon receipt thereof from the Borrowers.

6.Concurrently with the execution and delivery hereof, Transferor Lender will provide to each Purchasing Lender conformed copies of the Credit Agreement and all related documents delivered to Transferor Lender.

7.Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

8.By executing and delivering this Commitment Transfer Supplement, Transferor Lender and each Purchasing Lender confirm to and agree with each other and Agent and Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Other Documents or any other instrument or document furnished pursuant thereto; (ii) Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Loan Parties or the performance or observance by Loan Parties of any of their Obligations under the Credit Agreement, the Other Documents or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Lender confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Lender will, independently and without reliance upon Agent, Transferor Lender or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Lender appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof; (vi) each Purchasing Lender agrees that it will perform all of its respective obligations as set forth in the Credit Agreement to be performed by each as a Lender; and (vii) each Purchasing Lender represents and warrants to Transferor Lender, Lenders, Agent and the Borrowers that it is either (x) entitled to the benefits of an income tax treaty with the United States of America that provides for an exemption from the United States withholding tax on interest and other payments made by Loan Parties under the Credit Agreement and the Other Documents or (y) is engaged in trade or business within the United States of America.

9.Schedule I hereto sets forth the revised Commitment Percentages of Transferor Lender and the Commitment Percentage of each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

10.This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of Michigan.

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IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed and delivered by their respective duly authorized officers on the date set forth above.

as Transferor Lender

By:
Name:
Title:

as a Purchasing Lender

By:
Name:
Title:

Consented to as of the date set forth above:

PNC BANK, NATIONAL ASSOCIATION as Agent

By:
Name:
Title:

[UNIVERSAL MANAGEMENT SERVICES, INC.
as Borrowing Agent

By:
Name:
Title:	][5]

[5]	If required by the terms of the Credit Agreement.

SCHEDULE I TO COMMITMENT TRANSFER SUPPLEMENT

LIST OF OFFICES, ADDRESSES FOR NOTICES AND COMMITMENT AMOUNTS

(Transferor Lender)	Revised Revolving Commitment Amount	$

	Revised Revolving Commitment Percentage		%

(Purchasing Lender)	Revolving Commitment Amount	$

	Revolving Commitment Percentage		%

Purchasing Lender's Address for Notices

Attention:
Telephone:
Telecopier:

SCHEDULE II TO COMMITMENT TRANSFER SUPPLEMENT

(Form of Transfer Effective Notice)

To:  ___________________________________________, as Transferor Lender and ________________________________, as Purchasing Lender:

The undersigned, as Agent under the Amended and Restate Revolving Credit, Term Loan and Security Agreement dated August [__], 2018 (as from time to time further amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement") among Universal Logistics Holdings, Inc., Universal Truckload, Inc., Universal Dedicated, Inc., Mason Dixon Intermodal, Inc., Logistics Insight Corp., Universal Logistics Solutions International, Inc., Universal Specialized, Inc., Cavalry Logistics, LLC, Universal Management Services, Inc., Fore Transportation Inc., Fore Transport, Inc., 4 Cargo LLC, Southern Counties Express, Inc., and Aquarius Financial, Inc. (collectively the “Borrowers” and each a “Borrower”),the Guarantors party thereto, PNC Bank, National Association ("PNC") and various other financial institutions from time to time (PNC and such other financial institutions are each, a "Lender" and collectively, the "Lenders"), and PNC, as administrative and collateral agent for the Lenders (in such capacity, the "Agent"), acknowledges receipt of four (4) executed counterparts of a completed Commitment Transfer Supplement in the form attached hereto. [Note: Attach copy of Commitment Transfer Supplement].  Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be ___________ ___, 201_.

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PNC BANK, NATIONAL ASSOCIATION
as Agent

By:
Name:
Title:

ACCEPTED FOR RECORDATION
IN REGISTER:

EXHIBIT 16.4

FORM OF DOVER AGREEMENT

(see attached)